The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Internet Disclosure Items for the Notice of the 116th Annual General Meeting of Shareholders

[Business Report]

Matters Regarding Rights to Subscribe for New Shares, etc. of the Bank

Systems to Ensure Proper Business Activities

[Financial Statements]

Statement of Changes in Equity

Notes to the Non-Consolidated Financial Statements

[Consolidated Financial Statements]

Consolidated Statement of Changes in Equity

Notes to the Consolidated Financial Statements

[Reference Documents for the General Meeting of Shareholders (regarding Proposal 2)]

The following matters from Proposal 2 “Approval of Share Transfer Plan With The Aichi Bank, Ltd.”

・	Matters regarding The Aichi Bank, Ltd. Rights to Subscribe for New Shares
・	Systems to Ensure Proper Business Activities by The Aichi Bank, Ltd.
・	Statement of Changes in Equity of The Aichi Bank, Ltd.
・	Notes to the Non-Consolidated Financial Statements of The Aichi Bank, Ltd.
・	Consolidated Statement of Changes in Equity of The Aichi Bank, Ltd.
・	Notes to the Consolidated Financial Statements of The Aichi Bank, Ltd.

(from April 1, 2021 to March 31, 2022)

The Chukyo Bank, Limited

The above matters are available to shareholders online at the Bank’s website (https://www.chukyo-bank.co.jp/ir/meeting/) pursuant to laws and regulations, as well as Article 15 of the Bank’s Articles of Incorporation.

On pages 1 through 49, “the Bank” refers to The Chukyo Bank. On pages 51 through 122, “the Bank” refers to The Aichi Bank.

Matters Regarding Rights to Subscribe for New Shares, etc. of the Bank

(1)	Rights to Subscribe for New Shares of the Bank held by officers of the Bank as of the last day of the fiscal year

	Summary of the content of Rights to Subscribe for New Shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding outside directors)

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 1 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 31, 2013

(iii)  Number of rights to subscribe for new shares

38 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares (Note)

3,800 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From August 1, 2013 to July 31, 2043

(vi)   Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

2

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 2 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 30, 2014

(iii)  Number of rights to subscribe for new shares

37 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares (Note)

3,700 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From July 31, 2014 to July 30, 2044

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

2

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 3 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 30, 2015

(iii)  Number of rights to subscribe for new shares

51 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares (Note)

5,100 shares of Bank common stock

(v)    Exercise period for rights to subscribe for new shares

From July 31, 2015 to July 30, 2045

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

3

	Summary of the content of Rights to Subscribe for New Shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding outside directors)

(i)   Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 4 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 27, 2016

(iii)  Number of rights to subscribe for new shares

61 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares (Note)

6,100 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From July 28, 2016 to July 27, 2046

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

4

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 5 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 26, 2017

(iii)  Number of rights to subscribe for new shares

70 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares

7,000 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From July 27, 2017 to July 26, 2047

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

4

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 6 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

August 1, 2018

(iii)  Number of rights to subscribe for new shares

78 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares

7,800 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From August 2, 2018 to August 1, 2048

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

4

	Summary of the content of Rights to Subscribe for New Shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding outside directors)

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 7 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 31, 2019

(iii)  Number of rights to subscribe for new shares

104 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares

10,400 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From August 1, 2019 to July 31, 2049

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

5

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 8 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 29, 2020

(iii)  Number of rights to subscribe for new shares

161 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares

16,100 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From July 30, 2020 to July 29, 2050

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

6

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 9 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 28, 2021

(iii)  Number of rights to subscribe for new shares

283 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares

28,300 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From July 29, 2021 to July 28, 2051

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

6
Audit & Supervisory Board Members	－	－
(Note)	Disclosed as equivalent number of shares after consolidation through the reverse stock split as of October 1, 2016 (ratio of 1 share of stock for 10 shares of stock).

(2)	Rights to subscribe for new shares, etc. of the Bank delivered to employees, etc. during the fiscal year

	Summary of the content of Rights to Subscribe for New Shares, etc.	Number of persons delivered rights to subscribe for new shares, etc.
Employees Executive Officers of the Bank

(i)    Name of rights to subscribe for new shares

The Chukyo Bank, Limited Series 9 Rights to Subscribe for New Shares

(ii)   Allocation date for rights to subscribe for new shares

July 28, 2021

(iii)  Number of rights to subscribe for new shares

127 rights

(iv)  Class and number of shares underlying the rights to subscribe for new shares

12,700 shares of Bank common stock

(v)   Exercise period for rights to subscribe for new shares

From July 29, 2021 to July 28, 2051

(vi)  Exercise price

One yen per share

(vii) Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

5
Company officers and employees of subsidiaries and subsidiary corporations, etc.	－	－

Systems to Ensure Proper Business Activities

<Summary of Systems to Ensure Proper Business Activities>

Pursuant to the Companies Act and the Regulations for Enforcement of the Companies Act, the Bank has set forth a “Basic Policy for the Establishment of an Internal Control System” through a resolution of the Board of Directors, and has put in place systems to ensure proper business activities.

(1)	Systems to ensure that the execution of duties of directors complies with laws and regulations and the Articles of Incorporation
a.	The Bank sets forth its corporate values in its management vision, holds compliance with laws and regulations, etc. to be the most fundamental stance for its business activities, sets the code of conduct as the guiding principles of the activities of officers and employees, indicates that there must be strict compliance with laws, regulations, and rules, and ensures thorough awareness such that all officers and employees act in accordance with the management vision and code of conduct.
b.	In addition to our management vision and code of conduct, the Board of Directors prepares a Compliance Manual: Officer and Employee Code of Conduct, as a model for conduct requiring compliance by officers and employees, and a Compliance Manual: Banking Operations Edition, covering matters requiring compliance in business operations, set forth various types of basic rules regarding business operations, and endeavor to establish compliance with laws and regulations, etc. through their practical operation.
c.	Each term, the Board of Directors formulates a specific plan for the execution of various measures relating to compliance as a compliance program, follows up on it by receiving progress and achievement status reports, and endeavors to put it into practice and make it take root through a thorough understanding of compliance.
d.	In order to fulfill their duty of care of a prudent manager and duty of loyalty in the course of the execution of their duties, each director is responsible for decision-making at the Board of Directors and for supervising the execution of business, and by setting these as rules at meetings of the Board of Directors, each director has an awareness thereof.

(2)	Customer protection, etc. management systems
a.	The Bank always takes a customer-based approach, and conducts customer protection, etc. management in order to obtain the satisfaction and support of customers.
b.	Based on its management vision and code of conduct, the Bank formulates a customer protection, etc. management policy as a basic policy to protect customers and improve customer convenience.
c.	Customer protection, etc. management basically comes under the following items, and the Bank conducts customer protection, etc. management by formulating and promulgating various rules, etc.
(a)	Customer explanation management
(b)	Customer support, etc. management
(c)	Customer information management
(d)	Conflict of interest management
(e)	Outsourcing management

(3)	Systems regarding retention and management of information related to the execution of directors’ duties
a.	The retention and management of the following documents regarding the execution of directors’ duties and other material information is strictly implemented as stipulated in the Articles of Incorporation, the rules of the Board of Directors, various rules regarding the operation of key boards and committees, and various rules regarding document management, etc.
(a)	Minutes of general meetings of shareholders and related materials
(b)	Minutes of meetings of the Board of Directors and related materials
(c)	Minutes of meetings of the Executive Committee and related materials
(d)	Records of the proceedings of other important meetings and related materials
(e)	Other management approval documents containing decision-making by directors and related materials
b.	The Internal Audit Department verifies that the retention and management of material information is conducted in accordance with the provisions of various rules and reports the results to the Board of Directors.

(4)	Rules and other systems related to management of the risk of loss
a.	In order to manage the risk of loss, the Board of Directors has responsibility and authority regarding the implementation of risk management systems, sets the fundamental approach for the various types of risk arising from bank operations and the responsible departments, management systems, and specific management methods, etc. for each risk type, and these are set forth in rules.
b.	In order to have an understanding and appropriate control of the risks arising from their respective operations, the Board of Director sets the departments responsible for each type of risk and implements a system where it receives reports on the status of risks and the status of risk management.
c.	The Board of Directors formulates risk management policies and specific measures as an implementation plan semi-annually, and along with promotion of the plan, endeavors to enhance risk control and management and upgrade systems by periodically evaluating their implementation status.
d.	In order to gain a comprehensive understanding of and manage each type of risk, the Bank has established dedicated departments to comprehensively manage risk, and established the Comprehensive Risk Management Committee and the ALM Committee to implement a system whereby the risk management activities of each department are discussed cross-sectionally across all departments.
e.	The Internal Audit Department verifies whether risk controls are functioning effectively, such as whether all risk management operations are operating in accordance with various rules and the annual risk management implementation plan, and reports the results to the Board of Directors.
f.	The Bank defines the following as a crisis: if operations are significantly delayed or suspended for a long time due to factors such as a natural disaster, system failure, administrative accidents, data leaks, or rumors, or in cases where there is a significant loss of confidence and the possibility of the Bank’s ongoing existence as a company being endangered increases. During ordinary times, the Bank keeps a crisis management system where it prepares in advance a basic response framework, assessment criteria, and emergency response authority and set alternative measures and procedures for business continuity for each factor as necessary.

(5)	Systems to ensure that the execution of duties of directors is performed efficiently
a.	In order to ensure that the execution of duties of directors is performed efficiently, the Board of Directors delegates its responsibilities and authority pursuant to the rules of the Board of Directors and other rules. Of these, the Executive Committee has responsibility and authority with respect to prior deliberation of important matters to be determined by the Board of Directors and the execution of duties pursuant to basic policies determined by the Board of Directors, and ensures swift decision-making and execution of duties by means such as meeting once a week in principle.

b.	The Board of Directors sets delegation of responsibility and authority in accordance with the division of duties and administrative assignment of directors, and the content of their respective duties, clearly defining responsibilities and ensuring a system supervising the execution of duties, and strives to ensure duties are performed efficiently.
c.	The Board of Directors selects executive officers and delegates the Representative Director’s authority for the execution of duties to executive officers, thereby establishing a system under which the execution of duties is in accordance with management policies and management strategies.
d.	The Bank determines the division of duties in its organizational structure, as well as the content of duties, and responsibility and authority in the division of duties, in order for directors, executive officers, and employees to execute duties efficiently, and endeavors to clearly define responsibilities for the execution of duties.

(6)	Systems to ensure that the execution of duties of employees complies with laws and regulations and the Articles of Incorporation
a.	The Bank sets compliance with laws and regulations, etc. in its management vision, code of conduct, and compliance manuals, and implements a system that conforms to laws, regulations, and the Articles of Incorporation by carrying out management of operations pursuant to various rules that are stipulated.
b.	In addition to putting in place an organizational structure in order to carry out integrated management of compliance, the Bank appoints compliance officers as the personnel responsible for performing compliance duties and compliance managers in charge of promoting specific measures in each department and each branch.
c.	Management and each department hold meetings cross-sectionally across all departments to discuss responses, etc. regarding compliance, evaluate promotion management and progress of measures raised in the compliance program, promote initiatives for the implementation and establishment of compliance, and report the status thereof to management.
d.	Each and every officer and employee participates in group training and workplace training in order to foster a sense of ethics, gain knowledge of operations, and cause compliance to take root, and the Bank enhances the education and training framework, such as by incorporating compliance education (external tests and distance learning) into promotion requirements.
e.	In order to prevent incidents such as violations of laws, ordinances, or the Articles of Incorporation before they happen, the Bank establishes checks and balances at each department and branch, has verification conducted by the Internal Audit Department, and thoroughly manages personnel through personnel rotation, as well as preventing misconduct by creating a whistle-blower system, and creating systems aimed at self-remediation and reform within the organization.

(7)	Systems to ensure proper business activities in the business group comprising the Bank and group companies
a.	Each company making up the Chukyo Bank group has a Board of Directors and Auditor to ensure that mutual supervision of operational decision-making and the execution of duties is carried out properly.
b.	In order to ensure that the management of business conforms with laws, regulations, and the Articles of Incorporation at each company making up the Chukyo Bank group, each group company has rules setting forth the basic matters of their common compliance system, and to ensure that management is carried out at each company based on the group’s common principles and management policy, the fundamental approach to management and administration and management methods are set, important business decisions for each company are managed by the Bank, and the Bank has established a system whereby it receives timely reports on the status of operations from each company.

c.	The Bank has formulated rules so that it is aware of the risks inherent in the operations of each company making up the Chukyo Bank group and in order to perform appropriate risk control, the responsible department of the Bank is clearly defined for each type of risk, reports are received on the status of risk management, and the Bank has established a system to provide appropriate directions, advice, and supervision so that the operations of group companies are carried out appropriately and efficiently.
d.	The Bank’s Internal Audit Department enters into agreements regarding auditing with each company making up the Chukyo Bank group, carries out audits to the extent that they do not breach laws or regulations, etc., and reports the results of audits to the Bank’s Board of Directors. The Internal Audit Department strives to implement audit methods and accumulate knowhow in order to appropriately audit and inspect the operations of each company.

(8)	Systems for the exclusion of antisocial forces
a.	The Bank sets forth its “Basic Policy on Antisocial Forces” based on its unwavering, resolute stance against antisocial forces that threaten the order and safety of civil society.
b.	The Bank strives to collect information on antisocial forces, and in close cooperation with sales branches and departments, and based on the creation of a liaison system with outside expert agencies, the Bank strives to prevent transactions with antisocial forces and puts in place a system that prevents such relationships.
(a)	The Bank has established a response supervision department, and this department conducts centralized control and management of matters relating to antisocial forces, directs and support the responses of each department and branch, and provides appropriate reports to management when it becomes aware of material issues relating to management. The Bank also appoints an “Improper Claims Prevention Officer” at each branch.
(b)	In terms of coordinating with outside expert agencies, the Bank is registered with the Aichi Prefecture Business Protection Strategy Council (aichiken kigyo boei taisaku kyogikai) and collects and exchange necessary information.
(c)	The response supervision department collectively manages information obtained by the Bank in an antisocial force database.
(d)	The Bank includes the basic policy on antisocial forces in the Compliance Manual, and ensures thorough awareness of it in the management of operations.
(e)	The Bank incorporates antisocial forces responses into the compliance curriculum, conducts training, etc., and strives to promulgate it.
(f)	The Bank includes Reponses to financial crimes in the Compliance Manual and strives to prevent financial crimes such as money laundering and the financing of terrorist activities.
c.	The Bank ensures the safety of officers and employees responding to improper claims from antisocial forces.
(9)	Matters relating to employees assisting the duties of Audit & Supervisory Board Members at the request of Audit & Supervisory Board Members
a.	If Audit & Supervisory Board Members request the appointment of employees to assist their duties, such employees will be appointed. When making such appointment, the Bank will obtain the opinion of the Auditor regarding the specific details (number of employees, work experience, work knowledge, skills, affiliation) and take such opinion into full consideration.

(10)	Matters regarding the independence from Directors of the employees in the preceding subparagraph
a.	When appointing or transferring employees assisting the duties of Audit & Supervisory Board Members, the Bank will obtain the opinion of the Auditor and take such opinion into full consideration.
b.	Such employees shall execute their duties pursuant to the directions of Audit & Supervisory Board Members, and the Bank will obtain and respect the opinion of the Auditor board when evaluating employee performance.

(11)	Systems for Directors and employees to report to Audit & Supervisory Board Members and other systems relating to reports to Audit & Supervisory Board Members
a.	The Board of Directors sets forth rules stipulating matters to be reported to Audit & Supervisory Board Members, and the Bank implements a system for appropriate reporting to Audit & Supervisory Board Members of Director decision-making and the status of the execution of duties.
b.	If an audit is necessary, Audit & Supervisory Board Members may require any department or sales branch to directly report the status of business operations of such department, etc., and all Directors, Executive Officers, General Managers, and sales branch managers appropriately report to Audit & Supervisory Board Members when requested by Audit & Supervisory Board Members.
c.	The Board of Directors implements a system where matters resolved or reported at the Board of Directors and important meetings, etc. (including matters consultation or reported from subsidiaries) are appropriately reported to Audit & Supervisory Board Members.
d.	The Bank sets a report recipient, etc. for the whistle-blower system, and the status of reports and the details of reported matters (including matters reported by officers or employees of the Bank’s subsidiaries) are reported to Audit & Supervisory Board Members by the report recipient, etc.
e.	Employees, etc. are prohibited from being treated disadvantageously due to making a report to Audit & Supervisory Board Members, including reports using the whistle-blower system.

(12)	Policy regarding expenses or obligations incurred with respect to the execution of duties of Audit & Supervisory Board Members
a.	Expenses or obligations necessary for the execution of duties of Audit & Supervisory Board Members are paid and otherwise processed in accordance with the requests of Audit & Supervisory Board Members.

(13)	Other systems to ensure that auditing by Audit & Supervisory Board Members will be conducted effectively
a.	Discussions are held in advance with the Auditor board when determining the appointment of Audit & Supervisory Board Members proposed at the general meeting of shareholders.
b.	The Board of Directors implements a system whereby Audit & Supervisory Board Members attend meetings of the Board of Directors as well as important meetings, etc. such as the Executive Committee and the Comprehensive Risk Management Committee and can obtain an understanding of the status of the execution of duties of Directors, Executive Officers, and General Managers and the like. Therefore, the Board of Directors sets forth provisions regarding attendance by Audit & Supervisory Board Members in various rules stipulating the operation of important meetings, etc.
c.	The Representative Director has regular meetings with Audit & Supervisory Board Members and exchanges opinions regarding issues to be addressed by the Bank, the implementation status of an audit environment for Audit & Supervisory Board Members, and important audit issues, etc.

d.	When requested by Audit & Supervisory Board Members, the Internal Audit Department cooperates in audits, and also provides information to Audit & Supervisory Board Members on the implementation status of internal audits and the execution of duties and management status at each operating department, and cooperates to improve the effectiveness of audits by Audit & Supervisory Board Members.

<Summary of Operation of Systems to Ensure Proper Business Activities>

The summary operating status of systems to ensure proper business activities is as follows.

(1)	Systems to ensure that the execution of duties of directors complies with laws and regulations and the Articles of Incorporation and are performed efficiently

Meetings of the Board of Directors are held once a month, and as necessary. In the current fiscal year, the company has held 12 ordinary Board of Directors meetings. Additionally, the Executive Committee, the decision-making body under the rules of the Board of Directors, has held 63 meetings, and the Compliance Executive Committee has held 12 meetings. Duties of directors are clearly defined in the rules of the Board of Directors, and regular reports are made to the Board of Directors on the status of Directors’ execution of duties.

(2)	Risk management system

The Bank has established a Comprehensive Risk Management Committee for the purpose of deliberating material matters regarding policy and system-implementation for the promotion of comprehensive risk management. The committee has held 12 meetings.

Additionally, in order to comprehensively manage various risks, the Bank has established dedicated departments, defined the responsible department managing each type of risk, and conducts management corresponding to the characteristics of respective risks.

The status of all risks is also regularly reported to the Board of Directors and Executive Committee so that management can grasp the risk status and make quick decisions.

(3)	Compliance systems

The Bank formulates its management vision and code of conduct and promulgates a thorough understanding thereof so that all officers and employees act in accordance with such management vision and code of conduct.

The Bank has established a department to collectively manage compliance, is engaged in initiatives to promote compliance, such as creating a compliance program and conducting training, and the Board of Directors receives reports on the status of compliance with laws and regulations, etc. Additionally, the Bank has established the Compliance Executive Committee under the umbrella of the Compliance Promotion Committee for the purpose of deliberating material matters regarding policy and system-system implementation for the promotion of compliance, and has established a system to deliberate material matters regarding compliance. The Compliance Executive Committee and the Compliance Promotion Committee have both held 12 meetings.

In addition, the Bank has also established a whistle-blower system, including an external hotline, in order to gain an early understanding of compliance issues and drive remedial measures through the exercise of self-remediation capabilities.

(4)	Other systems for ensuring proper business activities in the Bank’s group

The Bank has set forth various rules stipulating basic matters regarding the common compliance position of all group companies in order to ensure that each company making up the Chukyo Bank group conduct business operations in accordance with laws, regulations, and the Articles of Incorporation.

Additionally, the Bank manages material business decisions at each company, and has implemented a system to receive timely reports regarding the status of operations from each company. The Chukyo Bank group’s Management-Labor Committee has held two meetings.

(5)	Ensuring, etc. that audits by Audit & Supervisory Board Members are performed effectively

Audit & Supervisory Board Members stated their opinions at 16 out of 16 meetings of the Board of Directors, held 4 meetings with the Representative Director, and have exchanged opinions regarding management policies and issues facing the Bank, etc. Additionally, the Standing Audit & Supervisory Board Member attended key meetings including of the Executive Committee, endeavored to gain an understanding of circumstances within the Bank, stated opinions as necessary, and received advance or after the fact explanations or reports regarding the details of agenda proposals or the content of deliberations.

Audit & Supervisory Board Members coordinated with the Financial Auditor and Internal Audit Department, including by holding 26 liaison meetings with the Internal Audit Department, holding 13 meetings with the Financial Auditor, and holding 2 tri-party liaison meetings with the Financial Auditor and Internal Audit Department, and endeavored to ensure the effectiveness of audits.

116th fiscal year	(	From April 1, 2021 to March 31, 2022)	Statements of Changes in Equity

(Millions of Yen)

	Shareholders’ Equity
	Stated capital	Capital Surplus		Retained Earnings					Treasury Shares	Shareholders’ Equity Total
		Capital reserves	Total capital surplus	Retained earnings reserves	Other retained earnings			Total retained earnings
					Reserve for tax purpose reduction entry of non-current assets	General reserve	Retained earnings brought forward
Balance at beginning of period	31,844	23,184	23,184	3,509	107	11,000	18,919	33,535	(78)	88,486
Change of items during period
Issuance of new shares	35	35	35							70
Dividends of surplus				173			(1,043)	(869)		(869)
Net income							4,246	4,246		4,246
Provision to reserve for advanced depreciation of non-current assets					277		(277)	－		－
Reversal of reserve for advanced depreciation of non-current assets					(44)		44	－		－
Purchase of treasury shares									(2)	(2)
Disposal of treasury shares							(13)	(13)	68	54
Reversal of revaluation reserve for land							542	542		542
Net changes in items other than shareholders’ equity
Total changes during period	35	35	35	173	233	－	3,499	3,906	66	4,042
Balance at end of period	31,879	23,219	23,219	3,683	340	11,000	22,418	37,441	(11)	92,528

	Valuation and translation adjustments				Rights to subscribe for new shares	Total equitys
	Net unrealized gain on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Total valuation and translation adjustments
Balance at beginning of period	14,392	(650)	5,407	19,148	299	107,934
Change of items during period
Issuance of new shares						70
Dividends of surplus						(869)
Net income						4,246
Provision to reserve for advanced depreciation of non-current assets						－
Reversal of reserve for advanced depreciation of non-current assets						－
Purchase of treasury shares						(2)
Disposal of treasury shares						54
Reversal of revaluation reserve for land						542
Net changes in items other than shareholders’ equity	(6,283)	1,123	(542)	(5,702)	(68)	(5,770)
Total changes during period	(6,283)	1,123	(542)	(5,702)	(68)	(1,727)
Balance at end of period	8,109	472	4,864	13,446	230	106,206

Notes to the Non-Consolidated Financial Statements

*Stated monetary amounts are rounded down to the nearest million yen.

Significant accounting policies

1.      Valuation basis and valuation method for securities

The valuation of securities is carried out using the cost method on a rolling average basis in the case of shares of subsidiaries or subsidiary companies, and the fair value method (COGS is calculated on a rolling average.) in the case of available-for-sale securities. However, in the case of shares, etc. that do not have a market price it is carried out using the cost method on a rolling average basis.

Valuation differences on available-for-sale securities are included inequity.

2.      Valuation standards and valuation methods for derivatives

Valuation of derivative transactions is carried out using the fair value method.

3.      Depreciation method for non-current assets

(1)	Tangible fixed assets (excluding leased assets)

Tangible fixed assets are depreciated using the declining balance method (straight-line method for buildings (excluding ancillary equipment) acquired on or after April 1, 1998, and for ancillary equipment and structures acquired on or after April 1, 2016).

The principal useful life is as follows:

Buildings: 7–50 years

Other: 3-20 years

(2)	Intangible non-current assets (excluding leased assets)

Intangible non-current assets are depreciated using the straight-line method. Software used by the company is depreciated based on the usable period in the bank (up to eight years).

(3)	Leased assets

Leased assets in “tangible fixed assets” and “intangible fixed assets” pertaining to finance lease transactions not involving ownership transfer are amortized using the straight-line method, with the lease term as the useful life of the assets. For the residual value, the residual value guarantee is used for leasing agreements with residual value guarantees, and zero is used for all others.

4.      Standards for translating foreign currency assets and liabilities into Japanese currency

Foreign currency-denominated assets and liabilities are predominantly converted into yen using the exchange rate on the closing date.

5.      Allowance recording standards

(1)	Allowance for loan losses

The Bank records reserves for possible loan losses based on predetermined write-off and allowance standards, as shown below.

(i)	Claims pertaining to borrowers (failed borrowers) whose business is legally or formally failing, such as bankruptcy or special liquidation, and debtors substantially under the same circumstances (substantially failed borrowers) are recorded by recording the balance after deducting the anticipated disposal amount of security and the anticipated amount recoverable from guarantees from the amount of the claim.
(ii)	With respect to claims pertaining to borrowers where there is not currently business failure, but it is recognized that there is a strong possibility that their business will fail going forward (borrowers at risk of failure), for claims against major borrowers with a credit amount in excess of a certain amount for which the cash flow for collection of the principle and receipt of interest can be reasonably estimated, the allowance for loan losses is recorded as the difference between the amount calculated by discounting such cash flow by the original agreed interest rate and the book value of the claim (cash flow estimation method). Claims against other borrowers are predominantly recorded by deducting the anticipated disposal amount of security and the anticipated amount recoverable from guarantees from the amount of the claim and recording the expected amount of loss on the balance thereof for the following three year period. The amount of loss is calculated based on the average loan loss rate based on loan losses for three years, for a certain period in the past, and the allowance for loan losses is recorded using an anticipated loan loss rate calculated by making revisions based on forecasts to such amount.
(iii)	Of borrowers where issues arise regarding the loan conditions or repayment performance and business is weak or unstable and future management needs to be monitored (borrowers requiring monitoring), borrowers for whom all or part of the claims are claims requiring management (restructured loans and claims in arrears for three months or more) (borrowers requiring management) that are major borrowers with a credit amount exceeding a certain amount for which the cash flow for collection of the principle and receipt of interest can be reasonably estimated, the allowance for loan losses is recorded using the cash flow estimation method.

(iv)	Claims against borrowers requiring management other than in (iii) above are recorded using the anticipated amount of loss for the following three year period, and claims against borrowers requiring monitoring and borrowers recognized to have well performing business and no particular financial issues (ordinary borrowers) are recorded using the anticipated loss for the next one year period. The anticipated loan loss amount is calculated by finding the average loan loss rate based on loan losses for three years or one year, for a certain period in the past, and the allowance for loan losses is recorded using an anticipated loan loss rate calculated by making revisions based on forecasts to such amount.
(v)	For all claims, sales-related departments perform asset assessments based on the self-assessment standards for the asset, and, after verification of the assessment results by an asset assessment department independent from the sales-related department, an asset audit department audits the assessment results.

Changes to accounting estimates

The Bank records the general allowance for loan losses regarding claims against ordinary borrowers and other borrowers requiring monitoring by estimating the anticipated loss amount for the following one year period. The loan loss rate is calculated based on the average loan loss rate based on loan losses for the anticipated amount of losses for one year, for a certain period in the past, and the allowance for loan losses is recorded using an anticipated loan loss rate calculated by making revisions based on forecasts to such amount.

With respect to the method of revising the anticipated loan loss rate based on forecasts, because it has become possible to reflect anticipated macroeconomic indices in the current fiscal year, we have adopted such method.

Specifically, we forecast macroeconomic indices that have a high correlation with the probability of loan losses occurring, and use the mathematical function calculated from the correlation between macroeconomic indices and loan losses to find the anticipated loss rate from the macroeconomic indices forecast value. We then compare such anticipated loss rate with the loan loss rate during a certain period in the past, and if necessary, we reflect in the anticipated loss amount the difference between the amounts calculated on each of these respectively.

As explained in “Significant accounting estimates,” this fiscal year we made revisions based on future forecasts of macroeconomic indices due to a change in certain assumptions, the allowance for loan losses increased by 2,097 million yen as of the end of this fiscal year and this fiscal year’s ordinary profit and profit before income taxes decreased by 2,097 million yen.

(2)	Provision for bonuses

In order to provide for the payment of bonuses to employees, the provision for bonuses is recorded based on the estimated amount of bonus payment to employees that is attributable to the current fiscal year.

(3)	Allowance for retirement benefits

In order to provide for the payment of retirement benefits, an allowance for retirement benefits is recorded based on the estimated amount of retirement benefit obligations and pension assets at the end of the current fiscal year. When calculating the retirement benefit obligations, the estimated benefit obligation is attributed to periods up until the end of the fiscal year on a benefit formula basis. Below is the gain or loss treatment method actuarial calculation variances.

Actuarial differences:	the amount allocated using the straight-line method for a predetermined number of years (11 years) within the average remaining term of employment of the employee at the time of generation each fiscal year is treated as gain or loss beginning the next fiscal year after generation
(4)	Provision for reimbursement of deposits

In order to prepare for refund losses based on reimbursement claims from depositors for inactive accounts removed from liabilities and recorded as profit, we have recorded the projected future refund loss based on past refund records as an allowance for redemption losses on inactive accounts.

(5)	Provision for contingent loss

In order to prepare for payment of the amount to be paid to credit guarantee corporations pursuant to the liability sharing system with credit guarantee corporations, the provision for contingent loss records the anticipated future payment burden.

6.       Hedge accounting method

(1)	Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from financial assets and liabilities is based on deferred hedges prescribed in “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in the Banking Industry” (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 24, March 17, 2022; “Industry Audit Committee Practical Guidelines No. 24”). With regard to the hedging effectiveness assessment method, for hedging that offsets market fluctuations, we identify and evaluate the deposits and loans, etc. to be hedged and interest rate swap transactions, which are hedging instruments individually or grouped for a certain period. In addition, with regard to hedging that fixes cash flows, effectiveness is evaluated by verifying the correlation between interest rate fluctuation factors of the hedged items and the hedging instruments.

(2)	Foreign exchange fluctuation risk hedges

The method of hedge accounting for foreign exchange risk arising from financial assets and liabilities denominated in foreign currencies is based on deferred hedges prescribed in “Accounting and Auditing Treatments for Foreign Currency Denominated Transactions in the Banking Industry” (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 25, October 8, 2020; “Industry Audit Committee Practical Guidelines No. 25”). For the method of evaluating hedge effectiveness when foreign-exchange swaps, hedging instruments and similar instruments are used as the hedged asset to mitigate the foreign exchange fluctuation risks of foreign currency receivables and payables, etc., the bank confirms the existence of an amount equivalent to the hedged position in the foreign currency commensurate to the foreign currency receivables and payables, etc. that are hedged, and evaluates the effectiveness of the hedge.

7.       Accounting treatment of retirement benefits

The accounting treatment method for unrecognized actuarial calculation difference pertaining to retirement benefits differs from the accounting treatment in the consolidated financial statements.

8.       Treatment of consumption tax, etc.

The Bank records consumption tax, etc. on tangible fixed assets excluded from deduction to expenses for the fiscal year under review.

Changes to accounting policies

(Application of Accounting Standards for Recognition of Revenue)

“Accounting Standard for Revenue Recognition” (Corporate Accounting Standard No. 29, March 31, 2020; “Accounting Standard for Revenue Recognition” hereinafter), etc. is applied from the beginning of the fiscal year under review, and at the time control of the promised good or service is transferred to the customer, the amount expected to be received in exchange for the good or service is recognized as income.

The application of revenue recognition accounting standards, etc., is in accordance with the transitional treatment set forth in the proviso to Paragraph 84 of the accounting standards for revenue recognition. The cumulative effect amount for the first applicable fiscal year in the case that a new accounting policy was retroactively applied prior to the beginning of the current fiscal year has been added or reduced to retained earnings at the beginning of the current fiscal year, and the new accounting policy is applied from that beginning balance.

Consequently, there is no impact on the financial statements for the current fiscal year.

(Application of Accounting Standards for Fair Value Measurement, etc.)

The Accounting Standards for Fair Value Measurement, etc. (Corporate Accounting Standards No. 30, July 4, 2019; “Fair Value Measurement Accounting Standards”) have been applied from the beginning of the current fiscal year, and in accordance with the transitional treatment set forth in Section 19 of the Fair Value Measurement Accounting Standards and Section 44-2 of the Accounting Standards for Financial Instruments (Corporate Accounting Standards No. 10, July 4, 2019), the new accounting policies established by the Fair Value Measurement Accounting Standards will be applied in the future. Furthermore, it has no effect on the financial statements for the current fiscal year.

Significant accounting estimates

Items for which the amount was recorded in the financial statements for the current fiscal year based on accounting estimates and that could have a material impact on the financial statements for the next fiscal year is the allowance for loan losses.

1.       Amount recorded in the financial statements for the current fiscal year

Allowance for loan losses: 10,467 million yen (of which, 4,417 million yen is a general allowance for loan losses)

2.       Information that contributes to an understanding of the content of a significant accounting estimate pertaining to the identified item

The Bank determines the borrower classification for each borrower (ordinary borrowers, borrowers requiring monitoring (borrowers requiring management and other borrowers requiring monitoring), borrowers at risk of failure, substantially failed borrowers, failed borrowers) based on the borrower’s financial information and obtainable outside information, etc., and records it to the allowance for loan losses using the calculation method stated in “Significant accounting policies,” “5. Allowance recording standards,” “(1) Allowance for loan losses.”

Of the determination of borrower classifications, borrowers judged to be performing badly or facing financial difficulties and have implemented changes to loan conditions, etc., but have a reasonable business reform plan, etc. formulated on the assumption of support from a financial institution, etc. and that has a strong possibility of being achieved (“Reasonable and Feasible Plan”) or if the borrower has a plan that is judged to be a drastic plan business reform plan, etc. with a strong possibility of being achieved (“Feasible Drastic Plan”), it will be determined to not fall under the definition of a restructured loan, and will be recorded as an allowance for loan losses classified as other borrower requiring monitoring. As of March 31, 2022 there are 2,483 million yen in claims classified as other borrower requiring monitoring due to having a Reasonable and Feasible Plan or a Feasible Drastic Plan on the financial statements. The allowance for loan losses may increase or decrease in the following fiscal year due to changes to the operating environment, etc. of the borrower that constitutes the assumptions for determining whether a business reform plan is reasonable or achievable.

With respect to the economic impact of the spread of COVID-19, at the end of the previous fiscal year it was expected that the spread of the disease would gently slow during the next fiscal year and it was assumed that, overall, economic measures by national and local governments would avoid a situation where large loan losses were incurred due to borrowers’ inability to make repayments. However, during the current fiscal year, when we analyzed the most recent self-assessment data, borrowers’ financial circumstances had deteriorated more than expected, and considering facts such as that, going forward, repayments of pandemic support loans will begin, the possibility of further waves due to new variants, and the possibility that national and local governments will wind back their economic support packages, there is no change to our assumption that the economic impact of COVID-19 will continue to have a certain effect on the financial circumstances of the Bank’s borrowers.

Based on this assumption, in order to prepare for anticipated losses from such impact, the borrower classification of borrowers whose performance deteriorates due to the effect of COVID-19 will be determined based on the immediate deterioration of performance and individually recorded to the allowance for loan losses. Additionally, the anticipated loss rate when calculating the general allowance for loan losses has been revised based on macroeconomic indices forecasts using such assumptions. Specifically, we forecast macroeconomic indices that have a high correlation with the probability of loan losses occurring, and use the mathematical function calculated from the correlation between macroeconomic indices and loan losses to find the anticipated loss rate from the macroeconomic indices forecast value. We then compare such anticipated loss rate with the loan loss rate during a certain period in the past, and we reflect in the anticipated loss amount the difference between the amounts calculated on each of these respectively. As a result, the allowance for loan losses at the end of the current fiscal year increased by 2,097 million yen.

Although the amount recorded to the allowance for loan losses as of the end of the current fiscal year is our best current estimate, the various assumptions pertaining to the estimates allowance for loan losses, including the impact of COVID-19, are highly uncertain, and if the economic environment surrounding borrowers or borrowers’ business circumstances, etc. change the allowance for loan losses in next fiscal year’s financial statements may increase or decrease.

Notes

(Balance Sheet)

1. Total amount of Shares of Affiliates	1,006 million yen
2.	The claims under the Banking Act and the Act on Emergency Measures for the Revitalization of Financial Functions are as follows. Under “securities” on the balance sheet, credits are posted to the accounts for corporate bonds (limited to those for which the redemption of principal or payment of interest is guaranteed in whole or in part and the issuance of corporate bonds is in the form of privately-offered securities (Article 2(3) of the Financial Instruments and Exchange Act)), loans, and foreign exchange; under “other assets” to the accounts for accrued interest, suspense payments, and liabilities for acceptances. When loans of securities are made, as described in the notes, the credits also include the securities (limited to loans for use and leasing agreements).
Amount of claims subject to bankruptcy or reorganization proceedings and equivalent claims	8,119 million yen
Amount of claims with risks	15,263 million yen
Amount of claims in arrears for three months or more	32 million yen
Amount of restructured loans	5,326 million yen
Total amount	28,742 million yen

“Claims subject to bankruptcy or reorganization proceedings and equivalent claims” means claims held against debtors with failed business status due to grounds such as filing for the commencement of bankruptcy proceedings, commencement of corporate reorganization proceedings, or commencement of rehabilitation proceedings, and any other type of claims equivalent thereto.

“Claims with risks” means claims that do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims and for which, although the debtor has not entered a state of business failure, there is a high possibility that loan principal cannot be recovered or interest cannot be received according to the contract because of deterioration in the financial condition and business performance of the debtor.

“Claims in arrears for three months or more” are loans for which the payment of principal or interest has been in arrears for three months or more from the day following the agreed payment date, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims or claims with risks.

“Restructured loans” are loans that, for the purpose of the rehabilitation or support of the debtor, have reduced or exempted interest rates, deferred payment of interest, deferred repayment of principal, loan forgiveness, or other arrangements that are advantageous to the debtor, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, or claims in arrears for three months or more

The aforementioned amount of claims is before deducting the allowance for loan losses.

(Change in presentation)

Following the implementation from March 31, 2022 of the Cabinet Office Ordinance Partially Revising the Ordinance for Enforcement of the Banking Act, etc. (Cabinet Office Ordinance No. 3 of January 24, 2020), the categories, etc. of risk-monitored claims under the Banking Act are presented in accordance with the classification, etc. of disclosed claims under the Act on Emergency Measures for the Revitalization of Financial Functions.

3.	Discounts on negotiable instruments are treated as financial transactions pursuant to the Industry Audit Committee Practical Guidelines No. 24. As a result, accepted commercial bills and purchased foreign exchange have rights enabling disposition at will by means of sale or (re-) collateralization. The face value of these instruments is 5,344 million yen.
4.	In loan participation, the amount recorded on the balance sheet is 4,002 million yen out of the participation principal amount accounted for as loans to original debtors based on Accounting and Presentation of Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee No. 3, November 28, 2014).
5.	Assets offered as collateral are as follows.

Assets offered as collateral

Securities	203,193 million yen
Loans and bills discounted	98,752 million yen

Obligations corresponding to the collateral assets

Deposits	8,065 million yen
Cash collateral received for bonds lent	9,001 million yen
Borrowed money	291,500 million yen

In addition to the above, 10,190 million yen of cash, 45,227 million yen of securities, and 22,383 million yen of loans and bills discounted have been provided as collateral for transactions such as foreign exchange settlements or in lieu of margin for futures transactions, etc.

Additionally, other assets includes 320 million yen in guarantee deposits.

6.	Overdraft agreements and commitment line agreements pertaining to loans are agreements agreeing to lend funds up to a certain limit provided there is no breach of the terms and conditions set forth in the agreement if a request is received from a customer to execute a loan. The undrawn loan balance of these agreements is 353,425 million yen. Of these agreements, those with a remaining term of one year or less total 317,227 million yen.

As many of these agreements end without being drawn down, the undrawn loan balance itself does not necessarily affect the Bank’s future cash flow. Many of these agreements contain provisions to the effect that the Bank may reject the loan or reduce the maximum amount of the contract due to a change in the financial situation, preservation of claims, and other reasonable grounds. In addition to requiring collateral such as real estate, securities, etc. as necessary at the time of contract, the customer’s business conditions are regularly ascertained based on predetermined internal procedures after entering into the contract, and the contract is reviewed and measures taken for credit protection as necessary.

7.	A revaluation of land for business use was conducted in conformance with the Act on Revaluation of Land (Act No. 34 of March 31, 1998), and the amount corresponding to tax on the resulting valuation difference is posted to the liabilities section as a “Deferred tax liabilities for land revaluation,” and the amount after this deduction is posted to the portion forequity as the “revaluation reserve for land.”

Date of revaluation: March 31, 1998

The method of revaluation stipulated in Article 3(3) of the same Act.

In order to calculate the value of land that constitutes the basis of the taxation amount of land value tax stipulated in Article 16 of the Land Value Tax Act stipulated in Article 2(iv) of the Enforcement Order of the Act on Revaluation of Land (Cabinet Order No. 119 promulgated as of March 31, 1998), calculations are made after making reasonable adjustments based on the value calculated using the method stipulated and announced by the Commissioner of National Tax Agency.

8. Amount of cumulative depreciation of tangible fixed assets	15,801 million yen
9. Amount of reduction entries for tangible fixed assets	1,083 million yen
10.	The 5,000 million yen of corporate bonds are subordinated corporate bonds.
11.	Of the corporate bonds under “securities,” the Bank’s guarantee obligation for corporate bonds through private placement of securities (Article 2(3) of the Financial Instruments and Exchange Act) is 17,756 million yen.
12. Total amount of monetary claims with respect to affiliates	2,140 million yen
13. Total amount of monetary obligations with respect to affiliates	5,428 million yen
14.	The Bank is subject to restrictions on dividends of surplus pursuant to the provisions of Article 18 of the Banking Act.

Notwithstanding the provisions of Article 445(4) (Amount of Stated Capital and Amount of Reserves) of the Companies Act, if dividends are paid from surplus, an amount corresponding to one-fifth of the deduction from surplus as a result of the payment of those dividends of surplus must be recorded as capital reserves or retained earnings reserves.

The amount recorded to retained earnings reserves with respect to such dividends of surplus in the current fiscal year is 173 million yen.

(Statements of Income)

1.	Revenue from transactions with affiliates
Total amount of revenue fund management	670 million yen
Total amount of fees and commissions	103 million yen
Total amount of income pertaining to other operations and ordinary transactions	4 million yen

Expenses for transactions with affiliates

Total amount of expenses for financing transactions	(0 million yen)
Total amount of fee and commission payments	418 million yen
Total amount of expenses pertaining to other transactions	23 million yen

2.	During the current fiscal year, the book value of the following assets has been reduced to the recoverable value due to decisions, etc. to change the use of the asset, and the amounts of such decreases (1,250 million yen) are recorded to extraordinary losses as impairment losses.
Main applications	Type	Impairment loss (Millions of yen)	Location:
17 business branches and other locations	Land, buildings, and other tangible fixed assets	1,250	Tsu-shi, Mie Prefecture, and other locations

Grouping is carried out in the smallest possible units: Business branches are grouped by each location because the Bank continuously monitors income and expenditure for each branch, and idle assets are grouped by each asset; the head office and dormitories, etc. are treated as shared assets because they do not generate independent cash flows. The Bank formerly continuously monitored income and expenditure of business branches by area, but decided to carry out revision of its loss and profit classifications and conduct continuous monitoring of income and expenditure for each branch, and therefore, beginning in the current fiscal year, the grouping method for assets relating to business branches changed from grouping by area to grouping by branch. The impact of this change is minor.

The recoverable value used to measure the impairment loss in the current fiscal year is the net sale price. The net sale price is calculated from the real property appraisal value, etc.

3.	“Other extraordinary loss” under “Extraordinary loss” includes premium retirement benefits of 814 million yen and expenses pertaining to re-employment support services of 62 million yen.

4.	Transactions with related parties

Type	Name of company, etc.	Location	Stated capital (Millions of yen)	Description of business:	Proportion of voting rights, etc. held (held thereby)	Relationship to related party	Details of the transactions	Transaction amount (Millions of yen)	Account title	End of period balance (Millions of yen)
Subsidiary	Chukyo Card Co., Ltd.	20-5 Daikancho, Higashi-ku, Nagoya-shi	60	Credit card business Credit guarantee business	Ownership Directly wholly owned	Officer(s) Serving Concurrently Obligation guarantees for all types of loan	Guaranteed obligations (Notes)	143,061	―	―

(Notes)   The Bank receives guarantees from Chukyo Card Co., Ltd. for all types of loans.

Loan terms and conditions are determined for each loan product, taking into consideration the credit risk for the loan user.

(Statements of Changes in Equity)

Matters regarding class and number of treasury shares

(Unit: thousands of yen)

	Number of shares at the beginning of the current fiscal year	Increase in number of shares in current fiscal year	Decrease in number of shares in the current fiscal year	Number of shares at the end of the current fiscal year	Summary
Treasury shares
Common shares	30	1	26	5	(Notes)
Total	30	1	26	5

(Notes)	The increase in treasury shares of common shares of 1,000 shares is due to purchases of fractional units of shares. Additionally, the decrease in treasury shares of 26,000 shares is due to the exercise of stock options.

(Securities)

Includes “Japanese government bonds,” “Local government bonds,” “Corporate bonds,” “Shares,” and “Available-for-sale securities” in the balance sheets.

1.  Shares in subsidiaries, subsidiary corporations, etc. and affiliated corporations, etc. (as of March 31, 2022)

Not applicable.

Amount of shares, etc. without market price reported on the balance sheet is as follows.

Value on the balance sheet (Millions of yen)
Shares of subsidiaries and subsidiary corporations, etc.	1,006

2.  Available-for-sale securities (as of March 31, 2022)

	Type	Value on the balance sheet (Millions of yen)	Acquisition cost (Millions of yen)	Amount of difference (Millions of yen)
Items for which balance sheet figures exceed acquisition cost	Shares	21,712	10,304	11,407
	Bonds	133,454	132,790	664
	Japanese government bonds	54,804	54,535	268
	Local government bonds	27,300	27,128	171
	Corporate bonds	51,349	51,126	223
	Other	38,294	35,682	2,611
	Sub Total	193,461	178,778	14,682
Items for which balance sheet figures do not exceed acquisition cost	Shares	1,990	2,198	(207)
	Bonds	149,126	150,352	(1,226)
	Japanese government bonds	51,685	52,137	(451)
	Local government bonds	58,284	58,764	(479)
	Corporate bonds	39,155	39,450	(294)
	Other	56,804	59,019	(2,214)
	Sub Total	207,921	211,569	(3,648)
Total		401,382	390,348	11,034

(Notes) Amount posted to the balance sheet of shares, etc. without market prices and partnership investments not included in the table above

Value on the balance sheet (Millions of yen)
Unlisted shares	3,415
Partnership investments	252
Total	3,667

Partnership investments are not subject to disclosure of fair values under Paragraph 27 of “Application Guidelines for Accounting Standard for Fair Value Measurement” (Corporate Accounting Standard Application Guideline No. 31, July 4, 2019).

3. Available-for-sale securities sold during the current fiscal year (from April 1, 2021 to March 31, 2022)

	Sale proceeds (million yen)	Total gains on sale (million yen)	Total losses on sale (million yen)
Shares	8,483	4,023	304
Bonds	10,591	0	252
Japanese government bonds	10,111	－	252
Local government bonds	－	－	－
Corporate bonds	479	0	－
Other	23,269	1,519	1,138
Total	42,344	5,543	1,696

4.  Securities subject to impairment

For securities other than trading securities (excluding stocks, etc. without market prices and partnership investments), securities for which the fair value is has fallen 50% or more, the amount posted to the balance sheet is the fair value, and the valuation difference is treated as a loss for the current fiscal year (“Impairment Treatment” hereinafter). For securities that have fallen 30% or more and for which the fair value has significantly fallen due to factors such as credit risk changes, Impairment Treatment is carried out except for in cases where it is recognized that generally the fair value will recover to the acquisition price within one year.

The amount of Impairment Treatment in the current fiscal year is 0.

(Tax effect accounting)

The breakdown by major cause of deferred tax assets and deferred tax liabilities is as follows.

Deferred tax assets
Excess of maximum amount of allowance for loan losses deductible for tax purposes	2,959	million yen
Securities impairment	910
Excess of maximum amount of depreciation for tax purposes	562
Impairment loss	1,014
Provision for bonuses	158
Other	692
Deferred tax assets subtotal Valuation allowance for total temporary differences on future deductions	6,297 (3,854)
Valuation allowance subtotal	(3,854)
Deferred tax assets total	2,443
Deferred tax liabilities
Net unrealized gain on available-for-sale securities	(2,925)
Reserve for tax purpose reduction entry of non-current assets	(150)
Allowance for retirement benefits	(197)
Deferred gains or losses on hedges	(208)
Other	(43)
Deferred tax liabilities total	(3,524)
Net deferred tax liabilities	(1,081)	million yen

(Revenue Recognition)

Breakdown of revenue arising from contracts with customers

(Unit: million yen)

Category	Current Fiscal Year
Fees and commissions	5,470
Deposits and lending services	2,439
Exchange services	1,281
Securities-related services	1,074
Agency services	545
Other	130
Other operating income	－
Other ordinary income	－
Ordinary income from contracts with customers	5,470
Ordinary income other than the above	25,989
Ordinary income with respect to external customers	31,459

(Per-share information)

Equity per share: 4,866.85 yen

The number of common shares at the end of the current fiscal year used to calculate the amount of equity per share is calculated minus shares held in the Bank’s name.

Earnings per share for the period: 195.13 yen

The average number of common shares during the fiscal year used to calculate the amount of earnings per share for the period is calculated minus shares held in the Bank’s name.

Diluted amount of earnings per share for the period: 194.00 yen

The average number of common shares during the fiscal year used to calculate the diluted amount of earnings per share for the period is calculated minus shares held in the Bank’s name.

(Significant post-balance sheet events)

Notes have been omitted due to sharing the same content stated in the consolidated balance sheets.

116th Accounting Year	(	From April 1, 2021 to March 31, 2022)	Consolidated Statement of Changes in Equity

(Unit: millions of yen)

	Shareholders’ Equity					Accumulated Other Comprehensive Income
	Stated capital	Capital surplus	Retained Earnings	Treasury shares	Total shareholders’ equity	Other Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at beginning of period	31,844	23,994	35,211	(78)	90,973	14,393	(650)	5,407	269	19,419
Cumulative effects of changes in accounting policies			(48)		(48)
Balance at beginning of period after changes in accounting policy	31,844	23,994	35,163	(78)	90,924	14,393	(650)	5,407	269	19,419
Changes during period
Issuance of new shares	35	35			70
Dividends of surplus			(869)		(869)
Profit for period attributable to owners of parent			3,728		3,728
Purchase of treasury shares				(2)	(2)
Disposal of treasury shares			(13)	68	54
Reversal of revaluation reserve for land			542		542
Net changes in items other than shareholders’ equity for period						(6,282)	1,123	(542)	(250)	(5,952)
Total changes during period	35	35	3,387	66	3,523	(6,282)	1,123	(542)	(250)	(5,952)
Balance at end of period	31,879	24,029	38,551	(11)	94,448	8,110	472	4,864	18	13,466

	Rights to subscribe for new shares	Total equity
Balance at beginning of period	299	110,691
Cumulative effects of changes in accounting policies		(48)
Balance at beginning of period after changes in accounting policy	299	110,643
Changes during period
Issuance of new shares		70
Dividends of surplus		(869)
Profit for period attributable to owners of parent		3,728
Purchase of treasury shares		(2)
Disposal of treasury shares		54
Reversal of revaluation reserve for land		542
Net changes in items other than shareholders’ equity for period	(68)	(6,021)
Total changes during period	(68)	(2,497)
Balance at end of period	230	108,146

Notes to the Consolidated Financial Statements

The definitions of “subsidiary,” “subsidiary corporation, etc.,” and “affiliated corporation, etc.” are based on Article 2(8)of the Banking Act and Article 4-2 of the Enforcement Order of the Banking Act.

*Stated monetary amounts are rounded down to the nearest million yen.

Consolidated financial statements preparation policies

1.       Matters on the scope of consolidation

Consolidated subsidiaries and subsidiary corporations, etc.	2 companies

Name of company

Chukyo Card Co., Ltd.

Chukyo Finance Co., Ltd.

2.       Matters on application of the equity method

Equity-method affiliated corporations, etc.	None

3.       Matters concerning the fiscal years, etc. of consolidated subsidiaries and subsidiary corporations, etc.

Below are the closing dates of fiscal years of consolidated subsidiaries and subsidiary corporations, etc.

Last day of March	2 companies

Matters regarding accounting policies

1.       Valuation basis and valuation method for securities

The valuation of securities is in principle carried out using the fair value method (COGS is calculated on a rolling average) based on the market price, etc. on the consolidated closing date in the case of available-for-sale securities. However, in the case of shares, etc. that do not have a market price it is carried out using the cost method on a rolling average basis.

Valuation differences on available-for-sale securities are included in equity.

2.       Valuation standards and valuation methods for derivatives

Valuation of derivative transactions is carried out using the fair value method.

3.       Depreciation method for non-current assets

(1)	Tangible fixed assets (excluding leased assets)

The Bank’s tangible fixed assets are depreciated using the declining balance method (straight-line method for buildings (excluding ancillary equipment) acquired on or after April 1, 1998, and for ancillary equipment and structures acquired on or after April 1, 2016).

The principal useful life is as follows:

Buildings: 7–50 years

Other: 3-20 years

The tangible fixed assets of consolidated subsidiaries and subsidiary corporations, etc. are primarily amortized using the straight line method.

(2)	Intangible non-current assets (excluding leased assets)

Intangible non-current assets are depreciated using the straight-line method. Furthermore, software used by the company is depreciated based on the useful life determined by our bank and consolidated subsidiaries and subsidiary companies, etc. (up to 8 years).

(3)	Leased assets

Leased assets in “tangible fixed assets” and “intangible fixed assets” pertaining to finance lease transactions not involving ownership transfer are amortized using the straight-line method, with the lease term as the useful life of the assets. For the residual value, the residual value guarantee is used for leasing agreements with residual value guarantees, and zero is used for all others.

4.       Standards for accounting of allowance for loan losses

The Bank records allowances for possible loan losses based on predetermined write-off and allowance standards, as shown below.

(1)	Claims pertaining to borrowers (failed borrowers) whose business is legally or formally failing, such as bankruptcy or special liquidation, and debtors substantially under the same circumstances (substantially failed borrowers) are recorded by recording the balance after deducting the anticipated disposal amount of security and the anticipated amount recoverable from guarantees from the amount of the claim.
(2)	With respect to claims pertaining to borrowers where there is not currently business failure, but it is recognized that there is a strong possibility that their business will fail going forward (borrowers at risk of failure), for claims against major borrowers with a credit amount in excess of a certain amount for which the cash flow for collection of the principle and receipt of interest can be reasonably estimated, the allowance for loan losses is recorded as the difference between the amount calculated by discounting such cash flow by the original agreed interest rate and the book value of the claim (cash flow estimation method). Claims against other borrowers are predominantly recorded by deducting the anticipated disposal amount of security and the anticipated amount recoverable from guarantees from the amount of the claim and recording the expected amount of loss on the balance thereof for the following three year period. The amount of loss is calculated based on the average loan loss rate based on loan losses for three years, for a certain period in the past, and the allowance for loan losses is recorded using an anticipated loan loss rate calculated by making revisions based on forecasts to such amount.
(3)	Of borrowers where issues arise regarding the loan conditions or repayment performance and business is weak or unstable and future management needs to be monitored (borrowers requiring monitoring), borrowers for whom all or part of the claims are claims requiring management (restructured loans and claims in arrears for three months or more) (borrowers requiring management) that are major borrowers with a credit amount exceeding a certain amount for which the cash flow for collection of the principle and receipt of interest can be reasonably estimated, the allowance for loan losses is recorded using the cash flow estimation method.
(4)	Claims against borrowers requiring management other than in (3) above are recorded using the anticipated amount of loss for the following three year period, and claims against borrowers requiring monitoring and borrowers recognized to have well performing business and no particular financial issues (ordinary borrowers) are recorded using the anticipated loss for the next one year period. The anticipated loan loss amount is calculated by finding the average loan loss rate based on loan losses for three years or one year, for a certain period in the past, and the allowance for loan losses is recorded using an anticipated loan loss rate calculated by making revisions based on forecasts to such amount.
(5)	For all claims, sales-related departments perform asset assessments based on the self-assessment standards for the asset, and, after verification of the assessment results by an asset assessment department independent from the sales-related department, an asset audit department audits the assessment results. The amount of allowances for bad debts for consolidated subsidiaries and subsidiaries, etc. is the amount believed necessary in light of the past bad debt ratio, etc., and for certain receivables such as potential bad debts, an estimated unrecoverable amount is recorded, taking into account the possibility of collection.

(Changes to accounting estimates)

The Bank records the general allowance for loan losses regarding claims against ordinary borrowers and other borrowers requiring monitoring by estimating the anticipated loss amount for the following one year period. The loan loss rate is calculated based on the average loan loss rate based on loan losses for the anticipated amount of losses for one year, for a certain period in the past, and the allowance for loan losses is recorded using an anticipated loan loss rate calculated by making revisions based on forecasts to such amount.

With respect to the method of revising the anticipated loan loss rate based on forecasts, because it has become possible to reflect anticipated macroeconomic indices in the current consolidated accounting year, we have adopted such method.

Specifically, we forecast macroeconomic indices that have a high correlation with the probability of loan losses occurring, and use the mathematical function calculated from the correlation between macroeconomic indices and loan losses to find the anticipated loss rate from the macroeconomic indices forecast value. We then compare such anticipated loss rate with the loan loss rate during a certain period in the past, and if necessary, we reflect in the anticipated loss amount the difference between the amounts calculated on each of these respectively.

As explained in “Significant accounting estimates,” this consolidated accounting year we made revisions based on future forecasts of macroeconomic indices due to a change in certain assumptions, the allowance for loan losses increased by 2,097 million yen as of the end of this consolidated accounting year and this consolidated accounting year’s ordinary profit and profit before income taxes decreased by 2,097 million yen.

5.       Standards for accounting of provision for bonuses

The provision for bonuses is the amount attributable to the current consolidated accounting year out of the projected amount of bonuses payable to employees, set aside to prepare for the payment of bonuses to employees.

6.       Standards for accounting of provision for reimbursement of deposits

In order to prepare for refund losses based on reimbursement claims from depositors for inactive accounts removed from liabilities and recorded as profit, we have recorded the projected future refund loss based on past refund records as an allowance for redemption losses on inactive accounts.

7.       Standards for accounting of provision for contingent loss

In order to prepare for payment of the amount to be paid to credit guarantee corporations pursuant to the liability sharing system with credit guarantee corporations, the provision for contingent loss records the anticipated future payment burden.

8.       Accounting method for retirement benefits

When calculating the retirement benefit obligations, the estimated benefit obligation is attributed to periods up until the end of the consolidated accounting year on a benefit formula basis. Below is the gain or loss treatment method actuarial calculation variances.

Actuarial differences:	Variances are treated as profit or loss in the next consolidated accounting year following the consolidated accounting year in which they are generated, and are allocated using a straight-line method based on a predetermined number of years (11 years) within the average remaining term of employment of employees during the individual consolidated accounting years in which variances are generated

Consolidated subsidiaries and subsidiary corporations, etc., apply simplified accounting that uses the amount that would be paid if all eligible employees voluntarily retired at the end of period as an approximation of the retirement benefit liabilities when calculating liabilities and expenses.

9.       Standards for translating foreign currency assets and liabilities into Japanese currency

The Bank’s foreign currency-denominated assets and liabilities are predominantly converted into yen using the exchange rate on the consolidated closing date.

10.       Significant hedge accounting methods

(1)	Interest rate risk hedging

The Bank’s method of hedge accounting for interest rate risk arising from financial assets and liabilities is based on deferred hedges prescribed in “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in the Banking Industry” (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 24, March 17, 2022; “Industry Audit Committee Practical Guidelines No. 24”). With regard to the hedging effectiveness assessment method, for hedging that offsets market fluctuations, we identify and evaluate the deposits and loans, etc. to be hedged and interest rate swap transactions, which are hedging instruments individually or grouped for a certain period. In addition, with regard to hedging that fixes cash flows, effectiveness is evaluated by verifying the correlation between interest rate fluctuation factors of the hedged items and the hedging instruments.

(2)	Foreign exchange fluctuation risk hedging

Hedge accounting for foreign exchange fluctuation risks generated by the Bank’s foreign currency-denominated financial assets and liabilities follow the deferred hedging set forth in “Accounting and Auditing Treatments of Accounting Processing for Foreign Currency-Denominated Transactions, etc. in Banking” (Japanese Institute of Certified Public Accountants Industry-Specific Committee Practical Guidelines No. 25, October 8, 2020). For the method of evaluating hedge effectiveness when foreign-exchange swaps, hedging instruments and similar instruments are used as the hedged asset to mitigate the foreign exchange fluctuation risks of foreign currency receivables and payables, etc., the bank confirms the existence of an amount equivalent to the hedged position in the foreign currency commensurate to the foreign currency receivables and payables, etc. that are hedged, and evaluates the effectiveness of the hedge.

11.       Accounting treatment for consumption tax, etc.

The Bank posts consumption tax, etc. on tangible fixed assets excluded from deduction to expenses for the current consolidated accounting year.

Changes to accounting policies

(Application of Accounting Standards for Recognition of Revenue)

“Accounting Standard for Revenue Recognition” (Corporate Accounting Standard No. 29, March 31, 2020; “Accounting Standard for Revenue Recognition” hereinafter), etc. is applied from the beginning of the consolidated accounting year under review, and at the time control of the promised good or service is transferred to the customer, the amount expected to be received in exchange for the good or service is recognized as income.

The application of revenue recognition accounting standards, etc., is in accordance with the transitional treatment set forth in the proviso to Paragraph 84 of the accounting standards for revenue recognition. The cumulative effect amount for the first applicable fiscal year in the case that a new accounting policy was retroactively applied prior to the beginning of the current consolidated accounting year has been added or reduced to retained earnings at the beginning of the current consolidated accounting year, and the new accounting policy is applied from that beginning balance.

Consequently, the impact on the consolidated financial statements for the current consolidated accounting year is minor.

(Application of Accounting Standards for Fair Value Measurement, etc.)

The Accounting Standards for Fair Value Measurement, etc. (Corporate Accounting Standards No. 30, July 4, 2019; “Fair Value Measurement Accounting Standards”) have been applied from the beginning of the current consolidated accounting year, and in accordance with the transitional treatment set forth in Section 19 of the Fair Value Measurement Accounting Standards and Section 44-2 of the Accounting Standards for Financial Instruments (Corporate Accounting Standards No. 10, July 4, 2019), the new accounting policies established by the Fair Value Measurement Accounting Standards will be applied in the future. Furthermore, it has no effect on the consolidated financial statements for the current consolidated accounting year.

Significant accounting estimates

The following items for which the amount was recorded in the consolidated financial statements for the current consolidated accounting year based on an accounting estimate, which could have a material influence on the consolidated financial statements for the following consolidated accounting year are the allowance for loan losses.

1.       Amount posted to the consolidated financial statements for the current consolidated accounting year.

    Allowance for loan losses: 11,093 million yen (of which, 4,487 million yen is a general allowance for loan losses)

2.       Information that contributes to an understanding of the content of a significant accounting estimate pertaining to the identified item

    The Bank determines the borrower classification for each borrower (ordinary borrowers, borrowers requiring monitoring (borrowers requiring management and other borrowers requiring monitoring), borrowers at risk of failure, substantially failed borrowers, failed borrowers) based on the borrower’s financial information and obtainable outside information, etc., and records it to the allowance for loan losses using the calculation method stated in “Matters regarding accounting policies,” “4. Standards for accounting of allowance for loan losses.”

    Of the determination of borrower classifications, borrowers judged to be performing badly or facing financial difficulties and have implemented changes to loan conditions, etc., but have a reasonable business reform plan, etc. formulated on the assumption of support from a financial institution, etc. and that has a strong possibility of being achieved (“Reasonable and Feasible Plan”) or if the borrower has a plan that is judged to be a drastic plan business reform plan, etc. with a strong possibility of being achieved (“Feasible Drastic Plan”), it will be determined to not fall under the definition of a loan with relaxed terms, and will be recorded as an allowance for loan losses classified as other borrower requiring monitoring. As of March 31, 2022 there are 2,483 million yen in claims classified as other borrower requiring monitoring due to having a Reasonable and Feasible Plan or a Feasible Drastic Plan on the consolidated financial statements. The allowance for loan losses on the consolidated financial statements may increase or decrease in the following consolidated accounting year due to changes to the operating environment, etc. of the borrower that constitutes the assumptions for determining whether a business reform plan is reasonable or achievable.

    With respect to the economic impact of the spread of COVID-19, at the end of the previous consolidated accounting year it was expected that the spread of the disease would gently slow during the next consolidated accounting year and it was assumed that, overall, economic measures by national and local governments would avoid a situation where large loan losses were incurred due to borrowers’ inability to make repayments. However, during the current consolidated accounting year, when we analyzed the most recent self-assessment data, borrowers’ financial circumstances had deteriorated more than expected, and considering facts such as that, going forward, repayments of pandemic support loans will begin, the possibility of further waves due to new variants, and the possibility that national and local governments will wind back their economic support packages, there is no change to our assumption that the economic impact of COVID-19 will continue to have a certain effect on the financial circumstances of the Bank’s borrowers.

    Based on this assumption, in order to prepare for anticipated losses from such impact, the borrower classification of borrowers whose performance deteriorates due to the effect of COVID-19 will be determined based on the immediate deterioration of performance and individually recorded to the allowance for loan losses. Additionally, the anticipated loss rate when calculating the general allowance for loan losses has been revised based on macroeconomic indices forecasts using such assumptions. Specifically, we forecast macroeconomic indices that have a high correlation with the probability of loan losses occurring, and use the mathematical function calculated from the correlation between macroeconomic indices and loan losses to find the anticipated loss rate from the macroeconomic indices forecast value. We then compare such anticipated loss rate with the loan loss rate during a certain period in the past, and we reflect in the anticipated loss amount the difference between the amounts calculated on each of these respectively. As a result, the allowance for loan losses at the end of the current consolidated accounting year increased by 2,097 million yen.

    Although the amount recorded to the allowance for loan losses as of the end of the current consolidated accounting year is our best current estimate, the various assumptions pertaining to the estimates allowance for loan losses, including the impact of COVID-19, are highly uncertain, and if the economic environment surrounding borrowers or borrowers’ business circumstances, etc. change the allowance for loan losses in next consolidated accounting year’s consolidated financial statements may increase or decrease.

Matters to Be Set Down in Notes

(Consolidated balance sheet-related)

1.	The claims under the Banking Act and the Act on Emergency Measures for the Revitalization of Financial Functions are as follows. Under “securities” on the consolidated balance sheet, credits are posted to the accounts for corporate bonds (limited to those for which the redemption of principal or payment of interest is guaranteed in whole or in part and the issuance of corporate bonds is in the form of privately-offered securities (Article 2(3) of the Financial Instruments and Exchange Act)), loans, and foreign exchange; under “other assets” to the accounts for accrued interest, suspense payments, and liabilities for acceptances. Credits may also include the securities (limited to loans for use and leasing agreements) when loans of securities are made, as described in the notes.
Amount of claims subject to bankruptcy or reorganization proceedings and equivalent claims	8,549 million yen
Amount of claims with risks	15,426 million yen
Amount of claims in arrears for three months or more	32 million yen
Amount of restructured loans	5,410 million yen
Total amount	29,420 million yen

“Claims subject to bankruptcy or reorganization proceedings and equivalent claims” means claims held against debtors with failed business status due to grounds such as filing for the commencement of bankruptcy proceedings, commencement of corporate reorganization proceedings, or commencement of rehabilitation proceedings, and any other type of claims equivalent thereto.

“Claims with risks” means claims that do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims and for which, although the debtor has not entered a state of business failure, there is a high possibility that loan principal cannot be recovered or interest cannot be received according to the contract because of difficulties in the financial condition and business performance of the debtor.

“Claims in arrears for three months or more” are loans for which the payment of principal or interest has been not paid for three months or more from the day following the agreed payment date, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims or claims with risks.

“Restructured loans” are loans that, for the purpose of the rehabilitation or support of the debtor, have reduced or exempted interest rates, deferred payment of interest, deferred repayment of principal, loan forgiveness, or other arrangements that are advantageous to the debtor, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, or claims in arrears for three months or more

(Change in presentation)

Following the implementation from March 31, 2022 of the Cabinet Office Ordinance Partially Revising the Ordinance for Enforcement of the Banking Act, etc. (Cabinet Office Ordinance No. 3 of January 24, 2020), the categories, etc. of risk-monitored claims under the Banking Act are presented in accordance with the classification, etc. of disclosed claims under the Act on Emergency Measures for the Revitalization of Financial Functions.

2.	Discounts on negotiable instruments are treated as financial transactions pursuant to the Industry Audit Committee Practical Guidelines No. 24. As a result, accepted commercial bills and purchased foreign exchange have rights enabling disposition at will by means of sale or (re-) collateralization. The face value of these instruments is 5,344 million yen.
3.	In loan participation, the amount recorded on the consolidated balance sheet is 4,002 million yen out of the participation principal amount accounted for as loans to original debtors based on Accounting and Presentation of Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee No. 3, November 28, 2014).
4.	Assets offered as collateral are as follows.

Assets offered as collateral

Securities	203,193 million yen
Loans and bills discounted	98,752 million yen

Obligations corresponding to the collateral assets

Deposits	8,065 million yen
Cash collateral received for bonds lent	9,001 million yen
Borrowed money	291,500 million yen

In addition to the above, 10,190 million yen of cash, 45,227 million yen of securities, and 22,383 million yen of loans and bills discounted have been provided as collateral for transactions such as foreign exchange settlements and futures trading margins, etc.

Additionally, other assets includes 320 million yen in guarantee deposits.

5.	Overdraft agreements and commitment line agreements pertaining to loans are agreements agreeing to lend funds up to a certain limit provided there is no breach of the terms and conditions set forth in the agreement if a request is received from a customer to execute a loan. The undrawn loan balance of these agreements is 362,849 million yen. Of these agreements, those with a remaining term of one year or less total 317,227 million yen.

As many of these agreements end without being drawn down, the undrawn loan balance itself does not necessarily affect future cash flows of our bank or consolidated subsidiaries and subsidiary companies, etc. Many of these agreements contain provisions to the effect that if there is a change in the financial situation, the preservation of claims, or there are other reasonable grounds, our bank and its consolidated subsidiaries and subsidiary companies, etc. may refuse the loan or reduce the maximum amount of the contract. In addition to collecting collateral for real estate and securities, etc. as necessary at the time of the execution of the contract, we have ascertained the customer’s business conditions based on the internal bank (internal company) procedures set in advance after entering into the contract, and revise the contract and take measures to preserve credit as necessary.

6.	A revaluation of land for business use was conducted in conformance with the Act on Revaluation of Land (Act No. 34 of March 31, 1998), and the amount corresponding to tax on the resulting revaluation difference is posted to the portion for liabilities as a “deferred tax liability for revaluation,” and the amount after this deduction is posted to the portion for equity as the “land revaluation difference amount.”

Date of revaluation:

March 31, 1998

The method of revaluation stipulated in Article 3(3) of the same Act.

In order to calculate the value of land that constitutes the basis of the taxation amount of land value tax stipulated in Article 16 of the Land Value Tax Act stipulated in Article 2(iv) of the Enforcement Order of the Act on Revaluation of Land (Cabinet Order No. 119 promulgated as of March 31, 1998), calculations are made after making reasonable adjustments based on the value calculated using the method stipulated and announced by the Commissioner of National Tax Agency.

7. Amount of depreciation of tangible fixed assets	15,973 million yen
8. Amount of reduction entries for tangible fixed assets	1,083 million yen
9.	The 5,000 million yen of corporate bonds are subordinated corporate bonds.
10.	Of the corporate bonds in “Securities,” the guarantee obligation for corporate bonds through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 17,756 million yen.

(Consolidated statement of income)

1.       “Other ordinary expenses” includes 4 million yen in write-offs of stock, etc.

2.       During the current consolidated accounting year, the book value of the following assets has been reduced to the recoverable value due to decisions, etc. to change the use of the asset, and the amounts of such decreases are recorded to extraordinary losses as impairment losses of 1,250 million yen.

Main applications	Type	Impairment loss (Millions of yen)	Location:
17 business branches and other locations	Land, buildings, and other tangible fixed assets	1,250	Tsu-shi, Mie Prefecture, and other locations

Grouping is carried out in the smallest possible units. Business branches are grouped by each location because the Bank continuously monitors income and expenditure for each branch, and idle assets are grouped by each asset. Head office and dormitories, etc. are treated as shared assets because they do not generate independent cash flows. The Bank formerly continuously monitored income and expenditure of business branches by area, but decided to carry out revision of its loss and profit classifications and conduct continuous monitoring of income and expenditure for each branch, and therefore, beginning in the current consolidated accounting year, the grouping method for assets relating to business branches changed from grouping by area to grouping by branch. The impact of this change is minor.

The recoverable price used to measure the impairment loss for the current consolidated accounting year is the net sales price. The net sale price is calculated from the real property appraisal value, etc.

There are no assets subject to impairment loss at consolidated subsidiaries.

3.       “Other extraordinary loss” under “Extraordinary loss” includes premium retirement benefits of 814 million yen and expenses pertaining to re-employment support services of 62 million yen.

(Consolidated Statement of Changes in Shareholder Equity)

1.       Items concerning classes and total numbers of issued shares and classes and number of shares of treasury shares

(Unit: thousands of yen)

	Number of shares at beginning of consolidated accounting year	Increase in number of shares during consolidated accounting year	Decrease in number of shares during consolidated accounting year	Number of shares at end of consolidated accounting year	Summary
Issued Shares
Common shares	21,745	34	－	21,780	(Note 1)
Total	21,745	34	－	21,780
Treasury Shares
Common shares	30	1	26	5	(Note 2)
Total	30	1	26	5

(Note 1) The increase by 34,000 shares of the total number of issued shares of the common shares is due to the issuance of new shares upon the exercise of rights to subscribe for new shares.

(Note 2) The increase in treasury shares of ordinary shares of 1,000 shares is due to purchases of fractional units of shares. Additionally, the decrease in treasury shares of 26,000 shares is due to the exercise of stock options.

2.       Notes on rights to subscribe for new shares and rights to acquire treasury shares

Category	Total number of rights to subscribe for new shares	The classes of shares subject to rights to subscribe for new shares	Number of shares subject to rights to subscribe for new shares				Balance at End of Current Consolidated Accounting Year (Millions of yen)	Summary
			Beginning of Current Consolidated Accounting Year	Current Consolidated Accounting Year		End of Current Consolidated Accounting Year
				Increase	Decrease
Chukyo Bank	Rights to subscribe for new shares as stock options	―					230
Total		―					230

3.       Matters Regarding Dividends

  Dividends paid during the current consolidated accounting year

(Resolutions)	Share class	Total dividend amount	Dividend per share	Record date	Effective date
June 25, 2021 Annual General Meeting of Shareholders	Common shares	434 million yen	20.00 yen	March 31, 2021	June 28, 2021
November 11, 2021 Board of directors	Common shares	435 million yen	20.00 yen	September 30, 2021	December 6, 2021
Total		869 million yen

The following proposals with respect to the dividends to common shares have been placed on the agenda for the Annual General Meeting of Shareholders to be held on June 24, 2022.

(i) Total dividend amount	762 million yen
(ii) Dividend per share	35 yen
(iii) Record date	March 31, 2022
(iv) Effective date:	June 27, 2022

The funds for the dividend will come from retained earnings.

(Financial instruments)

1.       Matters related to the status of financial instruments

(1)	The policy for dealing with financial instruments

The Group is engaged in financial services business with its main focus being deposits, lending, securities investment, and other banking business. As such, it mainly holds financial assets and liabilities that carry interest rate risk, and therefore it conducts market risk management and general asset and liability management (ALM) to prevent the negative effects of interest rate changes. It conducts derivatives transactions as part of those measures.

One of the Bank’s consolidated subsidiaries is also engaged in credit card business.

(2)	Details and risks of financial instruments

The Bank’s financial assets are mainly loans to businesses and individuals in Japan, which exposes it to credit risk. Loans and bills discounted carry the possibility that debts will not be performed in accordance with the agreements due to deterioration of the debtors’ financial circumstances or the like.

The investment securities mainly consist of shares, bonds, and investment trusts, and all are held as available-for-sale securities. These are exposed to issuer credit risk, interest rate fluctuation risk, and market price fluctuation risk.

In addition to deposits business, the Group issues corporate bonds for financing purposes, but there is a liquidity risk that the Group will be unable to refinance the bonds on the payment date if the Group becomes unable to use the markets under certain circumstances.

Derivative transactions include interest rate swaps performed as part of ALM. These are held as hedging instruments, and hedge accounting is applied with respect to the interest rate risk on the hedged deposits, loans and bonds. Hedge effectiveness is judged by comparing the hedge items with the aggregate of the cash flow fluctuations of the hedging instruments and based on the changes, etc. of both during the period from the start of hedging to the time of the effectiveness evaluation.

(3)	Risk management for financial instruments

(a)       Credit Risk Management

The Group has established and operates a system for credit management including individual credit checks, credit authorization, portfolio management, credit information management, credit rating, setting of guarantees and collateral, and handling of problem debts, pursuant to the credit policy and credit risk rules that were established as standards for the Bank’s lending.

This individualized credit management is conducted by sales branches and also by the Loan Management Department, with portfolio management including credit authority management being handled by the Risk Management Department. The Group also periodically holds meetings of the Executive Committee and the board of directors to discuss management methods and the current status of management.

In addition, the Internal Audit Department checks the current status of credit management.

The Funds Department periodically checks credit information with respect to credit risk, derivative risk, and counterparty risk associated with securities issuers.

(b)       Market Risk Management

The Bank maintains its overall market risk including interest risk within the limit set semiannually by the board of directors.

Market risk volume is measured daily using value at risk (VaR), and the General Risk Management Committee meets once per month to monitor risk volume versus the market risk limit and discuss risk-reduction measures as necessary. The content is reported to the Executive Committee and the board of directors.

(i)	Interest Risk Management

The ALM Committee meets every three months to comprehensively review the status of assets and liabilities and discuss measures against inherent credit risk, which it reports to the Executive Committee and the Board of Directors. The General Risk Management Committee meets every month to monitor interest risk volume by reviewing the status of risk volume versus market risk limit and calculating the interest rate risk in the banking book, which it compares to the bank’s equity (materiality test). Based on the results of that monitoring and changes in the market environment, etc., interest swap transactions are conducted to hedge interest rate risk as necessary.

(ii)	Exchange Rate Risk Management

The Funds Department conducts a unified review of the Bank’s overall exchange position and controls the position through a full hedging policy using direct exchange transactions and forward exchange transactions. The Risk Management Department monitors the daily market risk volume based on hedged exchange positions.

(iii)	Price Fluctuation Risk Management

Securities investment is conducted based on the biannual securities investment plan, in accordance with the investment management regulations. The biannual market risk management policy is used to control price fluctuation risk, including setting the market risk limit and holding limits for various risk categories and alarm points for rates of decrease.

Many of the shares are issued by the Bank’s clients, and the shareholdings as a whole promote the Bank’s business. The Bank periodically reviews its shareholdings based on its business relationships with those clients and their financial condition.

(iv)	Derivative Transactions

Derivative transactions are conducted for hedging purposes as stated above, and the Risk Management Department monitors market risk volume including derivative transactions.

(v)	Quantitative information on market risk

For “Loans and bills discounted,” “Securities,” “Corporate bonds,” “Deposits,” and other market risk volume (VaR) calculations, historical simulation is used (with a holding period of 125 days, a confidence interval of 99%, and an observation period of 1,250 business days).

As of March 31, 2022 (consolidated closing date for the current period), overall market risk (estimated amount of loss) is 13,282 million yen.

The bank group conducts backtesting that compares the actual profit and loss to the VaR calculated by the model to confirm its appropriateness every six months.

However, VaR measures the market risk volume at a certain probability of occurrence calculated statistically based on past market fluctuations, and it may not be possible to calculate the risk in circumstances where the market environment has changed significantly and expectedly.

(c)       Liquidity risk management

The Bank formulates a funds plan with reference to management and procurement in its semiannual liquidity risk management policy, and monitors daily cash flow and discusses the market environment, measures to maintain the balance of management and procurement, and other matters at the cash-flow management meetings held every ten days and the General Risk Management Committee meetings held every month.

(4)	Supplementary explanation for fair value, etc. of financial instruments

Since the fair value of financial instruments uses certain assumptions, etc., such values may differ if different assumptions, etc. are applied.

2.       The matters related to the fair value, etc. of Financial Instruments.

  The book value on the consolidated balance sheet and fair value of financial instruments as of March 31, 2022 as well as the differences between these values are described below. Note that stocks, etc. without market prices and partnership investments are not included in the following table (see Note 1). Notes are omitted because cash deposits entrusted, foreign exchange (assets and liabilities), call money, and security accepted in bond lending are settled in short periods of time and have fair values that approximate book values.

(Unit: millions of yen)

	Amount included on consolidated balance sheets	Fair value	Amount of difference
(1) Securities
Available-for-sale securities	401,385	401,385	－
(2) Loans and bills discounted	1,549,464
Allowance for loan losses (*1)	(10,465)
	1,538,998	1,546,547	7,548
Assets total	1,940,383	1,947,932	7,548
(1) Deposits	1,854,796	1,854,868	72
(2) Negotiable certificates of deposit	5,310	5,314	4
(3) Borrowed money	291,500	291,500	－
(4) Corporate bonds	5,000	5,031	31
Liabilities total	2,156,606	2,156,714	107
Derivative transactions (*2)
Transactions to which hedge accounting has not been applied	(586)	(586)	－
Those to which hedge accounting applies (*3)	681	681	－
Total derivative transactions	95	95	－

(*1) General allowances for doubtful accounts and individual allowances for doubtful accounts corresponding to loans and bills discounted are deducted.

(*2) Other derivative transactions recorded in assets and liabilities are presented collectively.

Derivative transactions are presented after netting off claims and obligations. A figure in parentheses denotes an item that is a net liability.

(*3)	These are interest rates, etc. are designated as hedging instruments to fix the cash flows from the loans, etc. that are the hedged assets. Deferred hedges are primarily applied. Furthermore, “Handling of hedge accounting for financial instruments to refer to LIBOR”(Practice Report No. 40 March 17, 2022) has been applied to these hedging relationships.

(Note 1) Below are the amounts posted to the consolidated balance sheet for stocks, etc. without market prices and partnership investments. These values are not included under “available-for-sale securities” for financial instrument fair value information.

(Unit: millions of yen)

Category	Amount included on consolidated balance sheets
Unlisted shares (*1)(*2)	3,625
Partnership investments (*3)	252
(*1)	Non-listed shares are not subject to fair value disclosure under Paragraph 5 of the “Guidelines for Disclosure of Fair value, etc. of Financial Instruments.”(Guidelines on Application of Corporate Accounting Standards No. 19 March 31, 2020)
(*2)	In the current consolidated accounting year, the company recorded an impairment loss of 4 million yen with respect to unlisted shares.
(*3)	Partnership investments are not subject to disclosure of fair values under Paragraph 27 of “Application Guidelines for Accounting Standard for Fair Value Measurement” (Corporate Accounting Standard Application Guideline No. 31, June 17, 2021).

(Note 2) Monetary claims and expected redemption amount after consolidated closing date for securities with maturities

(Unit: millions of yen)

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Deposits	336,205	－	－	－	－	－
Securities	36,582	56,388	59,839	95,511	74,542	22,770
Instruments among available-for-sale securities that have maturities	36,582	56,388	59,839	95,511	74,542	22,770
Total	372,788	56,388	59,839	95,511	74,542	22,770

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Loans and bills discounted (*)	395,155	318,448	247,930	155,233	169,068	263,627
Total	395,155	318,448	247,930	155,233	169,068	263,627
(*)	Of the loans and bills discounted, not included is 23,369 million yen with no prospect of planned redemption, including loans to failed borrowers, substantially failed borrowers and borrowers at risk of failure, and 213,830 million yen that does not have a set term.

(Note 3) The planned repayment amount of corporate bonds, debt and other interest-bearing liabilities after the consolidated closing date

(Unit: millions of yen)

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Deposits (*)	1,745,939	102,720	6,135	－	－	－
Negotiable certificates of deposit	5,310	－	－	－	－	－
Call money and bills sold	45,000	－	－	－	－	－
Cash collateral received for bonds lent	9,001	－	－	－	－	－
Borrowed money	274,700	12,500	4,300	－	－	－
Corporate bonds	－	5,000	－	－	－	－
Total	2,079,951	120,220	10,435	－	－	－

  (*) For deposits we have included disclosure of deposits required to be paid “within one year.”

3.	The particulars of the breakdown of the fair value of financial instruments by level

The fair value of financial instruments is classified into the following three levels depending on the observability and importance of inputs used in the calculation of fair value.

Level 1 fair value:	Among inputs pertaining to the calculation of observable fair values, the fair value calculated using the market price of the assets or liabilities for which the fair value is to be calculated in an active market
Level 2 fair value:	Among inputs pertaining to observable fair values, the fair value calculated using inputs pertaining to the calculation of fair values other than Level 1
Level 3 fair value:	The fair value calculated using inputs for calculation of unobservable fair values

If multiple inputs that have a significant impact on the calculation of fair value are used, the fair value is classified as the lowest priority in the calculation of fair values from among the levels to which those inputs belong.

(1)	The financial instruments reported on the consolidated balance sheet at the fair value

(Unit: millions of yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Securities Available-for-sale securities Government bonds, municipal bonds, etc. Corporate bonds Shares Other (*1)	106,489 － 20,133 8,636	85,585 72,693 3,572 35,309	－ 17,812 － －	192,074 90,505 23,705 43,945
Assets total	135,258	197,160	17,812	350,231
Derivative transactions (*2) Interest-related derivatives Currency related	－ －	194 (99)	－ －	194 (99)
Total derivative transactions	－	95	－	95
(*1)	Transitional measures are applied in accordance with Paragraph 26 of the Policy on Application of Fair value Appraisals, and the amount in the consolidated balance sheet of investment funds not included in the table is 51,153 million yen.
(*2)	Other derivative transactions recorded in assets and liabilities are presented collectively.

Derivative transactions are presented after netting off claims and obligations. A figure in parentheses denotes an item that is a net liability.

(2)	Financial instruments other than those recorded in the consolidated balance sheet at the fair value

(Unit: millions of yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	－	641,593	904,954	1,546,547
Assets total	－	641,593	904,954	1,546,547
Deposits Negotiable certificates of deposit Borrowed money Corporate bonds	－ － － －	1,854,868 5,314 291,500 －	－ － － 5,031	1,854,868 5,314 291,500 5,031
Liabilities total	－	2,151,682	5,031	2,156,714

(Note 1) The valuation technique used to calculate the fair value, and explanation of inputs pertaining to the calculation of fair value

Assets

Securities

Securities that can use unadjusted market prices in active markets are classified as Level 1 fair values. These are mainly listed stocks and government bonds.

If the market is not active, even if a published market price is used, these are classified as a Level 2 fair values. These include local government bonds, corporate bonds and mortgage-backed securities.

If market prices cannot be obtained, the fair value is calculated using valuation techniques such as the present value method for future cash flows. We make maximum use of observable inputs in the valuation, including TIBOR, government bond yields, swap interest rates, prepayment rates, credit spreads, insolvency rates, and loss rates in the event of bankruptcy. If an input that cannot be observed is used calculation, these are classified as Level 3 fair values.

Loans and bills discounted

To the extent that loans with floating interest reflect short-term market interest rates and do not significantly change the credit status of the lender after execution, and therefore have fair values that approximate book values, book values are therefore used as fair values. The fair value of fixed interest loans is calculated by discounting from the interest rate that could be obtained by issuing a new loan with the same total principal and interest, for each loan type, internal rating, and period. For those with short contract terms (less than 1 year), fair values approximate book values and book values are therefore used as fair values.

Claims, etc. against failed borrowers, substantially failed borrowers and borrowers at risk of failure are calculated based on the present value of future cash flows or estimated amounts to be collected from guarantees, etc., so the fair values are close to the amount recorded in the receivables, etc. on the consolidated balance sheet on the consolidated closing date after deducting the amount of allowance for doubtful receivables, and these amounts are recorded as the fair values.

For loans that have no repayment date due to having special characteristics, such as being limited to the amount of collateral assets, the book value is anticipated to be similar to the fair value given the expected repayment period and the interest rate and other terms, and therefore the book value is used as the fair value.

If unobservable inputs have a material impact on fair values, fair values are categorized as Level 3; otherwise, fair values are categorized as Level 2.

Liabilities

Deposits and negotiable deposits

With regard to required deposits, the amount to be paid (book value) when requested on the consolidated closing date is deemed to be the fair value. In addition, the fair values of term deposits and negotiable deposits are classified into separate periods, and present value is calculated by discounting future cash flows. The discount rate is the interest rate used when accepting new deposits. For short-term deposits (less than 1 year), fair values approximate book values and book values are therefore used as fair values. This fair value is categorized as a Level 2 fair value.

Borrowed money

The current value of borrowed money is calculated by discounting the total future interest and principal for certain categories. The discount rate is the interest rate anticipated if new similar borrowings were to be made at the market rate. For those with short contract terms (less than 1 year), fair values approximate book values and book values are therefore used as fair values. This fair value is categorized as a Level 2 fair value.

Corporate bonds

The fair value of the corporate bonds issued by the Bank is calculated using the market price or valuation techniques such as the present value method for future cash flows. This fair value is categorized as a Level 3 fair value.

Derivative Transactions

Derivatives transactions are over-the-counter and do not have published market prices. Fair values are therefore calculated using the present value approach or Black-Scholes model, etc. according to the type of transaction and term to maturity. The primary inputs used in these valuation approaches are interest rates, foreign exchange rates, and volatility. If an unobservable input is not used or its effects are not significant, these are classified as Level 2 fair values, such as plain vanilla interest rate swap transactions, currency swap transactions, and foreign exchange forward transactions.

(Note 2) Information on Level 3 fair values among the financial instruments recorded in the consolidated balance sheet at the fair value

(1)       Quantitative information on inputs that cannot be observed(March 31, 2022)

Category	Valuation technique	Important inputs that cannot be observed	Scope of inputs	Weighted average of inputs
Securities
Available-for-sale securities
Private bonds	Discount present value method	Insolvency rate	0.0% to 5.6%	0.1%

(2)       A reconciliation from the beginning balance to the balance at the end of the period, and valuation gain or loss recognized as profit or loss for the current period(March 31, 2022)

(Unit: millions of yen)

	Balance at beginning of period	Current profit/loss or other comprehensive income		Net purchase, sale, issuance and settlement	Transfer to Level 3 fair value	Transfer from Level 3 fair value	Balance at end of period	From among the amounts reported on profit or loss for the current period, the valuation gain or loss of financial assets and financial liabilities held on the consolidated balance sheet date (*1)
		Booking of Profit and Loss (*1)	Recorded as Other Comprehensive Income (*2)
Securities
Available-for-sale securities
Private bonds	16,220	－	(12)	1,604	－	－	17,812	－
(*1)	Included in “other operating income” on the consolidated statements of income.
(*2)	Included in “Net unrealized gain on available-for-sale securities” under “Other comprehensive income” in the consolidated comprehensive income statement.

(3)       Explanation of the fair value appraisal process

The Group’s General Planning Department designates policies and procedures for the calculation of fair values, which each department follows. The Risk Management Department assesses the appropriateness of the valuation methods and inputs used in the calculation of fair values. The results of that assessment are reported to the Internal Audit Department every financial year, and the appropriateness of the policy and processes for calculating fair value is ensured.

When calculating fair values, we use a valuation model that enables the most appropriate reflection of the nature, characteristics and risks of individual assets. In addition, even when using market prices obtained from third parties, the appropriateness of these prices is verified using appropriate methods such as confirmation of the valuation techniques used and inputs and comparison of similar financial instruments to fair values.

(4)       Explanation of the impact on the fair value in the case of changes in important inputs that cannot be observed

The insolvency rate is a material unobservable input used to calculate the fair value of private bonds, loans, negotiable certificate of deposits, and borrowed money. A significant increase or decrease in an input may be solely responsible for a significant increase or decrease in fair value. Generally, changes in the assumptions used in the insolvency rate lead to corresponding changes in the assumptions used in the rate of loss in the event of insolvency.

(Securities)

1.       Available-for-sale securities (as of March 31, 2022)

	Type	Amount included on consolidated balance sheets (Millions of yen)	Acquisition cost (Millions of yen)	Amount of difference (Millions of yen)
Items for which consolidated balance sheet figures exceed acquisition cost	Shares	21,715	10,305	11,409
	Bonds	133,454	132,790	664
	Japanese government bonds	54,804	54,535	268
	Local government bonds	27,300	27,128	171
	Corporate bonds	51,349	51,126	223
	Other	38,294	35,682	2,611
	Sub Total	193,463	178,779	14,684
Items for which consolidated balance sheet figures do not exceed acquisition cost	Shares	1,990	2,198	(207)
	Bonds	149,126	150,352	(1,226)
	Japanese government bonds	51,685	52,137	(451)
	Local government bonds	58,284	58,764	(479)
	Corporate bonds	39,155	39,450	(294)
	Other	56,804	59,019	(2,214)
	Sub Total	207,921	211,569	(3,648)
Total		401,385	390,349	11,036

2.       Available-for-sale securities sold during the current consolidated accounting year(From April 1, 2021 to March 31, 2022)

	Sale proceeds (Millions of yen)	Total gain on sale (Millions of yen)	Total loss on sale (Millions of yen)
Shares	8,483	4,023	304
Bonds	10,591	0	252
Japanese government bonds	10,111	－	252
Corporate bonds	479	0	－
Other	23,269	1,519	1,138
Total	42,344	5,543	1,696

3.       Securities subject to impairment

For securities other than trading securities (excluding stocks, etc. without market prices and partnership investments), securities for which the fair value is has fallen 50% or more, the amount posted to the consolidated balance sheet is the fair value, and the valuation difference is treated as a loss for the consolidated accounting year (“Impairment Treatment” hereinafter). Securities that have fallen 30% or more and the fair value has significantly fallen due to factors such as credit risk changes, Impairment Treatment is carried out except for in cases where it is recognized that generally the fair value will recover to the acquisition price within one year.

The amount of Impairment Treatment in the current consolidated accounting year is 0.

(Revenue Recognition)

Breakdown of revenue arising from contracts with customers

(Unit: millions of yen)

Category	Current Consolidated Accounting Year
Fees and commissions	5,985
Deposits and lending services	2,971
Exchange services	1,264
Securities-related services	1,074
Agency services	545
Other	130
Other operating income	－
Other ordinary income	－
Ordinary income from contracts with customers	5,985
Ordinary income other than the above	25,543
Ordinary income with respect to external customers	31,528

(Stock Options, etc.)

1.       The amount reported as expenses and the account title for the current consolidated accounting year pertaining to stock options

Operating expenses	56 million yen

2.       Stock option details, scope, and state of changes

(1)	Stock option details

	2013 stock options	2014 stock options	2015 stock options
Classification and number of people subject to grant	7 directors of the Bank (excluding outside directors) 7 executive officers of the Bank	7 directors of the Bank (excluding outside directors) 7 executive officers of the Bank	8 directors of the Bank (excluding outside directors) 6 executive officers of the Bank
Number of stock options granted by class of shares (Note)	35,100 shares of Bank common stock	32,100 shares of Bank common stock	29,100 shares of Bank common stock
Grant date	July 31, 2013	July 30, 2014	July 30, 2015
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.	No requisite service period has been set.
Exercise period	August 1, 2013 to July 31, 2043	July 31, 2014 to July 30, 2044	July 31, 2015 to July 30, 2045

	2016 stock options	2017 stock options	2018 stock options
Classification and number of people subject to grant	8 directors of the Bank (excluding outside directors) 7 executive officers of the Bank	8 directors of the Bank (excluding outside directors) 9 executive officers of the Bank	7 directors of the Bank (excluding outside directors) 10 executive officers of the Bank
Number of stock options granted by class of shares (Note)	28,300 shares of Bank common stock	33,900 shares of Bank common stock	32,800 shares of Bank common stock
Grant date	July 27, 2016	July 26, 2017	August 1, 2018
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 28, 2016 to July 27, 2046	July 27, 2017 to July 26, 2047	August 2, 2018 to August 1, 2048

	2019 stock options	2020 stock options	2021 stock options
Classification and number of people subject to grant	8 directors of the Bank (excluding outside directors) 10 executive officers of the Bank	8 directors of the Bank (excluding outside directors) 10 executive officers of the Bank	6 directors of the Bank (excluding outside directors) 5 executive officers of the Bank
Number of stock options granted by class of shares (Note)	37,600 shares of Bank common stock	39,600 shares of Bank common stock	41,000 shares of Bank common stock
Grant date	July 31, 2019	July 29, 2020	July 28, 2021
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.	No requisite service period has been set.
Exercise period	August 1, 2019 to July 31, 2049	July 30, 2020 to July 29, 2050	July 29, 2021 to July 28, 2051
(Note)	Disclosed as equivalent number of shares after consolidation through the reverse stock split as of October 1, 2016 (ratio of 1 share of stock for 10 shares of stock).

(2)	Stock option scope and state of changes

These disclosures concern the stock options in existence at the end of the current consolidated accounting year (ending March 2022), and present the number of stock options as the equivalent number of shares. Disclosed as equivalent number of shares after consolidation through the reverse stock split as of October 1, 2016 (ratio of 1 share of stock for 10 shares of stock).

(a)       Number of stock options

	2013 stock options	2014 stock options	2015 stock options
Before vesting
End of previous consolidated accounting year	－	－	－
Granted	－	－	－
Canceled	－	－	－
Vested	－	－	－
Unvested	－	－	－
After vesting
End of previous consolidated accounting year	7,600 shares	9,200 shares	10,200 shares
Vested	－	－	－
Exercised rights	1,900 shares	3,700 shares	3,700 shares
Canceled	－	－	－
Unexercised rights	5,700 shares	5,500 shares	6,500 shares

	2016 stock options	2017 stock options	2018 stock options
Before vesting
End of previous consolidated accounting year	－	－	－
Granted	－	－	－
Canceled	－	－	－
Vested	－	－	－
Unvested	－	－	－
After vesting
End of previous consolidated accounting year	12,300 shares	20,300 shares	24,000 shares
Vested	－	－	－
Exercised rights	3,500 shares	9,000 shares	10,800 shares
Canceled	－	－	－
Unexercised rights	8,800 shares	11,300 shares	13,200 shares

	2019 stock options	2020 stock options	2021 stock options
Before vesting
End of previous consolidated accounting year	－	－	－
Granted	－	－	41,000 shares
Canceled	－	－	－
Vested	－	－	41,000 shares
Unvested	－	－	－
After vesting
End of previous consolidated accounting year	32,600 shares	38,400 shares	－
Vested	－	－	41,000 shares
Exercised rights	14,300 shares	13,900 shares	－
Canceled	－	－	－
Unexercised rights	18,300 shares	24,500 shares	41,000 shares

(b)       Unit price information

	2013 stock options	2014 stock options	2015 stock options
Strike price (Note 1)	1 yen	1 yen	1 yen
Average share price upon exercise	1,759 yen	1,588 yen	1,588 yen
Measured fair unit price on the grant date (Note 2)	1,650 yen	1,710 yen	2,180 yen

	2016 stock options	2017 stock options	2018 stock options
Strike price (Note 1)	1 yen	1 yen	1 yen
Average share price upon exercise	1,588 yen	1,588 yen	1,588 yen
Measured fair unit price on the grant date (Note 2)	2,190 yen	2,174 yen	2,178 yen

	2019 stock options	2020 stock options	2021 stock options
Strike price (Note 1)	1 yen	1 yen	1 yen
Average share price upon exercise	1,588 yen	1,588 yen	－
Measured fair unit price on the grant date (Note 2)	2,079 yen	1,932 yen	1,300 yen

(Note)	1. Translated to per share numbers for presentation.
2. Disclosed as on a per share basis with consideration for the reverse stock split as of October 1, 2016 (ratio of 1 share of stock for 10 shares of stock).

3.       Method of estimating fair assessed unit price of the stock options

The fair valuation unit price for the 2021 stock options granted in the current consolidated accounting year is as follows.

(1)	Valuation technique used

Black-Scholes model

(2)	Main basis figures and estimation method

2021 stock options
Share price volatility (Note 1)	26.873%
Expected remaining period (Note 2)	3.0 years
Forecasted dividend (Note 3)	40 yen/share
Risk-free interest rate (Note 4)	-0.139%

(Note)	1. The calculation is based on the stock price performance for the period corresponding to the expected remaining period (from July 29, 2018 to July 28, 2021).
2. The timing of stepping down is estimated based on the term of appointment and the age at the time of stepping down of every officer in the last 10 years, by weighted average based on the number of shares granted to each officer.
3. This is the dividend performance for the fiscal year ending March 2021.
4. This is the yield of government bonds corresponding to the expected remaining term.

4.       Method of estimating the number of vesting stock options

Given the difficulty of forming reasonable estimates for the number of options to expire in the future, the estimate basically reflects only the number of options that have actually expired in the past.

(Per-share information)

Equity per share: 4,955.94 yen

The number of common shares at the end of the current consolidated accounting year used to calculate the amount of equity per share is calculated minus shares held in the Bank’s name.

Net profit per share attributable to shareholders of the parent company for the period: 171.30 yen

The average number of common shares during the period used to calculate the amount of earnings per share attributable to shareholders of the parent company is calculated minus shares held in the Bank’s name.

Diluted net profit per share attributable to owners of parent: 170.30 yen

The average number of common shares during the period used to calculate the amount of earnings per share attributable to shareholders of the parent company after adjustment for potential shares is calculated minus shares held in the Bank’s name.

(Significant post-balance sheet events)

(Notice Regarding Execution of Definitive Agreement on Establishment of a Joint Holding Company (Joint Share Transfer) for The Aichi Bank, Ltd. and The Chukyo Bank, Limited and Preparation of Share Transfer Plan and Distribution of a Dividend of Surplus (Special Dividend))

Chukyo Bank and The Aichi Bank, Ltd. (President: Yukinori Ito, hereinafter “Aichi Bank”; Chukyo Bank and Aichi Bank jointly referred to as the “Banks”), in accordance with a basic agreement (hereinafter the “Basic Agreement”) dated December 10, 2021, as a result of the Board of Directors meetings held at each Bank as of May 11, 2022, and assuming the approval of the Banks’ general meetings of shareholders, the acquisition of permission from relevant authorities, and MUFG Bank, Ltd. (hereinafter “MUFG Bank”) tendering all of its 8,534,385 Chukyo Bank Shares to the tender offer for treasury stock conducted by Chukyo Bank (the “Treasury Stock Tender Offer”); see “(Notice Regarding Acquisition of Treasury Stock and Commencement of Treasury Stock Tender Offer)” in “(Significant post-balance sheet events)”), thereby legally completing the settlement of the Treasury Stock Tender Offer, the Banks have both resolved to form the “Aichi Financial Group, Inc.” (hereinafter the “Joint Holding Company”), which would function as the parent company to which the Banks will become wholly owned subsidiaries, via the joint share transfer method on October 3, 2022 (hereinafter the “Share Transfer”), on the overview of the Joint Holding Company, as well as on the terms and conditions of the Share Transfer. As of May 11, 2022, both Banks have executed a business integration agreement (hereinafter the “Business Integration Agreement”) and jointly created a share transfer plan. The content thereof is as follows.

1.       Background of and Reasons for the Business Integration

With the support of the local community, the Banks have fulfilled their social mandate and established firm business bases as regional financial institutions headquartered in Aichi Prefecture, which is home to many diverse industries.

With recent changes in industrial structures and social environments nationwide such as environmental problems and the post-COVID-19 environment, in the Aichi Prefecture and the surrounding Tokai area in which the Banks operate (the “Region”), customer needs are becoming more sophisticated and diversified as a result of changes to the management issues of business customers and the lifestyles of individual customers, etc., and the Banks believe they are at a turning point in terms of expanding their business opportunities with increased missions and roles as local financial institutions. While the environment is becoming increasingly competitive with new entrants in the field of finance from different industries such as fintech companies, the Banks are being called upon to develop new financial businesses that can be the primary source of revenue, not just as competitors of those new entrants, but by establishing business alliances that utilize their respective technologies and operating bases and by effectively taking advantage of deregulation under the Banking Act, thereby building a sustainable profit base and contributing to the local community as local financial institutions.

Being aware of such management environment and issues and continuing to respond to the expectations of local residents while the competition with other financial institutions including those in adjacent prefectures intensifies in the fertile market of the Region, which is expected to expand, the Banks decided that the best option to contribute to the development of their stakeholders is to utilize the management resources and strengths of the Banks that have built their operation bases in the Region over many years and achieve a business integration between the urban financial institutions to enhance their competitive edge by displaying a prominent presence and continuing to provide advanced financial services.

Based on the Basic Agreement, the Banks have been proceeding with deliberations and considerations in anticipation of a business integration (hereinafter the “Business Integration”) under a basic policy of forming a joint holding company, targeted for October 3, 2022, via the Share Transfer, and a future merger of both Banks under the Joint Holding Company, and on May 11, 2022 the Banks reached a final agreement regarding this Business Integration.

2.       Overview of the Share Transfer

(1)       Schedule of the Share Transfer

Friday, December 10, 2021	Execution of the Basic Agreement (Both Banks)
Wednesday, March 2, 2022	Receipt of notice by the FTC that no cease and desist order will be issued
Thursday, March 31, 2022	Record date of the annual general meeting of shareholders (Both Banks)
Wednesday, May 11, 2022

Board of directors meetings resolutions regarding the execution of the Business Integration Agreement, and the execution of the Business Integration Agreement (Both Banks)

Board of directors meetings resolutions regarding the development of the Share Transfer plan, and the creation of the Share Transfer plan (Both Banks)

Board of directors meeting resolution regarding the execution of the Treasury Stock Tender Offer Application Agreement, and execution of the Treasury Stock Tender Offer Application Agreement (The Bank)

Friday, June 24, 2022 (Planned)	Convening of the annual general meeting of shareholders (adoption of resolution approving the Share Transfer Plan) (Both Banks)
Thursday, September 29, 2022 (Planned)	Tokyo Stock Exchange and Nagoya Stock Exchange de-listing date (Both Banks)
Monday, October 3, 2022 (Planned)	Date of formation of the Joint Holding Company (i.e., effective date of the Share Transfer) Share listing date of the Joint Holding Company
1.	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.
2.	For details regarding the Special Dividend by Chukyo Bank, see “6. Dividend of Surplus (Special Dividend)” below.

(2)       Method of the Share Transfer

The Share Transfer will take the form of a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.

(3)       Details of allotment in the Share Transfer (Share Transfer Ratio)

Company Name	Aichi Bank	Chukyo Bank
Share Transfer Ratio	3.33	1

(Note 1) Share allocation ratio

For every 1 common share of Aichi Bank, 3.33 common shares of the Joint Holding Company shall be allocated, and for every 1 common share of Chukyo Bank, 1 common share of the Joint Holding Company shall be allocated. One unit of shares of common stock of the Joint Holding Company is planned to comprise 100 shares. The share transfer ratio above was based on the calculations and analytical results of a third party valuation institution, the advice of legal advisors, and the results of due diligence performed by each Bank on the other, and was comprehensively decided upon using various factors, such as the market share price of the Banks, their respective financial situations, future outlooks, the Treasury Stock Tender Offer to be performed ahead of the Share Transfer, and the allocation of 141 yen in surplus (prior to deducting the amount of taxes withheld, the same applying hereinafter) per Chukyo Bank share, as per the shareholder return policy for general shareholders of Chukyo Bank described in “6. Dividend of Surplus (Special Dividend)” below.

If, as a result of the Share Transfer, shareholders of either of the Banks must be granted fractions of a share that do not amount to one common share of the Joint Holding Company, in accordance with Article 234 of the Companies Act and other related laws and regulations, shareholders shall be paid an amount equivalent to the value of such fractional shares amounting to less than one share.

Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material adverse effect to the Share Transfer Ratio are newly found to exist or have occurred.

(Note 2) Number of newly issued Joint Holding Company shares to be delivered through the Share Transfer (scheduled)

Common shares: 49,094,859 shares

The above values were calculated based on the total number of common shares issued by Aichi Bank as of March 31, 2022 (10,943,240 shares), and the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares). However, taking into consideration the fact that Chukyo Bank is planning to acquire as treasury stock the 8,534,385 common shares owned by MUFG Bank via the Treasury Stock Tender Offer, and that the Joint Holding Company is to cancel all treasury stock owned by either Bank just before the Joint Holding Company is to acquire all of the issued shares for both Banks (hereinafter the “Basis Period”), the amount of treasury stock for Aichi Bank as of March 31, 2022 (176,712 shares), the amount of treasury stock for Chukyo Bank as of March 31, 2022 (5,150 shares), and the 8,534,385 common shares of Chukyo Bank owned by MUFG Bank that Chukyo Bank plans to acquire via the Treasury Stock Tender Offer, have been excluded as targets for the new share grant described in the calculation above. Note that, if as a result of the Treasury Stock Tender Offer, shareholders of either Aichi Bank or Chukyo Bank exercise their rights to request purchases of shares, or some other event arises before the Basis Period that changes the amount of treasury stock applicable to either Bank as of March 31, 2022, this may change the number of new shares granted by the Joint Holding Company.

(Note 3) Handling of fractional units of shares

Shareholders of either Bank who are to receive allocations through the Share Transfer amounting to less than one unit (100 shares) of the common shares of the Joint Holding Company (hereinafter “Fractional Units of Shares”) may not sell their Fractional Units of Shares on the Tokyo Stock Exchange, the Nagoya Stock Exchange, or any other financial instruments exchange. Shareholders who hold such Fractional Units of Shares may, in accordance with the provisions of Article 192(1) of the Companies Act, demand that the Joint Holding Company purchase such Fractional Units of Shares. Furthermore, in accordance with the provisions of Article 194(1) of the Companies Act, and the articles of incorporation of the Joint Holding Company, the Banks plan to enable shareholders to demand that the Joint Holding Company shares of a number sufficient to constitute a share unit when combined with the fractional units of shares held by that shareholder.

(4)       Treatment of rights to subscribe for new shares and bonds with rights to subscribe for new shares in relation to the Share Transfer

With respect to any rights to subscribe for new shares issued by Aichi Bank and Chukyo Bank, at the time of the Share Transfer, parties with rights to subscribe for new shares for either Bank will be allocated rights to subscribe for new shares applicable to the Joint Holding Company in accordance with the details of such rights and the share transfer ratio, and in accordance with the rights to subscribe for new shares applicable at the Basis Period. Neither of the Banks has issued bonds with rights to subscribe for new shares.

3.       Profile of the Banks (as of the Last Day of March 2022)

Name	The Aichi Bank, Ltd.	The Chukyo Bank, Limited
Location	3 chome-14-12 Sakae, Naka-ku, Nagoya	3 chome-33-13 Sakae, Naka-ku, Nagoya
Job title and name of representative	Yukinori Ito, President	Hideo Kobayashi, President
Description of business:	Banking business	Banking business
Share capital	18 billion yen	31.8 billion yen
Date of establishment	May 15, 1944	February 10, 1943
Total number of issued shares	Common shares: 10,943,240 shares	Common shares: 21,780,058 shares
Settlement Term	March 31	March 31

4.       Profile of the Company (Joint Holding Company) to be Established through the Share Transfer

(1)	Trade Name	Aichi Financial Group, Inc. (English: Aichi Financial Group, Inc.)
(2)	Description of business:

As a bank holding company, the purpose of the Company is to carry out the following business.

(1)       Business management of a bank and companies able to be subsidiaries under the Banking Act

(2)       All operations that are incidental or related to the operations set forth in the preceding subparagraph

(3)       In addition to the duties described in the previous two items, any business duties that a bank holding company is permitted to engage in under the Banking Act

(3)	Location of headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
(4)	Functional location of principal headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
(5)	Representatives and officers’ planned appointment

President and Representative Director Yukinori Ito (Current President of Aichi Bank)

Vice-President and Representative Director Hideo Kobayashi (Current President of Chukyo Bank)

Director Nobuhiko Kuratomi (Currently Senior Management Director of Aichi Bank)

Director Hiroyasu Matsuno (Currently Management Director of Aichi Bank)

Director Hiroaki Yoshikawa (Currently Director of Aichi Bank)

Director Makoto Hayakawa (Currently Managing Executive Officer of Chukyo Bank)

Director Norimasa Suzuki (Currently Director of Aichi Bank)

Director Kenji Ito (Currently Executive Officer and General Manager of General Planning Department of Aichi Bank)

Director Hisashi Sebayashi (Currently Executive Officer and General Manager of General Planning and Administration Department of Chukyo Bank)

Director (Audit Committee) Masahiro Kato (Currently Director of Aichi Bank (Audit Committee)

Director (Audit Committee) Yasutoshi Emoto (Currently External Director of Aichi Bank (Audit Committee Member))

Director (Audit Committee) Yuki Shibata (Currently External Director of Chukyo Bank)

Director (Audit Committee) Chieko Murata (Currently Head of Chieko Murata Tax Accountant Office)

Director (Audit Committee) Yoshiko Kurimoto (Currently External Auditor of Chukyo Bank)

Director (Audit Committee) Takumi Azuma (Currently Full-time Auditor of INTEC Inc.)

(6)	Capital	20 billion yen
(7)	Equity (on a consolidated basis)	Undetermined
(8)	Total assets (on a consolidated basis)	Undetermined
(9)	Settlement Term	March 31

5.       Overview of Accounting Processing Associated with the Share Transfer

The accounting processing associated with the Share Transfer corresponds to an acquisition under accounting standards for business combinations, and the application of the purchase method is anticipated. Furthermore, the amount of goodwill (or negative goodwill) that may arise from the Share Transfer is undetermined at this stage.

6.       Dividend of Surplus (Special Dividend)

(1)       Details of Dividend

Through the Business Integration Agreement, both Banks have agreed to the following: that Chukyo Bank has acquired permissions necessary for the Share Transfer Plan and Special Dividend at the General Shareholders Meeting, and that a Special Dividend of 141 yen per common share shall be paid to every shareholder or registered pledgee of shares of Chukyo Bank registered or recorded as owning Chukyo Bank common shares in the final shareholders’ list dated September 30, 2022, based on the condition precedent that the Share Transfer has not been canceled, and is rationally expected to definitively come into effect on October 3, 2022.

Chukyo Bank resolved at the Board of Directors meeting held on May 11, 2022 that it would bring a proposal to conduct the Special Dividend before the General Shareholders Meeting, on the condition that a proposal to approve the Share Transfer Plan has been approved and passed before such shareholders meeting. The details of the Special Dividend are as laid out below, and will be implemented on the following conditions: that the permissions necessary for the Share Transfer Plan and Special Dividend were acquired at the General Shareholders Meeting, and that the Share Transfer has not been canceled, and is rationally expected to definitively come into effect on October 3, 2022.

(a)       Record date: September 30, 2022 (Note 1)

(b)       Dividend per share: 141 yen

(c)       Total dividend amount: 1,867 million yen (Note 2)

(d)       Effective date: To be determined (Note 3)

(e)       Resources for dividends: Retained earnings

1.	The announcement date pertaining to the setting of the record date for the Special Dividend will be determined during a future Chukyo Bank Board of Directors meeting.
2.	The total amount of dividend was obtained by taking the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares), subtracting the quantity of current treasury stock (5,150 shares) and the number of common shares to be acquired from MUFG Bank by Chukyo Bank via the Treasury Stock Tender Offer (8,534,385 shares), and multiplying the result (13,240,523 shares) by the dividend amount per share. The total dividend amount may change in the event there is a change in the quantity of treasury stock as of March 31, 2022 by the Basis Period due, for example, to the results of the Treasury Stock Tender Offer or exercises of rights to request purchases of shares by Chukyo Bank shareholders. Therefore, the actual total dividend amount will be the amount obtained when the dividend amount per share is multiplied against the amount obtained when the quantity of treasury stock available as of the above record date is subtracted from the total number of shares issued.
3.	The effective date of the Special Dividend will be determined during a future Chukyo Bank Board of Directors meeting.

(2)       Reason for the Dividend

Chukyo Bank’s Board of Directors resolved to conduct the Special Dividend after careful consideration, while engaging in consultations with Aichi Bank regarding the Business Integration, and will be implemented as a means of providing certain returns to the general shareholders of Chukyo Bank.

(Notice Regarding the Acquisition of Treasury Shares and the Commencement of a Tender Offer for Treasury Shares)

On May 11, 2022, Chukyo Bank entered into a tendering agreement (the “Treasury Shares Purchase Agreement”) with its largest shareholder, MUFG Bank regarding a transaction (the “Acquisition of Treasury Shares”) in which Chukyo Bank will acquire all of the common shares of Chukyo Bank (the “Chukyo Bank Shares”) held by MUFG Bank as part of the Business Integration.

Promptly after the satisfaction of the conditions precedent to Chukyo Bank’s tender offer for treasury shares (the “Tender Offer”) including the obtainment of approval for the share transfer in connection with the Business Integration at the shareholder meetings of the Banks to be held on June 24, 2022, Chukyo Bank will pass resolutions to conduct the Acquisition of Treasury Shares under Article 156(1) of the Companies Act (as read according to the provisions of Article 165(3) of the Companies Act) and the provisions of Chukyo Bank’s articles of incorporation, by the specific method of the Tender Offer, and to set the number of shares to be purchased in the Tender Offer at 8,534,385 shares (ownership ratio: 38.89％) and to set the purchase, etc. price in the Tender Offer at 1,195 yen per share.

1.       Background and reasons for arriving at the decision to conduct the Tender Offer

On May 13, 2021, Chukyo Bank and Aichi Bank executed a non-disclosure agreement and began to exchange information with respect to the Business Integration. At the same time, Chukyo Bank, considering that it would be necessary to obtain the approval of Chukyo Bank’s shareholder meeting in order to complete the Business Integration, and that it would be necessary to obtain the consent of Chukyo Bank’s largest shareholder, MUFG Bank, in order to obtain the approval of the shareholder meeting, executed a non-disclosure agreement with MUFG Bank, on May 14, 2021, and began discussions regarding prior consent for the Business Integration and MUFG Bank future relationship with the Banks as an integrated group following the Business Integration. As the discussions became more serious, MUFG Bank became directly involved in the discussions, and Aichi Bank entered into a non-disclosure agreement with MUFG Bank on September 6, 2021 based on the belief that it should discuss the consent for the Business Integration and the future relationship between MUFG Bank and the post-Business Integration group with the Joint Holding Company as its largest shareholder.

While discussing the future vision for the financial group after the Business Integration, the Banks concluded that, having fulfilled their social mandate and established firm business bases as regional financial institutions headquartered in Aichi Prefecture, which is home to many diverse industries, with the support of the local community, going forward they will aim to create a regional financial group with a presence in Aichi Prefecture by establishing a sustainable business model with a business base and consulting functions in Aichi Prefecture, leveraging the Banks’ strengths including their management resources, a business base of corporate and individual customers, and consulting functions to continue to meet the expectations of the local community, resulting in greater competitiveness by leveraging their presence in the Tokai Region and Aichi Prefecture in particular, and contributing to the prosperity of the Banks’ stakeholders by continuing to provide advanced financial services.

Over the past roughly two decades, Chukyo Bank has leveraged its capital relationship with MUFG Bank to receive various support, including specialist knowledge and know-how, from MUFG Bank; however, Chukyo Bank determined that it had developed and internalized its sales and administration functions and established operational collaboration with MUFG Bank such that even without a capital relationship, MUFG Bank and Chukyo Bank would be able to maintain their positive relationship and operational collaboration, and in early July 2021 Chukyo Bank arrived at the belief that it should aim to establish, through the Business Integration, an independent financial group based in the Tokai Region with a focus on the Aichi Prefecture market as a financial institution firmly rooted in the local community, without the global financial institution MUFG Bank as its largest shareholder, and in early July 2021 Chukyo Bank began discussing the sale by MUFG Bank of all of the Chukyo Bank Shares that it holds (the “Sale”). Chukyo Bank considered many different structures, but concluded that for Chukyo Bank to acquire the Chukyo Bank Shares held by MUFG Bank as treasury shares would contribute to Chukyo Bank’s capital efficiency including earnings per share (EPS), book-value per share (BPS), and return on equity (ROE) and return value to shareholders, and that Chukyo Bank’s capital ratio (Japan standard) of 8.33% on a non-consolidated basis as of March 31, 2021 left sufficient a capital surplus, and therefore determined in early July 2021 that the best basic policy would be for Chukyo Bank to complete the Sale by acquiring treasury shares. Then, in late July 2021, Chukyo Bank relayed this basic policy and reasoning to MUFG Bank and Aichi Bank, and in late November 2021, MUFG Bank and Aichi Bank agreed to the basic policy and the reasoning, and the parties entered into a memorandum of understanding on December 10, 2021, confirming their mutual intention to conduct the Acquisition of Treasury Shares.

The discussions regarding the Treasury Shares Purchase Agreement continued, and Chukyo Bank entered into the Treasury Shares Purchase Agreement with MUFG Bank on May 11, 2022, under which Chukyo Bank agreed to conduct the Tender Offer on the following terms and MUFG Bank agreed to tender its shares in the Tender Offer, pursuant to the provisions of the Treasury Shares Purchase Agreement.

2.       Outline of Tender Offer for Treasury Shares

1	Tender Offeror	The Chukyo Bank, Limited
2	Target share certificates, etc.	Chukyo Bank Shares
3	Tender offer price	1,195 yen per Chukyo Bank common share
4	Tender offer period	The 21 business day period from July 1, 2022 to August 1, 2022 (or the applicable period of extension in the event Chukyo Bank extends the period in accordance with applicable laws and regulations)
5	Minimum number to be purchased	Not applicable
6	Maximum number to be purchased	8,534,385 shares
7	Withdrawal event	As set forth in the Tender Offer Report by Chukyo Bank pertaining to the Tender Offer, within the scope set forth in Article 27-11(1) of the Financial Instruments and Exchange Act (Act No. 25 of April 13, 1948, including subsequent amendments; hereinafter the “Act”), as applied through Article 27-22-2(2) of the same Act.

The treasury shares acquired through the Tender Offer will be retired following the completion of the Tender Offer. The specific timing of that retirement has not been determined as of May 11, 2022, but all of the treasury shares held by Chukyo Bank, including the treasury shares acquired through the Tender Offer, will be retired prior to the Business Integration to be conducted on October 3, 2022.

[Reference Documents for the General Meeting of Shareholders (regarding Proposal 2)]

The following matters from Proposal 2 “Approval of Share Transfer Plan With The Aichi Bank, Ltd.”

•	Matters regarding The Aichi Bank, Ltd. Rights to Subscribe for New Shares
•	Systems to Ensure Proper Business Activities by The Aichi Bank, Ltd.
•	Statement of Changes in Equity of The Aichi Bank, Ltd.
•	Notes to the Non-Consolidated Financial Statements of The Aichi Bank, Ltd.
•	Consolidated Statement of Changes in Equity of The Aichi Bank, Ltd.
•	Notes to the Consolidated Financial Statements of The Aichi Bank, Ltd.

(from April 1, 2021 to March 31, 2022)

(Note) From p. 51 to p. 122, “the Bank” refers to Aichi Bank.

Matters Regarding Rights to Subscribe for New Shares, etc. of the Bank

(1)	Rights to subscribe for new shares, etc. of the Bank held by officers of the Bank as of the last day of the fiscal year
	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 2 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 19, 2013

(iii)   Total number of rights to subscribe for new shares

7 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

700 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 20, 2013 to July 19, 2043

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank.

One

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 3 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 25, 2014

(iii)    Total number of rights to subscribe for new shares

5 rights

(iv)    Class and number of shares underlying the rights to subscribe for new shares

500 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 26, 2014 to July 25, 2044

(vi)    Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank.

One

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 4 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 24, 2015

(iii)   Total number of rights to subscribe for new shares

8 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 25, 2015 to July 24, 2045

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank.

Two

(i)      Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 5 Rights to Subscribe for New Shares

(ii)     Allocation date for the rights to subscribe for new shares

July 22, 2016

(iii)    Total number of rights to subscribe for new shares

18 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

1,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 23, 2016 to July 22, 2046

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 6 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 21, 2017

(iii)   Total number of rights to subscribe for new shares

16 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

1,600 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 22, 2017 to July 21, 2047

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 7 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 20, 2018

(iii)   Total number of rights to subscribe for new shares

18 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

1,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 21, 2018 to July 20, 2048

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 8 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 19, 2019

(iii)   Total number of rights to subscribe for new shares

39 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

3,900 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 20, 2019 to July 19, 2049

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

(i)      Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 9 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 22, 2020

(iii)   Total number of rights to subscribe for new shares

78 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

7,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 23, 2020 to July 22, 2050

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Five

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 10 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

June 25, 2021

(iii)   Total number of rights to subscribe for new shares

108 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

10,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 22, 2021 to July 21, 2051

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Seven
Outside Directors (excluding directors who are Audit Committee Members)	－	－
Directors who are Audit Committee Members	－	－

(2)	Rights to subscribe for new shares, etc. of the Bank delivered to employees, etc. during the fiscal year

No applicable matters.

Systems to Ensure Proper Business Activities

<Summary of the Content of Systems for Ensuring Proper Business Activities>

As set forth below, the Bank has established the Basic Policy on the Establishment of Internal Control Systems by resolution of the Board of Directors as systems for ensuring proper business activities.

(1)	Systems for ensuring that the execution of duties of directors and employees complies with laws and regulations and the articles of incorporation

Officers and employees shall carry out conscientious and fair corporate activities that are in accordance with the Aichi Bank Code of Ethics and Code of Conduct established based on the Bank’s management philosophy, bank credo, and bank motto, that comply with laws and regulations, etc., and that do not violate social norms.

The Bank seeks to establish and strengthen the compliance system by establishing the Compliance Committee as the organization overseeing compliance, and the Compliance Risk Management Department as the department responsible for supervising and managing legal compliance.

A Compliance Manual is distributed to officers and employees to ensure that compliance is fully understood. In addition, as a concrete implementation plan for realizing compliance, each fiscal year a compliance program is formulated, and directors receive and evaluate reports on the progress thereof and reports by committees, etc.

A compliance hotline is established as a system to report on and consult about violations of laws and regulations, etc., and efforts are made to quickly detect and resolve fraudulent practices, etc. and take corrective action.

Under the Basic Policy Against Anti-Social Forces, efforts are made to block all relationships, including transactions, with anti-social forces that threaten the order and safety of civil society, and unreasonable demands are firmly rejected.

(2)	Systems regarding preservation and management of information related to the execution of directors’ duties

Efforts are made to appropriately manage information assets based on the Security Policy, etc.

Board of Directors meeting minutes and other minutes and reports of important committees, etc. are prepared and retained by the responsible department in accordance with laws and regulations and internal rules. These documents are organized and preserved in accordance with the internal rules so that the directors can always view them.

(3)	Rules and other systems related to management of the risk of loss

Under the Basic Rules for Risk Management and the Crisis Management Rules, basic rules and manuals are established for each type of risk and risk management is implemented.

A Risk Management Committee is established as the risk management supervising organization, and discusses and examines reports on the status of various risks, comprehensive risk management, etc.

The status of credit risk, market-related risk, liquidity risk, operational risk, etc. is regularly reported to the Board of Directors.

The Audit Department is established as an organization directly controlled by the Board of Directors, and it conducts internal audits of each department at headquarters, branch offices, and group companies.

(4)	System to ensure that the execution of duties by directors is performed efficiently

Meetings of the Board of Directors are held once a month, and otherwise as necessary. Various committees are established and cross-sectional discussions are held on important matters. In addition, duties of directors are clarified based on managerial posts, rules on division of duties, etc., and efforts are made to ensure that duties are executed efficiently.

Directors regularly report to the Board of Directors on the status of their execution of business.

(5)	System to ensure proper business activities in the business group comprised of the Bank and group companies

In accordance with the Affiliate Company Management Rules, a department in charge of operations for managing group companies, such as risk management and compliance, is established, and important matters for Bank approval and to be reported to the Bank are stipulated.

The General Planning Department is responsible for managing group companies, and a system is established to receive reports on the details of business from group companies in accordance with the Affiliate Company Management Rules and provide guidance and management for group companies.

In addition, the Bank’s Audit Department has a system to conduct audits with regard to the appropriateness and effectiveness of the internal control systems, etc. of group companies.

A system is established to enable the Bank and group companies to operate and respond to the compliance hotline in a unified manner.

(6)	Information related to employees who assist the duties of the Audit Committee

The Audit Committee Administrative Office is established to assist the duties of the Audit Committee, and full-time, dedicated employees are assigned thereto. The opinion of the Audit Committee regarding the number of Audit Committee Administrative Office employees and the appointment thereof is heard in advance and respected.

(7)	Matters related to independence from other directors (excluding directors who are Audit Committee Members) of employees who are to assist in the duties of the Audit Committee, and matters related to ensuring the effectiveness of the instructions given by the Audit Committee to the employees

The opinion of the Audit Committee is respected with regard to the appointment, transfer, and performance review of employees assigned to the Audit Committee Administrative Office.

Employees who belong to the Audit Committee Administrative Office are not to receive instructions or orders from persons other than the Audit Committee.

(8)	System for directors (excluding directors who are Audit Committee Members) and employees to report to the Audit Committee and other systems related to reporting to the Audit Committee, and system to ensure that a person who reports to the Audit Committee is not treated disadvantageously due to making the report

A system is established to circulate important internal approval documents and reports to full-time Audit Committee Members, and to report any material risks that arise.

A system is established to enable the Audit Committee to seek explanations from directors (excluding directors who are Audit Committee Members) or employees regarding reported matters, etc. as necessary.

A system is established such that a full-time Audit Committee Member is one of the Bank’s and group companies’ compliance hotline reporting and consultation contacts, and can receive reports and be consulted. In addition, the person reporting or consulting is kept confidential and treated so as not to suffer any disadvantage, etc. in the course of employment.

(9)	Matters related to policies concerning procedures for advanced payment or reimbursement of expenses that arise with regard to execution of duties of Audit Committee Members (limited to the execution of Audit Committee duties) or other processing of expenses or obligations that arise with regard the execution of those duties

If an Audit Committee Member finds it necessary in order to execute their duties, they may ask the Bank for the expenses therefor.

(10)	Other systems to ensure that audits by the Audit Committee are performed effectively

The Audit Committee conducts regular interviews, etc. with the Representative Director. In addition, a system is established to ensure that audits are conducted effectively, such as by cooperating and holding regular meetings with attorneys, accounting auditors, corporate auditors at group companies, and the Audit Department, which is the internal audit division.

<Outline of Operating Status of Systems to Ensure Proper Business Activities>

The operating status of systems to ensure proper business activities is as follows.

(1)	Compliance systems
-	The Bank distributes to its officers and employees the Compliance Manual that puts together the Aichi Bank Code of Ethics and Code of Conduct, compliance guidance, basic laws and regulations, Q&A, etc., and strives to raise awareness and ensure compliance with laws and regulations.
-	The Compliance Committee meets every other month in principle to improve and strengthen the compliance system.
-	Based on the Compliance Regulations, a compliance program is formulated for the fiscal year, and reports are made to the Compliance Committee and the Board of Directors every six months on the status of implementation of the compliance program, the details of material compliance violations and countermeasures, and other material matters.
-	With regard to the system for reporting and consulting on violations of laws and regulations, etc., a compliance hotline has been established with the Bank’s full-time Audit Committee Members, General Manager of Audit Department, and a third-party organization (attorney) as points of contact, and the status of reporting, etc. is regularly reported to the Compliance Committee and the Board of Directors.
-	The status of responses to anti-social forces is reported to the Compliance Committee and the Board of Directors.

(2)	Risk management system
-	The Bank holds a meeting of the Risk Management Committee every other month in principle to report on the status of various risks, discuss and examine the status of comprehensive risk management, etc., and develop provisions and manuals concerning risk management and crisis management.
-	In addition to the status of comprehensive risk management, an overview of each type of risk is reported to the Board of Directors every six months.
-	The Audit Department conducts internal audits of each department at headquarters, branch offices, and group companies, and reports the audit results and progress of improvement, etc. to the Board of Directors every six months.

(3)	System for ensuring the efficient execution of duties by directors
-	Meetings of the Board of Directors are held regularly once a month and at any time as necessary. In the current fiscal year, the company has held 12 regular Board of Directors meetings and nine extraordinary Board of Directors meetings.

-	In addition, in order to discuss important matters, meetings are held of the Management Committee (18 times), the Risk Management Committee (10 times), and the Compliance Committee (9 times).
-	Duties of directors are clarified based on managerial posts, rules on division of duties, etc., and regular reports are made to the Board of Directors on the status of directors’ execution of business.
-	Minutes and reports of the minutes of meetings of the Board of Directors and other important committees, etc. are prepared and are stored and managed by the responsible department in accordance with laws and regulations and internal rules.

(4)	Systems for ensuring proper business activities in the Bank’s group
-	The management system of group companies and important matters, etc. that require an application for approval and reporting to the Bank are stipulated in the Affiliate Company Management Rules. In addition, the General Planning Department, as the department responsible for managing group companies, has established a system for receiving reports on the details of operations and conducting guidance for and management of group companies.
-	The Auditing Department conducts audits on the appropriateness and effectiveness of the internal control posture, etc. of group companies.
-	A system has been established that allows the Bank and group companies to operate and respond to compliance hotlines in a unified manner.

(5)	Ensuring, etc. that audits by the Audit Committee are performed effectively
-	The Audit Committee holds regular interviews with the representative director, and regularly exchanges information and cooperates with the accounting auditor, corporate auditors of group companies, and the Audit Department, which is the internal audit division, etc.
-	The Bank’s and group companies’ important internal approval documents and reports are circulated to full-time Audit Committee Members as necessary, and full-time Audit Committee Members attend important meetings of various committees, etc.
-	In order to assist in the Audit Committee’s duties, there are full-time staff members who are unable to receive instructions from outside the Audit Committee.

Statement of Changes in Equity for the 113th Period

(From April 1, 2021 to March 31, 2022)

(Unit: millions of yen)

	Shareholders’ equity
	Amount of stated capital	Capital surplus			Retained earnings
		Capital reserve	Other capital surplus	Total capital surplus	Retained earnings reserve	Other retained earnings			Total retained earnings
						Reserve for reduction entry of replaced assets	General reserve	Retained earnings brought forward
Balance at the beginning of period	18,000	13,834	－	13,834	5,392	434	127,280	4,376	137,484
Change of items during period
Dividends of surplus								−1,721	−1,721
Net income for period								10,801	10,801
Acquisition of treasury shares
Disposition of treasury shares			−9	−9
Reversal of revaluation difference on land								140	140
Provision of general reserve							2,000	−2,000	－
Transfer to capital surplus from retained earnings			9	9				−9	−9
Changes in the amount for the period (net amount) for items other than shareholders’ equity
Total change during period	－	－	－	－	－	－	2,000	7,211	9,211
Balance at end of period	18,000	13,834	－	13,834	5,392	434	129,280	11,587	146,695

(Unit: millions of yen)

	Shareholders’ equity		Valuation and translation adjustments				Rights to subscribe for new shares	Total equity
	Treasury shares	Total shareholders’ equity	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Total valuation and translation adjustments
Balance at the beginning of period	−1,055	168,263	59,255	100	8,413	67,768	302	236,334
Change of items during period
Dividends of surplus		−1,721						−1,721
Net income for period		10,801						10,801
Acquisition of treasury shares	−3	−3						−3
Disposition of treasury shares	78	69						69
Reversal of revaluation difference on land		140						140
Provision of general reserve		－						－
Transfer to capital surplus from retained earnings		－						－
Changes in the amount for the period (net amount) for items other than shareholders’ equity			−16,638	535	−140	−16,243	−43	−16,286
Total change during period	75	9,286	−16,638	535	−140	−16,243	−43	−6,999
Balance at end of period	−979	177,549	42,616	635	8,272	51,525	259	229,334

Notes to the Non-Consolidated Financial Statements

Stated monetary amounts are rounded down to the nearest million yen.

Significant accounting policies

1.	Valuation basis and valuation method for marketable securities

The valuation of marketable securities is carried out in accordance with the market value method (selling costs are calculated using the moving average method).

2.	Valuation basis and valuation method for securities

The valuation of securities is carried out using the amortized cost method using the moving average method for bonds held to maturity (straight-line method), the cost method using the moving average method for shares in subsidiaries and subsidiary corporations, etc., and the market value method for other securities (selling costs are calculated using the moving average method), but the cost method using the moving average method is used for shares, etc. without market price.

Valuation differences on available-for-sale securities are included in equity.

3.	Valuation criteria and valuation method for derivative transactions

Derivative transactions are evaluated based on the market value method.

4.	Depreciation method for fixed assets
(1)	Tangible fixed assets (excluding leased assets)

Tangible fixed assets are depreciated using the declining balance method (however, the straight-line method for buildings excluding ancillary equipment acquired on or after April 1, 1998, and for ancillary equipment and structures acquired on or after April 1, 2016).

The principal useful life is as follows:

Buildings	8–50 years
Other	3–20 years
(2)	Intangible fixed assets (excluding leased assets)

Intangible fixed assets are depreciated using the straight-line method. Software for own use is depreciated based on the usable period within the Bank (five years).

(3)	Leased assets

Leased assets in “tangible fixed assets” or “intangible fixed assets” under finance leases that do not involve transfer of ownership are depreciated using the straight-line method, with the lease term as the useful life of the lease period. The residual value is zero.

5.	The basis for the translation of foreign currency dominated assets and liabilities into Japanese currency

Foreign currency-denominated assets and liabilities are converted into yen using the exchange rate on the closing date.

6.	Allowance recording standards
(1)	Allowance for doubtful accounts

Allowances for doubtful accounts are recorded as follows in accordance with the pre-prescribed amortization and allowance rules.

For claims equivalent to claims against normal obligors and claims requiring attention stipulated in the “Guidelines on Self-Assessment of Assets of Banks and Other Financial Institutions and Audit of Bad Debt Amortization and Allowance for Doubtful Accounts” (Japan Institute of Certified Public Accountants Special Committee on Audits of Banks, etc. Report No. 4, April 14, 2022), the expected loss amount for the next year or the expected loss amount for the next three years is estimated and recorded, with the expected loss amount calculated by calculating the loss rate based on the average value of the bad debt record rate over a certain period in the past based on the bad debt record for one year or three years, and adding necessary adjustments such as future prospects to this. For claims corresponding to claims against obligors with a concern of bankruptcy, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount that is deemed necessary is recorded. For claims corresponding to claims against legally or substantially bankrupt obligors, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount is recorded.

All claims are assessed by the asset valuation department in cooperation with the sales-related department based on the asset self-assessment standards.

(2)	Allowance for investment loss

In order to provide for losses on investment, the reserve for investment losses is recorded in the amount deemed necessary in consideration of the financial position, etc. of securities issuers.

(3)	Allowance for bonuses payable

In order to provide for the payment of bonuses to employees, the reserve for bonuses is recorded in the estimated amount of bonus payments to employees that are attributable to the current fiscal year.

(4)	Allowance for officers’ bonuses payable

In order to provide for the payment of bonuses to officers, the reserve for officer bonuses is recorded in the estimated amount of bonus payments to officers that are attributable to the current fiscal year.

(5)	Allowance for retirement benefits

In order to provide for the payment of employee retirement benefits, a reserve for retirement benefits is recorded based on the estimated amount of retirement benefit obligations and pension assets at the end of the current fiscal year. The method of attributing the estimated amount of retirement benefits to the period lasting until the end of the current fiscal year when calculating the retirement benefit obligations is based on the benefit calculation formula standard. Actuarial differences are expensed over a period (13–14 years) that is no longer than the average remaining service period for employees as of the year in which they arise, starting from the first year following that in which they arise.

(6)	Allowance for officers’ retirement benefits

In order to provide for the payment of retirement benefits to executive officers, a reserve for officer retirement benefits is recorded in the amount of estimated payment of retirement benefits to executive officers that can be recognized as having occurred by the end of the current fiscal year.

(7)	Allowance for reimbursement losses for inactive deposits

In order to provide for reimbursement losses based on reimbursement claims from depositors for inactive deposits that were recognized as profit, a reserve for reimbursement of inactive deposits is recorded in the expected amount of future reimbursement losses based on past reimbursements.

(8)	Allowance for contingent loss

In order to provide for future payments of obligations through liability sharing systems, etc. for guarantees of credit guarantee associations pertaining to loans, etc., a reserve for contingent losses (reserve for guarantee losses) is recorded in the amount deemed necessary in consideration of past bad debts, etc.

7.	Method of recording revenue and expenses

The main performance obligation in key businesses concerning revenue generated from contracts with customers is the provision of financial services, etc., and revenue is recognized in the amount that is expected to be received in exchange for promised goods or services when control of such goods or services transfers to the customer.

8.	Hedge accounting method

Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from financial assets and liabilities is based on deferred hedges prescribed in “Accounting and Audit Treatment regarding Application of Financial Instruments Accounting Standards in the Banking Industry” (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 24, March 17, 2022; “Industry Audit Committee Practical Guidelines No. 24”). With regard to the hedging effectiveness assessment method, for hedging that offsets market fluctuations, we group into each certain (remaining) period and then identify and evaluate the deposits and loans, etc. to be hedged and interest rate swap transactions, which are hedging instruments. In addition, with regard to hedging that fixes cash flows, effectiveness is evaluated by verifying the correlation between interest rate fluctuation factors of the hedged items and the hedging instruments.

For some assets, deferred hedges are used by individual hedges that directly correspond with hedged items and hedging instruments.

The hedging effectiveness assessment has been omitted because the terms of the hedging instruments and hedged items are essentially the same, so market fluctuations are offset at the start of hedging and continuously thereafter.

Among the above hedging relationships, the special treatment set out in “Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (Practical Issues Task Force Report No. 40, March 17, 2022; Accounting Standards Board of Japan) is applied to all hedging relationships within the scope of the report. The details of hedge accounting to which this practical response report is applied are as follows.

Hedge accounting method	Deferred hedging

Type of financial instrument that is the hedging instrumentInterest rate swap

Type of financial instruments that are hedged	Japanese government bond
Types of hedge transaction	Offsetting market fluctuations

9.	Accounting treatment for consumption tax, etc.

Non-deductible consumption tax, etc. on tangible fixed assets is recorded in expenses for the current fiscal year.

Changes to accounting policies

(Application of Accounting Standards for Recognition of Revenue, etc.)

The Accounting Standards for Revenue Recognition (Corporate Accounting Standards No. 29, March 31, 2020; “Revenue Recognition Accounting Standards”), etc. have been applied from the beginning of the current fiscal year, and revenue is recognized in the amount expected to be received in exchange for promised goods or services when control of such goods or services transfers to the customer.

As a result, part of the consideration paid to customers such as cash-backs has changed from the method of being treated as “operating expenses” or “other ordinary expenses” in “ordinary expenses” to the method of making a reduction from the transaction price.

This effect that this change has on the financial statements is minor.

(Application of Accounting Standards for Fair Value Measurement, etc.)

The Accounting Standards for Fair Value Measurement (Corporate Accounting Standards No. 30, July 4, 2019; “Fair Value Measurement Accounting Standards”), etc. have been applied from the beginning of the current fiscal year, and in accordance with the transitional treatment set forth in Section 19 of the Fair Value Measurement Accounting Standards and Section 44-2 of the Accounting Standards for Financial Instruments (Corporate Accounting Standards No. 10, July 4, 2019), the new accounting policies established by the Fair Value Measurement Accounting Standards will be applied in the future. The effect that this change has on the financial statements is minor.

Significant accounting estimates

Items for which the amount was recorded in the financial statements for the current fiscal year based on accounting estimates and that could have a material impact on the financial statements for the next fiscal year are as follows.

Allowance for doubtful accounts

(1)	Amount recorded in the financial statements for the current fiscal year
Allowance for doubtful accounts	13,223 million yen
(2)	Information that contributes to an understanding of the content of an important accounting estimate pertaining to the identified item
(i)	Calculation method

As stated in “(1) Allowance for doubtful accounts” under 6. Allowance recording standards” of “Significant accounting policies,” assets are valued based on asset self-assessment standards, and allowances for doubtful accounts are recorded in accordance with the amortization and allowance rules according to the determined debtor category.

(ii)	Key assumptions

Debtor category is determined based on quantitative information such as the debtor’s financial information in addition to making a judgment taking qualitative factors, etc. into consideration, and there is a high degree of uncertainty about the estimate mainly in the following areas.

-	Ascertaining the credit status of the debtor, including the future prospects for performance of the debtor (including financial analysis, industry trends, use of funds, repayment plan, etc.)
-	Estimating expected losses based on the recent economic environment and future outlook based on risk factors and past bad debt results

Regarding the estimates for allowance for doubtful accounts due to the COVID-19 pandemic, it is expected that escalation of the pandemic and the resulting stagnation of economic activity will continue to have an impact in the next fiscal year, but it is expected that economic activity will gradually recover with the support of economic measures by the government.

Against this backdrop, it is assumed that some industries will continue to see an impact on earnings such as lower sales, and that there will be some degree of impact on credit risk for loans, etc. Based on these assumptions, in order to provide for the expected losses due to such impact, the allowance for doubtful accounts is recorded by reflecting the deterioration of debtors’ recent performance, which is expected to be impacted, in the debtor categorization.

(iii)	Impact on financial statements for the next fiscal year

The above assumptions involve a high degree of uncertainty, and changes in the assumptions used in the initial estimates due to escalation of the pandemic or changes in economic environment and changes in borrowers’ financial situations, etc. may have a material impact on the allowance for doubtful accounts in the financial statements for the next fiscal year.

Matters to Be Set Down in Notes

(Balance Sheet-Related)

1.	Total amount of shares of affiliates: 1,888 million yen
2.	The claims under the Banking Act and the Act on Emergency Measures for the Revitalization of Financial Functions are as follows. Claims are recorded in the accounts for corporate bonds (limited to contracts under which the redemption of the principal and payment of the interest in whole or in part are guaranteed, and such corporate bond is issued through the private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act)), loans, and foreign exchange under “securities,” and accrued interest, suspense payments, and customers’ liabilities for acceptances and guarantees under “other assets” in the balance sheet.
Amount of claims subject to bankruptcy or reorganization proceedings and equivalent claims	7,478 million yen
Amount of claims with risks	40,489 million yen
Amount of claims requiring monitoring	5,005 million yen
Amount of claims in arrears for three months or more	302 million yen
Amount of restructured loans	4,703 million yen
Subtotal	52,974 million yen
Amount of normal claims	2,756,813 million yen
Total amount	2,809,787 million yen

“Claims subject to bankruptcy or reorganization proceedings and equivalent claims” means claims held against debtors with failed business status due to grounds such as a petition for commencement of bankruptcy proceedings, commencement of reorganization proceedings, or commencement of rehabilitation proceedings, and any other type of claims equivalent thereto.

“Claims with risks” means claims that do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims and for which, although the debtor has not entered bankruptcy, there is a high possibility that loan principal cannot be recovered or interest cannot be received according to the contract because of difficulties in the financial condition and business performance of the debtor.

“Claims in arrears for three months or more” are loans for which the payment of principal or interest has been not paid for three months or more from the day following the agreed payment date, and which do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims or claims with risks.

“Restructured loans” are loans that, for the purpose of the rehabilitation or support of the debtor, have reduced or exempted interest rates, deferred payment of interest, deferred repayment of principal, loan forgiveness, or other arrangements that are advantageous to the debtor, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, or claims in arrears for three months or more

“Normal claims” are claims classified as those other than claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, claims in arrears for three months or more, and restructured loans, and for which the debtor has no particular financial condition or business performance problems.

The aforementioned amount of claims is before deducting the allowance for doubtful claims.

Change in presentation

Following the implementation from March 31, 2022 of the Cabinet Office Ordinance Partially Revising the Ordinance for Enforcement of the Banking Act, etc. (Cabinet Office Ordinance No. 3 of January 24, 2020), the categories, etc. of risk-monitored claims under the Banking Act are presented in accordance with the classification, etc. of disclosed claims under the Act on Emergency Measures for the Revitalization of Financial Functions.

3.	Discounts on negotiable instruments are treated as financial transactions pursuant to the Industry Audit Committee Practical Guidelines No. 24. The bank acceptances, commercial bills, documentary bills, and foreign exchange purchases, etc. that have been accepted pursuant thereto have rights enabling disposition at will by way of sale or (re-) collateral. The face value of this amount is 14,346 million yen.
4.	In loan participation, the amount recorded on the balance sheet is 3,248 million yen out of the participation principal amount accounted for as loans to original debtors based on Accounting and Presentation of Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee No. 3, November 28, 2014)
5.	Assets offered as collateral are as follows.

Assets offered as collateral

Securities	463,045 million yen
Loans	111,268 million yen

Obligations corresponding to the security assets

Call money	6,119 million yen
Security accepted for bond lending transactions	49,241 million yen
Borrowed money	447,070 million yen

In addition to the above, 704 million yen of securities has been provided as collateral for transactions such as foreign exchange settlements and substitutes for futures trading margins, etc.

Other assets include 10,000 million yen of deposited margin from central clearing houses and 334 million yen of guarantee money.

6.	Overdraft agreements and commitment line agreements pertaining to loans are agreements that promise to lend funds up to a certain limit provided there is no breach of the terms and conditions set forth in the agreement if a request is received from a customer to execute a loan. The unused loan balance pertaining to such agreements is 619,394 million yen, and all have an original agreement term of one year or less (or are unconditionally revocable at any time).

As many of these agreements end without drawdown, the undrawn loan balance itself does not necessarily affect the Bank’s future cash flow. Many of these agreements contain provisions to the effect that the Bank may reject a loan drawdown request or reduce the maximum amount of the contract due to a change in the financial situation, preservation of claims, and other reasonable grounds. In addition to requiring collateral such as real estate, securities, etc. as necessary at the time of contract, the customer’s business conditions are regularly ascertained based on predetermined internal procedures after entering into the agreement, and the agreement is reviewed and measures for credit protection, etc. are taken as necessary.

7.	A revaluation of land for business use was conducted in conformance with the Act on Revaluation of Land (Act No. 34 of March 31, 1998), and the amount corresponding to tax on the resulting revaluation difference is recorded to the category for liabilities as a “deferred tax liability for revaluation,” and the amount after this deduction is recorded to the category for equity as the “land revaluation difference.”

Date of revaluation: March 31, 1998

The method of reevaluation stipulated in Article 3, Paragraph 3 of said Act.       Calculation by making a reasonable adjustment based on the taxable value of the land value tax prescribed in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

The difference between the total amount of the market value at the end of the current fiscal year of the land for business use for which revaluation has been carried out as prescribed in Article 10 of said Act and the total amount of the book value after the revaluation of the said land for business use

The difference is not stated because the market value of the land for which revaluation was carried out exceeds the book value after the revaluation.

8. Amount of accumulated amortization for tangible fixed assets	24,207 million yen
9. Amount of reduction entries for tangible fixed assets	1,892 million yen
10.	Of the corporate bonds under “securities,” the Bank’s guarantee obligation for corporate bonds through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 36,078 million yen.
11. Total amount of monetary claims against directors arising from transactions with directors	3 million yen
12. Total amount of monetary claims with respect to affiliates	7,200 million yen
13. Total amount of monetary obligations with respect to affiliates	5,123 million yen

(Profit and Loss Statement-Related)

1.	Revenue from transactions with affiliates
Total amount of revenue pertaining to money management transactions	35 million yen
Total amount of revenue pertaining to service transactions, etc.	14 million yen
Total amount of revenue pertaining to other operations and other current transactions	72 million yen
Expenses due to transactions with affiliates
Total amount of expenses pertaining to fund-raising transactions	50 million yen
Total amount of expenses pertaining to service transactions, etc.	47 million yen
Total amount of expenses pertaining to other operations and other current transactions	246 million yen
Total expenses pertaining to other transactions	0 million yen
2.	The book value of the following assets has been reduced to the recoverable value due to a change in the use of the asset or a continuous decline in land prices, etc., and the amount of such decrease and removal expenses, etc. are recorded to extraordinary losses as impairment losses (186 million yen).
Category	Region	Main use	Type	Impairment loss (millions of yen)
Operating assets	Aichi Prefecture	3 sales branches, etc.	Land and building, movable assets, etc.		186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)
Total					186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)

Operating assets are grouped by branch office, which is the smallest division of management accounting (however, a branch office group that conducts business in a coordinated manner is that group unit).

In addition, idle assets are treated as one unit.

The recoverable value used to measure the impairment loss in the current fiscal year is the net sale price. The net sale price is calculated by deducting the estimated amount of disposition expenses from the real estate appraisal amount, etc.

3.	Transactions with related parties

Officers and major shareholders (limited to individuals), etc.

Type	Company designation or name	Location	Stated capital or capital contribution (millions of yen)	Line of business or profession	Holding (held) ratio of voting rights, etc. (%)	Relationship to related party	Details of the transactions	Transaction amount (millions of yen)	Account title	End of period balance (millions of yen)
Close relative of officer	Yasumichi Inukai	－	－	Certified tax accountant	－	－	Lending of funds	(Average balance) 30	Loans	29
								(Lending interest rate) 0

(Note)	Transaction terms and policies for deciding transaction terms, etc.

Lending of funds is decided in the same manner as general transaction terms and conditions.

(Statement of Changes in Equity-Related)

Matters regarding class and number of treasury shares

(Unit: thousands of shares)

	Number of shares at the beginning of the current fiscal year	Increase in number of shares in current fiscal year	Decrease in number of shares in the current fiscal year	Number of shares at the end of the current fiscal year	Summary
Treasury shares
Common stock	189	0	14	176	(Note)
Total	189	0	14	176

(Note)	1. The increase in the number of common stock treasury shares of 0 thousand shares is due to an increase of 0 thousand shares from purchases of fractional units of shares.
2. The decrease in the number of common stock treasury shares of 14,000 shares is a decrease of 0 thousand shares due to request(s) for additional purchase of fractional shares and a decrease of 14,000 shares due to treasury share dispositions in conjunction with the exercise of stock options.
(Securities-Related)

In addition to government bonds, local government bonds, corporate bonds, stocks, and other securities, trust beneficial interests in trading account securities and monetary claims purchased are included in the balance sheet.

1.	Trading securities (as of March 31, 2022)
Valuation difference included in profit and loss for the current fiscal year (millions of yen)
Trading securities	0

2.	Bonds held to maturity (as of March 31, 2022)

No applicable matters.

3.	Shares in subsidiaries, subsidiary corporations, etc. and affiliated corporations, etc. (as of March 31, 2022)

No applicable matters.

(Note)	Amount of shares, etc. without market price recorded on the balance sheet

Amount recorded on the balance sheet (millions of yen)
Shares of subsidiaries and subsidiary corporations, etc.	1,888
Shares of affiliated corporations, etc.	－

4.	Available-for-sale securities (as of March 31, 2022)

	Type	Amount recorded on the balance sheet (millions of yen)	Acquisition cost (millions of yen)	Amount of difference (millions of yen)
Items for which amount recorded on balance sheet exceeds acquisition cost	Shares	115,790	53,213	62,577
	Bond certificates	189,453	188,243	1,210
	Japanese government bonds	999	998	0
	Local government bonds	66,897	66,687	210
	Corporate bonds	121,557	120,557	1,000
	Overseas bonds	17,788	17,673	115
	Other	93,096	82,657	10,439
	Sub total	416,130	341,787	74,343
Items for which amount recorded on balance sheet does not exceed acquisition cost	Shares	12,129	13,686	−1,557
	Bond certificates	389,434	394,612	−5,177
	Japanese government bonds	126,798	129,791	−2,992
	Local government bonds	97,548	98,805	−1,257
	Corporate bonds	165,087	166,015	−927
	Overseas bonds	56,130	58,453	−2,322
	Other	123,481	128,057	−4,576
	Sub Total	581,176	594,810	−13,634
Total		997,306	936,597	60,709

(Note)	Amount recorded on the balance sheet for shares without market price and partnership contributions, etc., which are not included in the table above

Amount recorded on the balance sheet (millions of yen)
Unlisted shares	1,403
Partnership contributions, etc.	1,003

Partnership contributions, etc. are not subject to market value disclosure pursuant to Paragraph 27 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019).

5.	Available-for-sale securities sold during the current fiscal year (from April 1, 2021 to March 31, 2022)

	Sale proceeds (millions of yen)	Total gain on sale (millions of yen)	Total loss on sale (millions of yen)
Shares	13,085	5,353	532
Bond certificates	28,299	45	79
Japanese government bonds	14,501	43	32
Local government bonds	－	－	－
Corporate bonds	13,798	2	47
Overseas bonds	9,790	4	12
Other	19,218	489	960
Total	70,393	5,891	1,584

6.	Securities subject to impairment

Among securities other than trading securities (excluding shares, etc. without market prices and partnership contributions, etc.), if the market value of the securities has fallen significantly compared to the acquisition cost and the market price is not expected to recover to the acquisition cost, the relevant market value is treated as the amount recorded on the balance sheet and the valuation difference is treated as a loss in the current fiscal year (“impairment loss”).

The amount of impairment loss in the current fiscal year is 72 million yen (of which, 64 million yen is for shares and 8 million is for corporate bonds).

In addition, the criteria used to determine that the market value has “fallen significantly” is that the market value has fallen by 30 percent or more compared to the acquisition cost.

Of these, all stocks with a decline rate of 50 percent or more are collectively booked as impairment losses, and for those with a decline rate of 30 percent or more but less than 50 percent, all impairment losses are recognized except for those that are deemed to have a possibility of recovery in the market price.

(Tax Effect Accounting-Related)

The breakdown by major cause of deferred tax assets and deferred tax liabilities is respectively as follows.

Deferred tax assets
Allowance for doubtful accounts	3,692 million yen
Allowance for contingent loss	478
Depreciation expense	348
Depreciation of securities	1,390
Land impairment, etc.	336
Other	1,599
Deferred tax assets subtotal	7,846
Valuation allowance	−1,985
Deferred tax assets total	5,861
Deferred tax liabilities
Valuation difference on available-for-sale securities	−18,092
Allowance for employee retirement benefits	−14
Gain on establishment of retirement benefit trust	−337
Deferred gains or losses on hedges	−280
Reserve for reduction entry of replaced assets	−191
Other	−11
Deferred tax liabilities total	−18,928
Net deferred tax liabilities	−13,066 million yen

(Revenue Recognition)

Notes have been omitted due to sharing the same content stated in the consolidated balance sheets

(Stock Options, etc.-Related)

1.	Amount reported as expenses and account title for the current fiscal year pertaining to stock options

General and administrative expenses: 25,000,000 yen

2.	Stock option details, scope, and changes
(1)	Stock option details

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	13,000 shares of common stock of the Bank	12,200 shares of common stock of the Bank
Grant date	July 20, 2012	July 19, 2013
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2012 – July 20, 2042	July 20, 2013 – July 19, 2043
	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	9,100 shares of common stock of the Bank	7,100 shares of common stock of the Bank
Grant date	July 25, 2014	July 24, 2015
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 26, 2014 – July 25, 2044	July 25, 2015 – July 24, 2045
	Series 5 rights to subscribe for new shares	Series 6 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	11 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	7,400 shares of common stock of the Bank
Grant date	July 22, 2016	July 21, 2017
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2016 – July 22, 2046	July 22, 2017 – July 21, 2047

	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares
Classification and number of people subject to grant	9 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	7,700 shares of common stock of the Bank	9,500 shares of common stock of the Bank
Grant date	July 20, 2018	July 19, 2019
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2018 – July 20, 2048	July 20, 2019 – July 19, 2049
	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Classification and number of people subject to grant	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	10,800 shares of common stock of the Bank
Grant date	July 22, 2020	July 21, 2021
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2020 – July 22, 2050	July 22, 2021 – July 21, 2051

(Note) Disclosed as equivalent number of shares

(2)	Scope of and changes in stock options

These disclosures cover the stock options that existed in the current fiscal year (ending March 2022), and state the number of stock options as the equivalent number of shares.

(i)	Number of stock options

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Before vesting
End of preceding fiscal year	－	－	－	－	－
Granted	－	－	－	－	－
Canceled	－	－	－	－	－
Vested	－	－	－	－	－
Unvested	－	－	－	－	－
After vesting
End of preceding fiscal year	4,000 shares	6,900 shares	5,800 shares	6,100 shares	10,600 shares
Vested	－	－	－	－	－
Exercised rights	2,600 shares	2,900 shares	1,900 shares	2,300 shares	2,900 shares
Canceled	－	－	－	－	－
Unexercised rights	1,400 shares	4,000 shares	3,900 shares	3,800 shares	7,700 shares

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Before vesting
End of preceding fiscal year	－	－	－	－	－
Granted	－	－	－	－	10,800 shares
Canceled	－	－	－	－	－
Vested	－	－	－	－	10,800 shares
Unvested	－	－	－	－	－
After vesting
End of preceding fiscal year	7,400 shares	7,700 shares	9,500 shares	10,600 shares	－
Vested	－	－	－		10,800 shares
Exercised rights	1,300 shares	100 shares	－	－	－
Canceled	－	－	－	－	－
Unexercised rights	6,100 shares	7,600 shares	9,500 shares	10,600 shares	10,800 shares

(ii)	Unit price information

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	2,848 yen	3,375 yen	3,831 yen	4,363 yen	4,566 yen
Fair unit value as of the grant date	3,645 yen	4,556 yen	4,959 yen	6,811 yen	4,466 yen

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	4,700 yen	4,700 yen	－	－	－
Fair unit value as of the grant date	6,004 yen	4,673 yen	3,523 yen	2,358 yen	2,367 yen

3.	Method of estimating fair unit value of stock options

The fair unit value for the series 10 rights to subscribe for new shares granted in the current fiscal year is as follows.

(1)	Valuation method used: Black-Scholes model
(2)	Main basis figures and estimation method

Series 10 rights to subscribe for new shares
Share price volatility (Note 1)	30.666%
Expected remaining period (Note 2)	4.1 years
Forecasted dividend (Note 3)	120 yen/share
Risk-free interest rate (Note 4)	−0.152％

(Notes)	1. The calculation is based on the stock price performance for the period corresponding to the expected remaining period (from June 2017 to July 2021).
2. The expected remaining period is estimated as the difference between the average term of office of directors who have retired in the past 10 years and the average term of office of current incumbent directors.
3. This is the dividend performance for the fiscal year ending March 2021.
4. This is the yield of government bonds corresponding to the expected remaining term.
4.	Method of estimating the number of vesting stock options

Given the difficulty of forming reasonable estimates for the number of options to expire in the future, the estimate basically adopts the method of reflecting only the number of options that have expired in the past.

(Per-share information)

Amount of equity per share	21,275.57 yen
Current net profit amount per share	1,003.85 yen
Diluted net income per share	998.15 yen

(Significant post-balance sheet events)

Business Integration between the Bank and The Chukyo Bank, Limited.

The Aichi Bank, Ltd. (President: Yukinori Ito, hereinafter “Aichi Bank”) and The Chukyo Bank, Limited (President: Hideo Kobayashi, hereinafter “Chukyo Bank”, with both Aichi Bank and Chukyo Bank jointly referred to as the “Banks”), in accordance with a basic agreement (hereinafter the “Basic Agreement”) dated December 10, 2021, as a result of the Board of Directors meetings held at each Bank as of May 11, 2022, and assuming the approval of the Banks’ general meetings of shareholders, the acquisition of permission from relevant authorities, and MUFG Bank, Ltd. (hereinafter “MUFG Bank”) tendering all of its 8,534,385 Chukyo Bank Shares to the Treasury Stock Tender Offer (defined in 2. below), thereby legally completing the settlement of the Treasury Stock Tender Offer, the Banks have both resolved to form the “Aichi Financial Group, Inc.” (hereinafter the “Joint Holding Company”), which would function as the parent company to which the Banks will become wholly owned subsidiaries, via a joint share transfer method on October 3, 2022 (hereinafter the “Share Transfer”), on the overview of the Joint Holding Company, as well as on the terms and conditions of the Share Transfer. Both Banks have executed a business integration agreement (hereinafter the “Business Integration Agreement”), and jointly developed a share transfer plan as of the same day.

1.       Purpose of the Business Integration through the Share Transfer

(1)Background and Purpose of the Business Integration

Aichi Bank and Chukyo Bank, as local financial institutions with their main branches located in Aichi Prefecture, which is a center for a variety of industries, have fulfilled their social missions and built solid operation bases with the support from local residents.

With recent changes in industrial structures and social environments nationwide such as environmental problems and the post-COVID-19 environment, in the Aichi Prefecture and the surrounding Tokai area in which the Banks operate (the “Region”), customer needs are becoming more sophisticated and diversified as the management issues of business customers and the lifestyles of individual customers change and the Banks believe they are at a turning point in terms of expanding their business opportunities with increased missions and roles as local financial institutions.

While the market is becoming increasingly competitive with new entrants in the financial area from different industries such as fintech companies, the Banks are required to develop new financial businesses that can be the primary source of revenue, not just as competitors of those new entrants, but by establishing business alliances that utilize their respective technologies and operating bases and by effectively taking advantage of deregulation under the Banking Act, thereby building a sustainable profit base and contributing to the local community as local financial institutions.

Being aware of such management environment and issues and continuing to respond to the expectations of local residents while the competition with other financial institutions including those in adjacent prefectures intensifies in the fertile market of the Region, which is expected to expand, the Banks decided that the best option to contribute to the development of their stakeholders is to utilize the management resources and strengths of the Banks that have built their operation bases in the Region over many years, achieve business integration between urban financial institutions, enhance their competitive edge by displaying an outstanding presence, and continue providing advanced financial services.

As they have already announced through the December 10, 2021 press release entitled “Notice Regarding Basic Agreement on Business Integration between The Aichi Bank, Ltd. and The Chukyo Bank, Limited,” both Banks have been advancing deliberations and considerations in anticipation of a business integration (hereinafter the “Business Integration”), which will proceed under a basic policy of the formation of a joint holding company, targeted for October 3, 2022, via the Share Transfer, and a future merger of both Banks under the Joint Holding Company, and as of May 11, 2022 the Banks have reached a definitive agreement regarding this Business Integration.

(2)Method of the Share Transfer and Details of Allotment in the Share Transfer

(i)Method of the Share Transfer

The Share Transfer will be a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.

(ii)       Details of Allocation Pertaining to the Share Transfer (“Share Transfer Ratio”)

Company Name	Aichi Bank	Chukyo Bank
Share transfer ratio	3.33	1

(Note 1)	Share allocation ratio

For every common share of Aichi Bank, 3.33 common shares of the Joint Holding Company shall be allocated, and for every common share of Chukyo Bank, 1 common share of the Joint Holding Company shall be allocated. The share unit of the Joint Holding Company is planned to be 100 shares.

If, as a result of the Share Transfer, shareholders of either Bank must be granted fractions of a share that do not amount to one common share of the Joint Holding Company, in accordance with Article 234 of the Companies Act and other related laws and regulations, shareholders shall be paid an amount equivalent to the value of such fractional shares amounting to less than one share.

The above share transfer ratio may change by mutual agreement of the Banks following the execution of the Business Integration Agreement, but before the effective date of the Share Transfer, if an event is newly discovered or occurs that may have a significant impact on the share transfer ratio.

(Note 2)	Number of new shares to be delivered by the Joint Holding Company (planned)

Common stock: 49,094,859 shares

The above values were calculated based on the total number of common shares issued by Aichi Bank as of March 31, 2022 (10,943,240 shares), as well as the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares). However, taking into consideration the fact that Chukyo Bank is planning to acquire as treasury stock the 8,534,385 common shares owned by MUFG Bank via the Treasury Stock Tender Offer, and that the Joint Holding Company is to cancel all treasury stock owned by either Bank just before the Joint Holding Company is to acquire all of the issued shares for both Banks (hereinafter the “Basis Period”), the amount of treasury stock for Aichi Bank as of March 31, 2022 (176,172 shares), the amount of treasury stock for Chukyo Bank as of March 31, 2022 (5,150 shares), as well as the 8,534,385 common shares of Chukyo Bank owned by MUFG Bank that Chukyo Bank plans to acquire via the Treasury Stock Tender Offer, have been excluded from being subject to the new share delivery in the calculation above. Note that, if as a result of the Treasury Stock Tender Offer, shareholders of either Aichi Bank or Chukyo Bank exercise their rights to request purchases of shares, or some other event arises before the Basis Period that changes the amount of treasury stock applicable to either Bank as of March 31, 2022, this may change the number of new shares delivered by the Joint Holding Company.

(Note 3)	Handling of shares constituting less than one unit

Shareholders of either Bank who are to receive allocations through the Share Transfer amounting to less than one unit (100 shares) of the common shares of the Joint Holding Company (hereinafter “Fractional Shares”) may not sell their Fractional Shares on the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”), the Nagoya Stock Exchange, Inc. (the “Nagoya Stock Exchange”), or any other financial instruments exchange. Shareholders who hold such Fractional Shares may, in accordance with the provisions of Article 192(1) of the Companies Act, demand that the Joint Holding Company purchase such Fractional Shares. Furthermore, in accordance with the provisions of Article 194(1) of the Companies Act, and the articles of incorporation of the Joint Holding Company, the Banks plan to enable shareholders to demand that the Joint Holding Company sell to them fractional shares of the Joint Holding Company equivalent to those fractional shares said shareholders already possess.

(3)Handling of rights to subscribe for new shares and bonds with rights to subscribe for new shares in conjunction with the Share Transfer

With respect to any rights to subscribe for new shares issued by Aichi Bank and Chukyo Bank, at the time of the Share Transfer, parties with rights to subscribe for new shares for either Bank will be allocated rights to subscribe for new shares applicable to the Joint Holding Company in accordance with the details of such rights and the share transfer ratio, and in accordance with the rights to subscribe for new shares applicable at the Basis Period. Neither of the Banks has issued bonds with rights to subscribe for new shares.

2.  Schedule of the Share Transfer

Friday, December 10, 2021	Execution of the Basic Agreement (Both Banks)
Wednesday, March 2, 2022	Receipt of notice by the FTC that no cease and desist order will be issued
Thursday, March 31, 2022	Record date of the annual shareholders’ meetings (Both Banks)
Wednesday, May 11, 2022

Board of directors meetings resolutions regarding the execution of the Business Integration Agreement, and the execution of the Business Integration Agreement (Both Banks)

Board of directors meetings resolutions regarding the development of the Share Transfer plan, and the development of the Share Transfer plan (Both Banks)

Board of directors meeting resolution regarding the execution of the Treasury Stock Tender Offer Application Agreement, and execution of the Treasury Stock Tender Offer Application Agreement (Chukyo Bank)

Friday, June 24, 2022 (Planned)	Holding of annual general meetings of shareholders (adoption of resolution approving the Share Transfer Plan) (Both Banks)
Thursday, September 29, 2022 (Planned)	Tokyo Stock Exchange and Nagoya Stock Exchange de-listing date (Both Banks)
Before Friday, September 30, 2022 (Planned)	Start date of Treasury Stock Tender Offer settlement
Friday, September 30, 2022 (Planned)	Record date of interim dividend for both Banks (including Special Dividend by Chukyo Bank)
Monday, October 3, 2022 (Planned)	Formation date of the Joint Holding Company (effective date of the Share Transfer) Share listing date of the Joint Holding Company

(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

3.  5. Overview of the Companies Involved in the Share Transfer (as of the end of March 2022)

Name	The Aichi Bank, Ltd.	The Chukyo Bank, Limited
Location	14-12 Sakae 3-chome, Naka-ku, Nagoya	33-13 Sakae 3-chome, Naka-ku, Nagoya
Job title and name of representative	Yukinori Ito, President	Hideo Kobayashi, President
Description of business	Banking business	Banking business
Amount of stated capital	18 billion yen	31.8 billion yen
Date of establishment	May 15, 1944	February 10, 1943
Total number of issued shares	Common stock: 10,943,240 shares	Common stock: 21,780,058 shares
Settlement Term	March 31	March 31

4.   Company to be newly founded through the Share Transfer

Trade Name	Aichi Financial Group, Inc. (English: Aichi Financial Group, Inc.)
Location of headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Functional location of principal headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Amount of stated capital	20,000 million yen
Settlement Term	March 31

5.    Overview of Accounting Processing Associated with the Share Transfer

  The accounting processing associated with the Share Transfer corresponds to an acquisition under accounting standards for business combinations, and the application of the purchase method is anticipated. Furthermore, the amount of goodwill (or negative goodwill) that may arise from the Share Transfer is undetermined at this stage.

Consolidated Statement of Changes in Equity for the 113th Period

(From April 1, 2021 to March 31, 2022)

(Unit: millions of yen)

	Shareholders’ equity
	Amount of stated capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at the beginning of the current period	18,000	13,883	142,074	−1,055	172,903
Cumulative effects of changes in accounting policies			-38		-38
Balance at the beginning of the current period after changes in accounting policy	18,000	13,883	142,036	−1,055	172,865
Change of items during period
Dividends of surplus			−1,721		−1,721
Net income for period attributable to shareholders of the parent company			10,945		10,945
Acquisition of treasury shares				−3	−3
Disposition of treasury shares		−9		78	69
Reversal of revaluation difference on land			140		140
Transfer to capital surplus from retained earnings		9	−9		－
Changes in the amount for the period (net amount) for items other than shareholders’ equity
Total change during period	－	－	9,355	75	9,430
Balance at end of period	18,000	13,883	151,391	−979	182,295

(Unit: millions of yen)

	Accumulated Other Comprehensive Income					Rights to subscribe for new shares	Non-controlling interests	Total equity
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Cumulative adjustments of retirement benefits	Total accumulated other comprehensive income
Balance at the beginning of the period	59,345	100	8,413	991	68,850	302	4,335	246,391
Cumulative effects of changes in accounting policies							-20	-58
Balance at the beginning of the current period after changes in accounting policy	59,345	100	8,413	991	68,850	302	4,315	246,333
Change of items during period
Dividends of surplus								−1,721
Net income for period attributable to shareholders of the parent company								10,945
Acquisition of treasury shares								−3
Disposition of treasury shares								69
Reversal of revaluation difference on land								140
Transfer to capital surplus from retained earnings								－
Changes in the amount for the current period (net amount) for items other than shareholders’ equity	-16,627	535	−140	-65	-16,297	−43	90	-16,250
Total change during period	-16,627	535	−140	-65	-16,297	−43	90	-6,820
Balance at end of period	42,718	635	8,272	925	52,552	259	4,405	239,512

Notes to the Consolidated Financial Statements

Stated monetary amounts are rounded down to the nearest million yen.

Matters regarding accounting policies

1.	Valuation basis and valuation method for trading account securities

The valuation of trading account securities is carried out in accordance with the market value method (selling costs are calculated using the moving average method).

2.	Valuation basis and valuation method for securities

The valuation of securities is carried out using the amortized cost method using the moving average method for bonds held to maturity (straight-line method), and the and the market value method for other securities (selling costs are calculated using the moving average method), but the cost method using the moving average method is used for shares, etc. without market price.

Valuation differences on available-for-sale securities are included in equity.

3.	Valuation criteria and valuation method for derivative transactions

Derivative transactions are evaluated based on the market value method.

4.	Depreciation method for fixed assets
(1)	Tangible fixed assets (excluding leased assets)

The Bank’s tangible fixed assets are depreciated using the declining balance method (however, the straight-line method for buildings excluding ancillary equipment acquired on or after April 1, 1998, and for ancillary equipment and structures acquired on or after April 1, 2016).

The principal useful life is as follows:

Buildings	8–50 years
Other	3–20 years

Tangible fixed assets of consolidated subsidiaries and subsidiary corporations, etc. are amortized mainly using the straight-line method based on the estimated useful life of the assets.

(2)	Intangible fixed assets (excluding leased assets)

Intangible fixed assets are depreciated using the straight-line method. Furthermore, software for own use is depreciated based on the useful life determined by the Bank and consolidated subsidiaries and subsidiary corporations, etc. (5 years).

(3)	Leased assets

Leased assets in “tangible fixed assets” and “intangible fixed assets” under finance leases that do not involve transfer of ownership are depreciated using the straight-line method, with the lease term as the useful life of the lease period. The residual value is zero.

5.	Recording standards for allowances for doubtful accounts

The Bank’s allowances for doubtful accounts are recorded as follows in accordance with the pre-prescribed amortization and allowance rules.

For claims equivalent to claims against normal obligors and claims requiring attention stipulated in the “Guidelines on Self-Assessment of Assets of Banks and Other Financial Institutions and Audit of Bad Debt Amortization and Allowance for Doubtful Accounts” (Japan Institute of Certified Public Accountants Special Committee on Audits of Banks, etc. Report No. 4, April 14, 2022), the expected loss amount for the next year or the expected loss amount for the next three years is estimated and recorded, with the expected loss amount calculated by calculating the loss rate based on the average value of the bad debt record rate over a certain period in the past based on the bad debt record for one year or three years, and adding necessary adjustments such as future prospects to this. For claims corresponding to claims against obligors with a concern of bankruptcy, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount that is deemed necessary is recorded. For claims corresponding to claims against legally or substantially bankrupt obligors, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount is recorded.

All claims are assessed by the asset valuation department in cooperation with the sales-related department based on the asset self-assessment standards.

Allowances for doubtful accounts for consolidated subsidiaries and subsidiary corporations, etc. are recorded respectively in the amount believed necessary in light of the past bad debt ratio, etc. for ordinary claims, and in an estimated unrecoverable amount for specific claims such as claims with a possibility of default, individually taking into account the possibility of collection.

6.	Recording standards for allowance for investment loss

In order to provide for losses on investment, the reserve for investment losses is recorded in the amount deemed necessary in consideration of the financial position, etc. of securities issuers.

7.	Recording standards for allowance for bonuses payable

In order to provide for the payment of bonuses to employees, the reserve for bonuses is recorded in the estimated amount of bonus payments to employees that are attributable to the current consolidated fiscal year.

8.	Recording standards for allowance for officers’ bonuses payable

In order to provide for the payment of bonuses to officers, the reserve for officer bonuses is recorded in the estimated amount of bonus payments to officers that are attributable to the current consolidated fiscal year.

9.	Recording standards for allowance for officers’ retirement benefits

In order to provide for the payment of retirement benefits to the Bank’s executive officers and the officers of consolidated subsidiaries and subsidiary corporations, etc., a reserve for officer retirement benefits is recorded in the amount of estimated payment of retirement benefits to the Bank’s executive officers and the officers of consolidated subsidiaries and subsidiary corporations, etc. that can be recognized as having occurred by the end of the current consolidated fiscal year.

10.	Recording standards for allowance for reimbursement losses for inactive deposits

In order to provide for reimbursement losses based on reimbursement claims from depositors for inactive deposits that were recognized as profit, the Bank’s reserve for reimbursement of inactive deposits is recorded in the expected amount of future reimbursement losses based on past reimbursements.

11.	Recording standards for allowances for contingent loss

In order to provide for future payments of obligations through liability sharing systems, etc. for guarantees of credit guarantee associations pertaining to loans, etc., a reserve for contingent losses (reserve for guarantee losses) is recorded in the amount deemed necessary in consideration of past bad debts, etc.

12.	Accounting for retirement benefits

The method of attributing the estimated amount of retirement benefits to the period lasting until the end of the current consolidated fiscal year when calculating the retirement benefit obligations is based on the benefit calculation formula standard. Furthermore, actuarial differences are expensed over a period (13–14 years) that is no longer than the average remaining service period for employees as of the consolidated fiscal year in which they arise, starting from the first consolidated fiscal year following that in which they arise.

13.	The basis for the translation of foreign currency dominated assets and liabilities into Japanese currency

The foreign currency-denominated assets and liabilities of the Bank and consolidated subsidiaries and subsidiary corporations, etc. are added using the converted yen amount based on the exchange rate on the consolidated closing date.

14.	Recording standards for material revenue and expenses
(1)	Recording standards for revenue and expenses in finance lease transactions

The recording standards for revenue and expenses pertaining to finance lease transactions are based on the method of recording ordinary income and ordinary expenses when lease fees are received.

(2)	Recording standards for revenue arising from contracts with customers

The principal performance duty in the principal business related to revenue arising from contracts with customers of the Bank and its consolidated subsidiaries and subsidiary corporations, etc. is the provision of financial services, etc., and revenue is recognized at the time of the transfer of control of the promised goods or services to the customer in the amount that is expected to be received in exchange for such goods or services.

15.	Material hedge accounting methods

Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from the Bank’s financial assets and liabilities is based on deferred hedges prescribed in “Accounting and Audit Treatment regarding Application of Financial Instruments Accounting Standards in the Banking Industry” (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 24, March 17, 2022; “Industry Audit Committee Practical Guidelines No. 24”). With regard to the hedging effectiveness assessment method, for hedging that offsets market fluctuations, we group into each certain (remaining) period and then identify and evaluate the deposits and loans, etc. to be hedged and interest rate swap transactions, which are hedging instruments. In addition, with regard to hedging that fixes cash flows, effectiveness is evaluated by verifying the correlation between interest rate fluctuation factors of the hedged items and the hedging instruments.

For some assets, deferred hedges are used by individual hedges that directly correspond with hedged items and hedging instruments.

The assessment of the effectiveness of hedges has been omitted because the terms of the hedging instruments and hedged items are essentially the same, so market fluctuations are offset at the start of hedging and continuously thereafter.

Among the above hedging relationships, the special treatment set out in “Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (Practical Issues Task Force Report No. 40, March 17, 2022; Accounting Standards Board of Japan) is applied to all hedging relationships within the scope of the report. The details of hedge accounting to which this practical response report is applied are as follows.

Hedge accounting method	Deferred hedging

Type of financial instrument that is the hedging instrument Interest rate swap

Type of financial instruments that are hedged	Japanese government bond
Types of hedge transaction	Offsetting market fluctuations

16.	Accounting treatment for consumption tax, etc.

Non-deductible consumption tax, etc. on tangible fixed assets is recorded in expenses for the current consolidated fiscal year.

Changes to accounting policies

(Application of Accounting Standards for Recognition of Revenue, etc.)

The Accounting Standards for Revenue Recognition, (Corporate Accounting Standard No. 29 March 31, 2020; hereinafter, “Income Revenue Recognition Accounting Standard”), etc. were applied from the beginning of the current consolidated fiscal year, and at the time that control of the promised goods or services transfers to customers, we have decided to recognize revenue at the amount expected to be received in exchange for such goods or services.

As a result, part of the consideration paid to customers such as cash-backs has changed from the method of being treated as “operating expenses” or “other ordinary expenses” in “ordinary expenses” to the method of making a reduction from the transaction price. In addition, although the revenue recognition standard for credit card annual membership fees at our consolidated subsidiary corporations, etc. had been recognized as a lump sum at the time of receipt, they are performance duties that are satisfied over a certain period of time, so from the current consolidated fiscal year we now recognize revenue depending on the period elapsed.

The application of the Income Revenue Recognition Accounting Standard, etc. is in accordance with the transitional treatment set forth in the proviso to Paragraph 84 of the Income Revenue Recognition Accounting Standard, and the cumulative effect amount in the case that the new accounting policy was retroactively applied prior to the beginning of the current consolidated fiscal year is added to or subtracted from retained earnings at the beginning of the current consolidated fiscal year, and the new accounting policy is applied from that beginning balance.

As a result, the impact on the consolidated balance sheet, consolidated profit and loss statement, net asset amount per share, and the amount of net income attributable to parent company shareholders for the current consolidated fiscal year is limited.

Due to the cumulative impact amount having been reflected in the equity at the beginning of the current consolidated fiscal year, the beginning balance of retained earnings in the consolidated statement of changes in equity has decreased by 38 million yen, and the beginning balance of non-controlling interests has decreased by 20 million yen.

(Application of Accounting Standards for Fair Value Measurement, etc.)

The Accounting Standards for Fair Value Measurement (Corporate Accounting Standards No. 30, July 4, 2019; hereinafter, “Fair Value Measurement Accounting Standards”), etc. have been applied from the beginning of the current consolidated fiscal year, and in accordance with the transitional treatment set forth in Section 19 of the Fair Value Measurement Accounting Standards and Section 44-2 of the Accounting Standards for Financial Instruments (Corporate Accounting Standards No. 10, July 4, 2019), the new accounting policies established by the Fair Value Measurement Accounting Standards, etc. will be applied in the future. The effect that this change has on the consolidated financial statements is minor.

In addition, in the “Financial Instruments-Related” notes, we have made notes on matters such as the breakdown of the market value of financial instruments by level.

Significant accounting estimates

Items for which the amount was recorded in the consolidated financial statements for the current consolidated fiscal year based on an accounting estimate and that could have a material influence on the consolidated financial statements for the next consolidated fiscal year are as follows.

Allowance for doubtful accounts

(1)	The amount recorded in the consolidated financial statements for the current consolidated fiscal year
Allowance for doubtful accounts	14,059 million yen
(2)	Information that contributes to an understanding of the content of an important accounting estimate pertaining to the identified item
(i)	Calculation method

As stated in “5. Recording standards for allowances for doubtful accounts “ under “Matters regarding Accounting Policies,” assets are valued based on the asset self-assessment standards, and allowances for doubtful accounts are recorded in accordance with the amortization and allowance rules according to the determined debtor category.

(ii)	Key assumptions

Debtor category is determined based on quantitative information such as the debtor’s financial information in addition to making a judgment taking qualitative factors, etc. into consideration, and there is a high degree of uncertainty about the estimate mainly in the following areas.

-	Ascertaining the credit status of the debtor, including the future prospects for performance of the borrower (including financial analysis, industry trends, use of funds, repayment plan, etc.)
-	Estimating expected losses based on the recent economic environment and future outlook based on risk factors and past bad debt results

Regarding the estimates for allowance for doubtful accounts due to the COVID-19 pandemic, it is expected that escalation of the pandemic and the resulting stagnation of economic activity will continue to have an impact in the next consolidated fiscal year, but it is expected that economic activity will gradually recover with the support of economic measures by the government.

Against this backdrop, it is assumed that some industries will continue to see an impact on earnings such as lower sales, and that there will be some degree of impact on credit risk for loans, etc. Based on these assumptions, in order to provide for the expected losses due to such impact, the allowance for doubtful accounts is recorded by reflecting the deterioration of debtors’ recent performance, which is expected to be impacted, in the debtor categorization.

(iii)	Impact on consolidated financial statements for the next consolidated fiscal year

The above assumptions involve a high degree of uncertainty, and changes in the assumptions used in the initial estimates due to escalation of the pandemic or changes in economic environment and changes in borrowers’ financial situations, etc. may have a material impact on the allowance for doubtful accounts in the consolidated financial statements for the next consolidated fiscal year.

Matters to Be Set Down in Notes

(Consolidated Balance Sheet-Related)

1.	The claims under the Banking Act and the Act on Emergency Measures for the Revitalization of Financial Functions are as follows. Claims are recorded in the accounts for corporate bonds (limited to contracts under which the redemption of the principal and payment of the interest in whole or in part are guaranteed, and such corporate bond is issued through the private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act)), loans, and foreign exchange under “securities,” and accrued interest, suspense payments, and customers’ liabilities for acceptances and guarantees under “other assets” in the consolidated balance sheet.
Amount of claims subject to bankruptcy or reorganization proceedings and equivalent claims	7,504 million yen
Amount of claims with risks	40,489 million yen
Amount of claims requiring monitoring	5,005 million yen
Amount of claims in arrears for three months or more	302 million yen
Amount of restructured loans	4,703 million yen
Subtotal	53,000 million yen
Amount of normal claims	2,756,925 million yen
Total amount	2,809,926 million yen

“Claims subject to bankruptcy or reorganization proceedings and equivalent claims” means claims held against debtors with failed business status due to grounds such as a petition for commencement of bankruptcy proceedings, commencement of reorganization proceedings, or commencement of rehabilitation proceedings, and any other type of claims equivalent thereto.

“Claims with risks” means claims that do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims and for which, although the debtor has not entered bankruptcy, there is a high possibility that loan principal cannot be recovered or interest cannot be received according to the contract because of difficulties in the financial condition and business performance of the debtor.

“Claims in arrears for three months or more” are loans for which the payment of principal or interest has been not paid for three months or more from the day following the agreed payment date, and which do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims or claims with risks.

“Restructured loans” are loans that, for the purpose of the rehabilitation or support of the debtor, have reduced or exempted interest rates, deferred payment of interest, deferred repayment of principal, loan forgiveness, or other arrangements that are advantageous to the debtor, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, or claims in arrears for three months or more

“Normal claims” are claims classified as those other than claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, claims in arrears for three months or more, and restructured loans, and for which the debtor has no particular financial condition or business performance problems.

The aforementioned amount of claims is before deducting the allowance for doubtful claims.

(Change in presentation)

Following the implementation from March 31, 2022 of the Cabinet Office Ordinance Partially Revising the Ordinance for Enforcement of the Banking Act, etc. (Cabinet Office Ordinance No. 3 of January 24, 2020), the categories, etc. of risk-monitored claims under the Banking Act are presented in accordance with the classification, etc. of disclosed claims under the Act on Emergency Measures for the Revitalization of Financial Functions.

2.	Discounts on negotiable instruments are treated as financial transactions pursuant to the Industry Audit Committee Practical Guidelines No. 24. The bank acceptances, commercial bills, documentary bills, and foreign exchange purchases, etc. that have been accepted pursuant thereto have rights enabling disposition at will by way of sale or (re-) collateral. The face value of this amount is 14,346 million yen.

3.	In loan participation, the amount recorded on the consolidated balance sheet is 3,248 million yen out of the participation principal amount accounted for as loans to original debtors based on Accounting and Presentation of Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee No. 3, November 28, 2014)
4.	Assets offered as collateral are as follows.

Assets offered as collateral

Securities	463,045 million yen
Loans	111,268 million yen
Obligations corresponding to the security assets
Call Money and bills sold	6,119 million yen
Security accepted for bond lending transactions	49,241 million yen
Borrowed money	447,070 million yen

In addition to the above, 704 million yen of securities has been provided as collateral for transactions such as foreign exchange settlements and substitutes for futures trading margins, etc.

Other assets include 10 billion yen of deposited margin from central clearing organization and 355 million yen in security deposits.

5.	Overdraft agreements and commitment line agreements pertaining to loans are agreements that promise to lend funds up to a certain limit provided there is no breach of the terms and conditions set forth in the agreement if a request is received from a customer to execute a loan. The unused loan balance pertaining to these agreements is 619,411 million yen, and all have an original agreement term of one year or less (or unconditionally revocable at any time).

As many of these agreements end without drawdown, the undrawn loan balance itself does not necessarily affect future cash flows of the Bank and consolidated subsidiaries and subsidiary corporations, etc. Many of these agreements contain provisions to the effect that the Bank and consolidated subsidiaries and subsidiary corporations, etc. may reject a loan drawdown request or reduce the maximum amount of the contract due to a change in the financial situation, preservation of claims, and other reasonable grounds. In addition to collecting collateral such as real estate and securities, etc. as necessary at the time of contract, the customer’s business conditions are regularly ascertained based on predetermined internal procedures after entering into the agreement, and the agreement is reviewed and measures for credit protection, etc. are taken as necessary.

6.	A revaluation of the Bank’s land for business use was conducted in conformance with the Act on Revaluation of Land (Act No. 34 of March 31, 1998), and the amount corresponding to tax on the resulting revaluation difference is recorded to the category for liabilities as a “deferred tax liability for revaluation,” and the amount after this deduction is recorded to the category for equity as the “land revaluation difference.”

Date of revaluation:                                                   March 31, 1998

The method of reevaluation stipulated in Article 3, Paragraph 3 of said Act.      Calculation by making a reasonable adjustment based on the taxable value of the land value tax prescribed in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

The difference between the total amount of the market value at the end of the current consolidated fiscal year of the land for business use for which revaluation has been carried out as prescribed in Article 10 of said Act and the total amount of the book value after the revaluation of the said land for business use

The difference is not stated because the market value of the land for which revaluation was carried out exceeds the book value after the revaluation.

7.	Amount of accumulated amortization for tangible fixed assets	24,730 million yen
8.	Amount of reduction entries for tangible fixed assets	1,892 million yen
9.	Of the corporate bonds in “Securities”, the guarantee obligation for corporate bonds through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 36,078 million yen.
10.	Total monetary claims against directors arising from transactions with our bank’s directors	3 million yen

(Consolidated Profit and Loss Statement-Related)

1.	“Other ordinary income” includes 5,431 million yen on the sale of shares, etc.
2.	“Other ordinary expenses” includes 532 million yen in losses on the sale of shares, etc. and 67 million yen in retirement of shares, etc.
3.	The book value of the following assets has been reduced to the recoverable value due to a change in the use of the asset or a continuous decline in land prices, etc., and the amount of such decrease and removal expenses, etc. are recorded to extraordinary losses as impairment losses (186 million yen).
Category	Region	Main use	Type	Impairment loss (million yen)
Operating assets	Aichi Prefecture	3 sales branches, etc.	Land and building, movable assets, etc.		186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)
Total					186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)

Operating assets are grouped by branch office, which is the smallest division of management accounting (however, a branch office group that conducts business in a coordinated manner is that group unit).

In addition, idle assets are treated as one unit.

The recoverable price used to measure the impairment loss for the current consolidated fiscal year is the net sale price. The net sale price is calculated by deducting the estimated amount of disposition expenses from the real estate appraisal amount, etc.

(Consolidated Statement of Changes in Equity-Related)

1.	Matters regarding class and number of shares issued and class and number of treasury shares
(Unit: thousands of shares)

	Number of shares at beginning of the current consolidated fiscal year	Increase in number of shares during the current consolidated fiscal year	Decrease in number of shares during the current consolidated fiscal year	Number of shares at end of the current consolidated fiscal year	Summary
Issued shares
Common stock	10,943	－	－	10,943
Total	10,943	－	－	10,943
Treasury shares
Common stock	189	0	14	176	(Note)
Total	189	0	14	176

(Note)	1. The increase in the number of common stock treasury shares of 0 thousand shares is due to an increase of 0 thousand shares from purchases of fractional units of shares.
2. The decrease in the number of common stock treasury shares of 14,000 shares is a decrease of 0 thousand shares due to request(s) for additional purchase of fractional shares and a decrease of 14,000 shares due to treasury share dispositions in conjunction with the exercise of stock options.
2.	Matters regarding rights to subscribe for new shares and own rights to subscribe for new shares

Category	Breakdown of rights to subscribe for new shares	Class of shares underlying rights to subscribe for new shares	Number of shares underlying rights to subscribe for new shares				Balance at end of current consolidated fiscal year (millions of yen)	Summary
			Beginning of current consolidated fiscal year	Increase in current consolidated fiscal year	Decrease in current consolidated fiscal year	End of current consolidated fiscal year
Our bank	Share warrants as stock options	－					259
Total		－					259

3.	Matters Regarding Dividends
(1)	Dividend amounts paid during the current consolidated fiscal year

(Resolutions)	Share class	Total dividend amount	Dividend amount per share	Record date	Effective date
June 25, 2021 Annual General Meeting of Shareholders	Common stock	752 million yen	70 yen	March 31, 2021	June 28, 2021
November 12, 2021 Board of Directors	Common stock	968 million yen	90 yen	September 30, 2021	December 6, 2021
Total	－	1,721 million yen	－	－	－

(Note)	The dividend amount per share decided by the Annual General Meeting of Shareholders on June 25, 2021 includes a special dividend of ¥20.

(2)	Dividends for which the record date falls in this consolidated fiscal year, but the effective date of the dividend will be after the last day of the current consolidated fiscal year.

(Resolutions)	Share class	Total dividend amount	Dividend source	Dividend amount per share	Record date	Effective date
June 24, 2022 Annual General Meeting of Shareholders	Common stock	2,368 million yen	Other Retained Earnings	220 yen	March 31, 2022	July 27, 2022

(Financial Instruments-Related)

1.	Matters related to the status of financial instruments
(1)	The policy for dealing with financial instruments

The Bank’s group raises funds by accepting “deposits” from its customers. Also, the Bank conducts lending services by loaning the “deposits” that are raised funds to private companies and individuals and also carries out market investments by investing them in bonds and other securities.

We use derivative transactions for the purpose of avoiding customer exchange rate fluctuation risks and to avoid the Bank’s own risks in foreign currency financing transactions and rising interest rates. In addition, in order to avoid financial assets and financial liabilities from being exposed to market risk, we use derivatives as a hedging instrument from the perspective of comprehensive risk management.

With respect to certain interest rate swap transactions that are derivative transactions, we apply deferred hedges through individual hedges that directly match the hedged items and the hedging instruments. The assessment of hedge effectiveness has been omitted because market fluctuations continue to be offset at and after the start of the hedge since the terms of the hedge instrument and the hedged items are nearly the same.

(2)	Details of financial instruments and their risks

The financial assets held by the Bank’s group are mainly loans to private companies and individuals, and they are exposed to credit risk brought about by interest rate risk and a deterioration of the financial condition of borrowers, etc.

Securities are primarily bond certificates and shares, and bond certificates are held for buying and selling, other securities and being held to maturity, and shares are held for the purpose of pure investment and policy-based investment. These are exposed to issuer credit risk, interest rate fluctuation risk, market price fluctuation risk, and exchange rate risk. With regard to deposits, there are liquid deposits and term-deposits, with the maximum term of term deposits being five years.

As we hold financial assets and financial liabilities that entail interest rate fluctuations, we have implemented comprehensive asset-liability management (ALM) so that no adverse effects due to interest rate fluctuations are generated.

(3)	Risk management system for financial instruments
(i)	Credit Risk Management

The Bank manages the credit risk of individual obligors through strict credit screening and management of individual obligors, and by doing a time series analysis of credit risks by rating and industry, etc., strives to disperse the credit risk of the Bank’s overall portfolio.

With regard to management of credit risk of individual obligors, the Bank’s group conducts an evaluation by the credit investigation division verifying each individual obligor’s financial analysis, industry trends, use of funds, and repayment plan, etc. We strive to keep track of the credit status of individual obligors at all times by conducting evaluations at the time of new screenings and periodically or as needed due to the occurrence of events, etc. during interim credit management and self-assessments after closing. Self-assessments means the categorization of assets in accordance with the degree of claim risk based on the obligor classification and the status of collateral and guarantees, etc. The self-assessment verification division verifies and reports to management the aggregate results, etc. of self-assessments.

With regard to the overall bank credit portfolio, the credit management department regularly monitors the concentration of industries and large volume concentrations, etc. in order to seek to build a portfolio that eliminates concentration risk. The credit management department regularly reports the monitoring results to management.

The Bank has introduced an internal rating system. The internal rating system makes classifications by giving credit ratings to individual obligors based on creditworthiness, so the internal ratings are used at the Bank when conducting deal screening, credit management, and monitoring of credit portfolios.

In addition, the Bank quantifies credit risk and uses it for credit risk management.

(ii)	Market Risk Management

In order to appropriately control the amount of market risk, the Compliance Risk Management Department monitors the status of market risk at the Bank. Specifically, with regard to measurable market risks, we measure the market risk volume, and by conducting stress testing and simulation analyses, we obtain a grasp of the market risk volume facing the Bank and how the bank’s profits and losses will change if interest rates, shares, and exchange markets fluctuate significantly.

The Compliance Risk Management department regularly reports the status of market risks to the Board of Directors and Risk Management Committee, etc. The Risk Management Committee, etc. confirms that the market risk is held in a situation that is acceptable for the bank’s capital status, and studies policies for controlling market risks.

○	Quantitative information on market risk

In the Bank’s group, the major risk variables are interest rate risk and share price risk. The principal financial instruments affected by interest rate risk are “loans,” bonds classified as available-for-sale securities under “securities and investment securities,” and “deposits,” and the principal financial instruments affected by share price fluctuation risk are shares classified as available-for-sale securities under “securities and investment securities.” At the Bank’s group, by dividing these financial assets and financial liabilities into “market integration risks,” “bonds,” “investment trusts, and other securities,” “pure investment shares,” and “policy investment shares” and calculating VaR, it is used in quantitative analyses when managing interest rate fluctuation risk and share price fluctuation risk. The historical simulation method (125-day holding period, 99% confidence interval, 10-year observation period) is used to calculate VaR.

As of March 31, 2022 (the consolidated closing date for the current period), the Bank group’s overall market risk amount (estimated amount of loss) is 31,709 million yen. When calculating VaR, we take the VaR value covering the interest rate risk of the banking account, price fluctuation risk for investment trusts and other securities, and price fluctuation risk of pure investment shares, and add it together with the VaR value covering price fluctuation risk of policy investment shares.

The Bank’s group conducts back testing that compares the actual profit and loss to the VaR calculated by the model, and we believe that the measurement model used captures market risk with sufficient accuracy. However, VaR measures the market risk amount at a certain probability of occurrence calculated statistically based on past market fluctuations, and it may not be possible to comprehend risk in circumstances where the market environment has changed significantly to an extent that is not normally conceivable.

(4)	Supplementary explanation for matters concerning market value of financial instruments, etc.

Since the market value of financial instruments uses certain assumptions, etc., such values may differ if different assumptions, etc. are applied.

2.	The matters related to the market value, etc. of financial instruments

The amount recorded on the consolidated balance sheet and market value as of March 31, 2022 as well as the differences between these values are described below. Shares, etc. without a market price and partnership contributions, etc. are not included in the following table (see Note 1). In addition, cash deposits, call loans and purchased notes, call money and bills sold, and security accepted for bond lending transactions have been omitted because they are settled in a short period of time and the market value is close to book value.

(Unit: millions of yen)

	Amount recorded on consolidated balance sheet	Market value	Amount of difference
(1) Monetary claims purchased	7,238	7,238	－
(2) Trading account securities
Securities for trading purposes	49	49	－
(3) Securities
Available-for-sale securities	990,476	990,476	－
(4) Loans	2,759,402
Allowance for doubtful accounts (*1)	-13,231
	2,746,171	2,784,442	38,271
Assets total	3,743,936	3,782,207	38,271
(1) Deposits	3,389,658	3,389,673	14
(2) Negotiable certificates of deposit	4,100	4,100	－
(3) Borrowed money	455,615	455,282	-332
Liabilities total	3,849,374	3,849,056	-317
Derivative transactions (*2) Those to which hedge accounting has not been applied Those to which hedge accounting applies (*3)	(1,860) 916	(1,860) 916	－ －
Total derivative transactions	(944)	(944)	－

(＊1)	General allowances for doubtful accounts and individual allowances for doubtful accounts corresponding to loans are deducted.
(＊2)

Derivative transactions recorded in other assets and liabilities are presented collectively.

Net claims and obligations that arise from derivative transactions are presented in net amount. A figure in parentheses denotes an item that in total is a net obligation.

(＊3)	Interest rate swaps, etc. designated as hedging instruments to offset fluctuations in market prices of government bonds that are hedged, and mainly deferred hedging is applied. “Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (Practical Issues Task Force Report No. 40, March 17, 2022; Accounting Standards Board of Japan) has been applied to these hedging relationships.

(Note 1)	The amounts recorded on the consolidated balance sheet for shares, etc. without a market price and partnership contributions, etc. are as follows, and are not included in “available-for-sale securities” under market value information of financial instruments.

(Unit: millions of yen)

Category	Amount recorded on consolidated balance sheets
Unlisted shares (*1) (*2)	1,519
Partnership contributions (*3)	1,003
(＊1)

Non-listed shares are not subject to market value disclosure under Paragraph 5 of the “Guidelines for Disclosure of Market Value, etc. of Financial Instruments.”(Guidelines on Application of Corporate Accounting Standards No. 19, March 31, 2020)

(＊2)	In the current consolidated fiscal year, the company recorded an impairment loss of 3,000,000 yen with respect to unlisted shares.
(＊3)	Partnership contributions, etc. are not subject to market value disclosure pursuant to Paragraph 27 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019).
(Note 2)	Expected redemption amount after consolidated closing of accounts for Monetary claims and securities with maturities
(Unit: millions of yen)

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Deposits	459,363	－	－	－	－	－
Call loans and purchased notes	2,888	－	－	－	－	－
Monetary claims purchased	－	－	－	－	－	7,319
Securities
Within Available-for-sale securities Those with a set term	79,051	146,572	153,051	119,040	128,178	152,793
Loans (*)	311,254	493,483	384,734	253,250	321,079	741,698
Total	852,557	640,055	537,786	372,291	449,258	901,811

(＊)	Of the loans, not included is 47,488 million yen with no prospect of the planned redemption amount , including claims against bankrupt borrowers, effectively bankrupt borrowers, and borrowers at risk of bankruptcy, and 206,414 million yen that does not have a set term.

(Note 3)	The planned repayment amount of corporate bonds, borrowed money, and other interest-bearing liabilities after the consolidated closing date

(Unit: millions of yen)

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Deposits (*)	3,195,761	187,030	6,866	－	－	－
Negotiable certificates of deposit	4,100	－	－	－	－	－
Call money and bills sold	131,119	－	－	－	－	－
Security accepted for bond lending transactions	49,241	－	－	－	－	－
Borrowed money	252,885	142,197	60,495	37	－	－
Total	3,633,108	329,228	67,361	37	－	－

(＊)	Within deposits, disclosure of demand deposits is included in “within one year.”

3.	Matters concerning the breakdown, etc. by market value level of financial instruments

The market value of financial instruments is classified into the following three levels depending on the observability and importance of inputs used in the calculation of market value.

Level 1 market value:	Among observable inputs pertaining to the calculation of market value, the market value calculated using the market values concerning assets or liabilities that are the subject of calculation of the relevant market value formed in an active market
Level 2 market value:	Among observable inputs pertaining to market value, the market value calculated using inputs pertaining to the calculation of market values other than the inputs set forth in Level 1
Level 3 market value:	The market value calculated using unobservable inputs for calculation of market values

If multiple inputs that have a significant impact on the calculation of market value are used, the market value is classified in the level with the lowest priority in the calculation of market prices from among the levels to which those inputs respectively belong.

(1)	Financial instruments reported on the consolidated balance sheet at market value

Current Consolidated Fiscal Year (March 31, 2022)                                         (Unit: millions of yen)

Category	Market value
	Level 1	Level 2	Level 3	Total
Monetary claims purchased	－	－	7,238	7,238
Securities	256,037	488,654	36,356	781,047
Securities for trading purposes	49	－	－	49
Government bonds, municipal bonds, etc.	49	－	－	49
Available-for-sale securities	255,987	488,654	36,356	780,998
Government bonds, municipal bonds, etc.	127,797	164,445	－	292,243
Corporate bonds	－	250,288	36,356	286,645
Shares	128,180	－	－	128,180
Other	8	73,919	－	73,928
Derivative Transactions	－	1,068	－	1,068
Interest-related	－	916	－	916
Currency-related	－	152	－	152
Assets total	256,037	489,722	43,594	789,354
Derivative Transactions	－	2,012	－	2,012
Interest-related	－	－	－	－
Currency-related	－	2,012	－	2,012
Liabilities total	－	2,012	－	2,012
(＊)	Investment trusts, etc. to which the transitional measures set forth in Paragraph 26 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019) have been applied are not included in the table above. The amount of relevant investment trusts, etc. on the consolidated balance sheet is 209,478 million yen.

(2)	Financial instruments other than those recorded in the consolidated balance sheet at the market value

Current Consolidated Fiscal Year (March 31, 2022)                                         (Unit: millions of yen)

Category	Market value
	Level 1	Level 2	Level 3	Total
Loans	－	－	2,784,442	2,784,442
Assets total	－	－	2,784,442	2,784,442
Deposits	－	3,389,673	－	3,389,673
Negotiable certificates of deposit	－	4,100	－	4,100
Borrowed money	－	455,282	－	455,282
Liabilities total	－	3,849,056	－	3,849,056

(Note 1)	The valuation technique used to calculate the market value, and explanation of inputs pertaining to the calculation of market value

Assets

Monetary claims purchased

Monetary claims purchased depend on the price at which they were acquired from the transacting financial institution, and based on the inputs used in the price at which they were acquired, are classified as Level 3 if using important unobservable inputs, and at the Level 2 market value in other cases.

Securities

Securities that can use unadjusted market prices in active markets are classified as Level 1 market values. These are mainly listed stocks and government bonds.

Even if the published quotation price is used, if the market is not active, these are classified as a Level 2 market values. These are mainly local government bonds, corporate bonds and mortgage-backed securities.

If market prices cannot be obtained, the market value is calculated using valuation techniques such as the discounted present value method for future cash flows. We make maximum use of observable inputs in the valuation, including inputs such as TIBOR, government bond yields, credit spreads, and loss rates in the event of bankruptcy. If an important unobservable input is used in the calculation, these are classified as Level 3 market values.

Investment trusts are based on published standard prices, etc., and by applying transitional measures in accordance with Paragraph 26 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019), are not classified at a level.

Loans

The market value of loans is calculated by discounting the total amount of principal and interest, by discounting the total amount of principal and interest at a discount rate that incorporates risk factors such as credit risk for each type of loan, internal ratings and term, and these are therefore classified as Level 3 market values because the discount rate is unobservable.

Since claims, etc. against bankrupt borrowers, effectively bankrupt borrowers and borrowers at risk of bankruptcy are calculated based on the present value of future cash flows or estimated amounts to be collected from guarantees, etc., market value is approximately the amount found by subtracting the recorded amount of allowances for doubtful accounts from the recorded amount of claims, etc. on the consolidated balance sheet on the consolidated closing date, so that value is made the market value, and these are classified as a Level 3 market value.

Liabilities

Deposits and negotiable deposits

With regard to demand deposits, the amount to be paid (book value) if a demand is made on the consolidated closing date is deemed to be the market value. In addition, the market values of term deposits and negotiable deposits are classified into certain periods, and present value is calculated by discounting future cash flows. The discount rate is the rate used for new deposits of the same type that are accepted until the end of the remaining period (over-the-counter interest rate). For transactions where the remaining period until the deposit maturity on the consolidated closing date is within one year, it is confirmed that the market value is close to the book value, and the book value is used as the market value. These are classified as Level 2 market values.

Borrowed money

With regard to borrowed money, the current value is calculated by discounting the estimated future cash flows generated from the transaction at the risk-free rate. For transactions where the remaining period up to the maturity date on the consolidated closing date is within one year, it is confirmed that the market value is close to the book value, and the book value is used as the market value. These are classified as Level 2 market values.

Derivative Transactions

With regard to derivative transactions, most are over-the-counter transactions, and since there is no published market price, the market value is calculated using the discounted present value method and other valuation methods according to the type of transaction and the period until maturity. The inputs used in these valuation techniques include interest rates and exchange rates. If an unobservable input is not used or its effects are not significant, these are classified as Level 2 market values, and they include plain vanilla type interest rate swap transactions, foreign exchange forward transactions, and the like.

(Note 2)	Information on Level 3 market values among the financial instruments recorded in the consolidated balance sheet at the market value

(1)	Quantitative information on important unobservable inputs (March 31, 2022)
Category	Valuation technique	Important unobservable inputs	Scope of inputs	Weighted average of inputs
Securities
Available-for-sale securities
Self-Guaranteed private bonds	Discount present value method	Discount rate	0.0% to 12.5%	0.3%
		Rate of loss upon insolvency	0.0% to 7.0%	1.1%

(2)	Reconciliation from the beginning balance to the ending balance of the period, and valuation gain or loss recognized as profit or loss for the current period (March 31, 2022)

(Unit: millions of yen)

	Balance at beginning of period	Current period’s profit/loss or other comprehensive income		Net purchase, sale, issuance and settlement	Transfer to Level 3 market value	Transfer from Level 3 market value	Balance at end of period	This period’s recorded profit or loss amounts that are valuation gains or losses of financial assets and financial liabilities held on the consolidated balance sheet date (＊)
		Recording of profit or loss (＊)	Recording as other comprehensive income
Monetary claims purchased
Trust beneficiary interests	3,090	－	-107	4,255	－	－	7,238	－
Securities
Available-for-sale securities
Self-Guaranteed private bonds	32,476	-5	-80	3,966	－	－	36,356	－
(＊)	These are included in “Other operating income” and “Other operating expenses” in the consolidated profit and loss statement.

(3)	Explanation of the market value appraisal process

The Bank’s group has established policies and procedures for calculating the market price at the management meeting, and each transaction division and the Compliance Risk Management Department calculate the market value in accordance therewith.

When calculating market values, we use the valuation model that enables the most appropriate reflection of the nature, characteristics and risks of individual assets. In addition, even when using quoted prices obtained from third parties, the appropriateness of these prices is verified using appropriate methods such as confirmation of the valuation techniques and inputs used and comparison with the market values of similar financial instruments.

(4)	Explanation of the impact on the market price in the case of changes in important unobservable inputs

Important unobservable inputs used in calculating the market value of self-guaranteed private bonds are the discount rate and the loss rate in the event of bankruptcy. A significant increase (decrease) in these inputs will result in a significant decline (increase) in the market price.

(Securities-Related)

In addition to securities on the consolidated balance sheet, trading account securities and trust beneficial interests in monetary claims purchased are included.

1.	Securities for trading purposes (as of March 31, 2022)
The valuation difference included in the profit or loss for the current consolidated fiscal year (millions of yen)
Securities for trading purposes	0
2.	Bonds held to maturity (as of March 31, 2022)

No applicable matters.

3.	Available-for-sale securities (as of March 31, 2022)

	Type	Amount recorded on consolidated balance sheet (millions of yen)	Acquisition cost (millions of yen)	Amount of difference (millions of yen)
Items for which amount recorded on consolidated balance sheet exceeds acquisition cost	Shares	116,051	53,269	62,782
	Bond certificates	189,453	188,243	1,210
	Japanese government bonds	999	998	0
	Local government bonds	66,897	66,687	210
	Corporate bonds	121,557	120,557	1,000
	Overseas bonds	17,788	17,673	115
	Other	93,149	82,706	10,442
	Sub total	416,443	341,892	74,551
Items for which amount recorded on consolidated balance sheet does not exceed acquisition cost	Shares	12,129	13,686	−1,557
	Bond certificates	389,434	394,612	−5,177
	Japanese government bonds	126,798	129,791	−2,992
	Local government bonds	97,548	98,805	−1,257
	Corporate bonds	165,087	166,015	−927
	Overseas bonds	56,130	58,453	−2,322
	Other	123,576	128,158	-4,581
	Sub total	581,271	594,911	-13,639
Total		997,715	936,803	60,911

4.	Available-for-sale securities sold during the current consolidated fiscal year (from April 1, 2021 to March 31, 2022)

	Sale proceeds (millions of yen)	Total gain on sale (millions of yen)	Total loss on sale (millions of yen)
Shares	13,085	5,353	532
Bond certificates	28,299	45	79
Japanese government bonds	14,501	43	32
Local government bonds	－	－	－
Corporate bonds	13,798	2	47
Overseas bonds	9,790	4	12
Other	19,261	489	967
Total	70,436	5,891	1,590

5.	Securities subject to impairment

Among securities other than securities for sale (excluding shares, etc. without market prices and partnership contributions, etc.), if the market price of the relevant securities has fallen significantly compared to the acquisition cost and the market price is not expected to recover to the acquisition cost, the relevant market value is treated as the amount reported on the consolidated balance sheet and a valuation difference is treated as a loss for the current consolidated fiscal year (“impairment loss”).

The amount of impairment loss for the current consolidated fiscal year is 72 million yen (of which, 64 million yen is for shares and 8 million is for corporate bonds).

In addition, the criteria used to determine that the market value has “fallen significantly” is that the market value has fallen by 30 percent or more compared to the acquisition cost.

Of these, all stocks with a decline rate of 50 percent or more are collectively booked as impairment losses, and for those with a decline rate of 30 percent or more but less than 50 percent, all impairment losses are recognized except for those that are deemed to have a possibility of recovery in the market price.

(Revenue Recognition-Related)

1.	Breakdown of revenue arising from contracts with customers (March 31, 2022)

(Unit: millions of yen)

	Reporting segment			Other	Total
	Banking business	Leasing Business	Total
Revenue from Service Transactions	6,809	425	7,235	874	8,109
Deposit and lending services	273	－	273	－	273
Exchange services	2,135	－	2,135	－	2,135
Agency services	4,297	－	4,297	－	4,297
Other	103	425	528	874	1,403
Other ordinary income	74	－	74	0	74
Ordinary income from contracts with customers	6,884	425	7,309	874	8,184
Ordinary income other than the above	40,457	7,352	47,809	118	47,928
Ordinary income in relation to external customers	47,341	7,778	55,119	992	56,112

(Note)	1. The respective ordinary income is listed instead of sales as for general companies.
2. The “other” category is a business segment that is not included in a reporting segment, namely the credit card business, administrative agency business, computer-based business processing, etc., and the business of forming and operating investment limited partnerships, etc.

2.	Information that serves as the basis for understanding the revenue arising from contracts with customers

Of the revenues from service transactions, etc. in the banking business described in the above breakdown information, the main revenues are loan-related fees from deposit and lending services, domestic and foreign exchange fees from exchange services, and account transfer fees and deposited asset fees from agency services, and revenue is recognized on the basis of performance completion at the time of provision of the services.

(Stock Options, etc.-Related)

1.	The amount reported as expenses and account title for the current consolidated fiscal year pertaining to stock options

General and administrative expenses: 25,000,000 yen

2.	Stock option details, scope, and changes
(1)	Stock option details
	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	13,000 shares of common stock of the Bank	12,200 shares of common stock of the Bank
Grant date	July 20, 2012	July 19, 2013
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2012 – July 20, 2042	July 20, 2013 – July 19, 2043
	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	9,100 shares of common stock of the Bank	7,100 shares of common stock of the Bank
Grant date	July 25, 2014	July 24, 2015
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 26, 2014 – July 25, 2044	July 25, 2015 – July 24, 2045
	Series 5 rights to subscribe for new shares	Series 6 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	11 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	7,400 shares of common stock of the Bank
Grant date	July 22, 2016	July 21, 2017
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2016 – July 22, 2046	July 22, 2017 – July 21, 2047

	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares
Classification and number of people subject to grant	9 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	7,700 shares of common stock of the Bank	9,500 shares of common stock of the Bank
Grant date	July 20, 2018	July 19, 2019
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2018 – July 20, 2048	July 20, 2019 – July 19, 2049
	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Classification and number of people subject to grant	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	10,800 shares of common stock of the Bank
Grant date	July 22, 2020	July 21, 2021
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2020 – July 22, 2050	July 22, 2021 – July 21, 2051

(Note)	Disclosed as equivalent number of shares

(2)	Scope of and changes in stock options

These disclosures cover the stock options that existed in the current consolidated fiscal year (ending March 2022), and state the number of stock options as the equivalent number of shares.

(i)	Number of stock options

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Before vesting
End of preceding consolidated fiscal year	－	－	－	－	－
Granted	－	－	－	－	－
Canceled	－	－	－	－	－
Vested	－	－	－	－	－
Unvested	－	－	－	－	－
After vesting
End of preceding consolidated fiscal year	4,000 shares	6,900 shares	5,800 shares	6,100 shares	10,600 shares
Vested	－	－	－	－	－
Exercised rights	2,600 shares	2,900 shares	1,900 shares	2,300 shares	2,900 shares
Canceled	－	－	－	－	－
Unexercised rights	1,400 shares	4,000 shares	3,900 shares	3,800 shares	7,700 shares

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Before vesting
End of preceding consolidated fiscal year	－	－	－	－	－
Granted	－	－	－	－	10,800 shares
Canceled	－	－	－	－	－
Vested	－	－	－	－	10,800 shares
Unvested	－	－	－	－	－
After vesting
End of preceding consolidated fiscal year	7,400 shares	7,700 shares	9,500 shares	10,600 shares	－
Vested	－	－	－	－	10,800 shares
Exercised rights	1,300 shares	100 shares	－	－	－
Canceled	－	－	－	－	－
Unexercised rights	6,100 shares	7,600 shares	9,500 shares	10,600 shares	10,800 shares

(ii)	Unit price information

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	2,848 yen	3,375 yen	3,831 yen	4,363 yen	4,566 yen
Fair unit value as of the grant date	3,645 yen	4,556 yen	4,959 yen	6,811 yen	4,466 yen

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	4,700 yen	4,700 yen	－	－	－
Fair unit value as of the grant date	6,004 yen	4,673 yen	3,523 yen	2,358 yen	2,367 yen

3.	Method of estimating fair unit value of stock options

The fair unit value for the Series 10 rights to subscribe for new shares granted in the current consolidated fiscal year is as follows.

(1)	Valuation method used: Black-Scholes model
(2)	Main basis figures and estimation method
Series 10 rights to subscribe for new shares
Share price volatility (Note 1)	30.666%
Expected remaining period (Note 2)	4.1 years
Forecasted dividend (Note 3)	120 yen/share
Risk-free interest rate (Note 4)	−0.152％

(Notes)	1. The calculation is based on the stock price performance for the period corresponding to the expected remaining period (from June 2017 to July 2021).
2. The expected remaining period is estimated as the difference between the average term of office of directors who have retired in the past 10 years and the average term of office of current incumbent directors.
3. This is the dividend performance for the fiscal year ending March 2021.
4. This is the yield of government bonds corresponding to the expected remaining term.

4.	Method of estimating the number of vesting stock options

Given the difficulty of forming reasonable estimates for the number of options to expire in the future, the estimate basically adopts the method of reflecting only the number of options that have expired in the past.

(Per-share information)

Amount of equity per share	21,811.72 yen
Net profit amount per share attributable to shareholders of the parent company	1,017.22 yen
Diluted net profit per share attributable to shareholders of the parent company	1,011.45 yen

(Significant post-balance sheet events)

Business Integration between the Bank and The Chukyo Bank, Limited.

The Aichi Bank, Ltd. (President: Yukinori Ito, hereinafter “Aichi Bank”) and The Chukyo Bank, Limited (President: Hideo Kobayashi, hereinafter “Chukyo Bank”, with both Aichi Bank and Chukyo Bank jointly referred to as the “Banks”), in accordance with a basic agreement (hereinafter the “Basic Agreement”) dated December 10, 2021, as a result of the Board of Directors meetings held at each Bank as of May 11, 2022, and assuming the approval of the Banks’ general meetings of shareholders, the acquisition of permission from relevant authorities, and MUFG Bank, Ltd. (hereinafter “MUFG Bank”) tendering all of its 8,534,385 Chukyo Bank Shares to the Treasury Stock Tender Offer (defined in 2. below), thereby legally completing the settlement of the Treasury Stock Tender Offer, the Banks have both resolved to form the “Aichi Financial Group, Inc.” (hereinafter the “Joint Holding Company”), which would function as the parent company to which the Banks will become wholly owned subsidiaries, via a joint share transfer method on October 3, 2022 (hereinafter the “Share Transfer”), on the overview of the Joint Holding Company, as well as on the terms and conditions of the Share Transfer. Both Banks have executed a business integration agreement (hereinafter the “Business Integration Agreement”), and jointly developed a share transfer plan as of the same day.

1.       Purpose of the Business Integration through the Share Transfer

(1)	Background and Purpose of the Business Integration

Aichi Bank and Chukyo Bank, as local financial institutions with their main branches located in Aichi Prefecture, which is a center for a variety of industries, have fulfilled their social missions and built solid operation bases with the support from local residents.

With recent changes in industrial structures and social environments nationwide such as environmental problems and the post-COVID-19 environment, in the Aichi Prefecture and the surrounding Tokai area in which the Banks operate (the “Region”), customer needs are becoming more sophisticated and diversified as the management issues of business customers and the lifestyles of individual customers change and the Banks believe they are at a turning point in terms of expanding their business opportunities with increased missions and roles as local financial institutions.

While the market is becoming increasingly competitive with new entrants in the financial area from different industries such as fintech companies, the Banks are required to develop new financial businesses that can be the primary source of revenue, not just as competitors of those new entrants, but by establishing business alliances that utilize their respective technologies and operating bases and by effectively taking advantage of deregulation under the Banking Act, thereby building a sustainable profit base and contributing to the local community as local financial institutions.

Being aware of such management environment and issues and continuing to respond to the expectations of local residents while the competition with other financial institutions including those in adjacent prefectures intensifies in the fertile market of the Region, which is expected to expand, the Banks decided that the best option to contribute to the development of their stakeholders is to utilize the management resources and strengths of the Banks that have built their operation bases in the Region over many years, achieve business integration between urban financial institutions, enhance their competitive edge by displaying an outstanding presence, and continue providing advanced financial services.

As they have already announced through the December 10, 2021 press release entitled “Notice Regarding Basic Agreement on Business Integration between The Aichi Bank, Ltd. and The Chukyo Bank, Limited,” both Banks have been advancing deliberations and considerations in anticipation of a business integration (hereinafter the “Business Integration”), which will proceed under a basic policy of the formation of a joint holding company, targeted for October 3, 2022, via the Share Transfer, and a future merger of both Banks under the Joint Holding Company, and as of May 11, 2022 the Banks have reached a definitive agreement regarding this Business Integration.

(2)	Method of the Share Transfer and Details of Allotment in the Share Transfer
(i)	Method of the Share Transfer

The Share Transfer be a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.

(ii)       Details of Allocation Pertaining to the Share Transfer (“Share Transfer Ratio”)

Company Name	Aichi Bank	Chukyo Bank
Share transfer ratio	3.33	1

(Note 1) Share allocation ratio

For every common share of Aichi Bank, 3.33 common shares of the Joint Holding Company shall be allocated, and for every common share of Chukyo Bank, 1 common share of the Joint Holding Company shall be allocated. The share unit of the Joint Holding Company is planned to be 100 shares.

If, as a result of the Share Transfer, shareholders of either Bank must be granted fractions of a share that do not amount to one common share of the Joint Holding Company, in accordance with Article 234 of the Companies Act and other related laws and regulations, shareholders shall be paid an amount equivalent to the value of such fractional shares amounting to less than one share.

The above share transfer ratio may change by mutual agreement of the Banks following the execution of the Business Integration Agreement, but before the effective date of the Share Transfer, if an event is newly discovered or occurs that may have a significant impact on the share transfer ratio.

(Note 2) Number of new shares to be delivered by the Joint Holding Company (planned)

Common stock: 49,094,859 shares

The above values were calculated based on the total number of common shares issued by Aichi Bank as of March 31, 2022 (10,943,240 shares), as well as the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares). However, taking into consideration the fact that Chukyo Bank is planning to acquire as treasury stock the 8,534,385 common shares owned by MUFG Bank via the Treasury Stock Tender Offer, and that the Joint Holding Company is to cancel all treasury stock owned by either Bank just before the Joint Holding Company is to acquire all of the issued shares for both Banks (hereinafter the “Basis Period”), the amount of treasury stock for Aichi Bank as of March 31, 2022 (176,172 shares), the amount of treasury stock for Chukyo Bank as of March 31, 2022 (5,150 shares), as well as the 8,534,385 common shares of Chukyo Bank owned by MUFG Bank that Chukyo Bank plans to acquire via the Treasury Stock Tender Offer, have been excluded from being subject to the new share delivery in the calculation above. Note that, if as a result of the Treasury Stock Tender Offer, shareholders of either Aichi Bank or Chukyo Bank exercise their rights to request purchases of shares, or some other event arises before the Basis Period that changes the amount of treasury stock applicable to either Bank as of March 31, 2022, this may change the number of new shares delivered by the Joint Holding Company.

(Note 3) Handling of shares constituting less than one unit

Shareholders of either Bank who are to receive allocations through the Share Transfer amounting to less than one unit (100 shares) of the common shares of the Joint Holding Company (hereinafter “Fractional Shares”) may not sell their Fractional Shares on the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”), the Nagoya Stock Exchange, Inc. (the “Nagoya Stock Exchange”), or any other financial instruments exchange. Shareholders who hold such Fractional Shares may, in accordance with the provisions of Article 192(1) of the Companies Act, demand that the Joint Holding Company purchase such Fractional Shares. Furthermore, in accordance with the provisions of Article 194(1) of the Companies Act, and the articles of incorporation of the Joint Holding Company, the Banks plan to enable shareholders to demand that the Joint Holding Company sell to them fractional shares of the Joint Holding Company equivalent to those fractional shares said shareholders already possess.

(3)Handling of rights to subscribe for new shares and bonds with rights to subscribe for new shares in conjunction with the Share Transfer

With respect to any rights to subscribe for new shares issued by Aichi Bank and Chukyo Bank, at the time of the Share Transfer, parties with rights to subscribe for new shares for either Bank will be allocated rights to subscribe for new shares applicable to the Joint Holding Company in accordance with the details of such rights and the share transfer ratio, and in accordance with the rights to subscribe for new shares applicable at the Basis Period. Neither of the Banks has issued bonds with rights to subscribe for new shares.

2.       Schedule of the Share Transfer

Friday, December 10, 2021	Execution of the Basic Agreement (Both Banks)
Wednesday, March 2, 2022	Receipt of notice by the FTC that no cease and desist order will be issued
Thursday, March 31, 2022	Record date of the annual shareholders’ meetings (Both Banks)
Wednesday, May 11, 2022

Board of directors meetings resolutions regarding the execution of the Business Integration Agreement, and the execution of the Business Integration Agreement (Both Banks)

Board of directors meetings resolutions regarding the development of the Share Transfer plan, and the development of the Share Transfer plan (Both Banks)

Board of directors meeting resolution regarding the execution of the Treasury Stock Tender Offer Application Agreement, and execution of the Treasury Stock Tender Offer Application Agreement (Chukyo Bank)

Friday, June 24, 2022 (Planned)	Holding of annual general meetings of shareholders (adoption of resolution approving the Share Transfer Plan) (Both Banks)
Thursday, September 29, 2022 (Planned)	Tokyo Stock Exchange and Nagoya Stock Exchange de-listing date (Both Banks)
Before Friday, September 30, 2022 (Planned)	Start date of Treasury Stock Tender Offer settlement
Friday, September 30, 2022 (Planned)	Record date of interim dividend for both Banks (including Special Dividend by Chukyo Bank)
Monday, October 3, 2022 (Planned)	Formation date of the Joint Holding Company (effective date of the Share Transfer) Share listing date of the Joint Holding Company
(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

3.   5. Overview of the Companies Involved in the Share Transfer (as of the end of March 2022)

Name	The Aichi Bank, Ltd.	The Chukyo Bank, Limited
Location	14-12 Sakae 3-chome, Naka-ku, Nagoya	33-13 Sakae 3-chome, Naka-ku, Nagoya
Job title and name of representative	Yukinori Ito, President	Hideo Kobayashi, President
Description of business	Banking business	Banking business
Amount of stated capital	18 billion yen	31.8 billion yen
Date of establishment	May 15, 1944	February 10, 1943
Total number of issued shares	Common stock: 10,943,240 shares	Common stock: 21,780,058 shares
Settlement Term	March 31	March 31

4.       Company to be newly founded through the Share Transfer

Trade Name	Aichi Financial Group, Inc. (English: Aichi Financial Group, Inc.)
Location of headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Functional location of principal headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Amount of stated capital	20,000 million yen
Settlement Term	March 31

5.       Overview of Accounting Processing Associated with the Share Transfer

The accounting processing associated with the Share Transfer corresponds to an acquisition under accounting standards for business combinations, and the application of the purchase method is anticipated. Furthermore, the amount of goodwill (or negative goodwill) that may arise from the Share Transfer is undetermined at this stage.

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